AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 30, 1999
------------------------------------------------------------------------------

                                                             FILE NO. 333-00987

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                   POST-EFFECTIVE AMENDMENT NO. 4 TO FORM S-1

                                       ON

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       GLENBROOK LIFE AND ANNUITY COMPANY
                           (Exact Name of Registrant)


             ARIZONA                                          35-1113325
  (State or Other Jurisdiction                             (I.R.S. Employer
of Incorporation or Organization)                       Identification Number)

                  3100 SANDERS ROAD, NORTHBROOK, ILLINOIS 60062
                                  847-402-2400
            (Address and Phone Number of Principal Executive Office)

                               MICHAEL J. VELOTTA
                  VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                       GLENBROOK LIFE AND ANNUITY COMPANY
                                3100 SANDERS ROAD
                           NORTHBROOK, ILLINOIS 60062
                                  847-402-2400
       (Name, Complete Address and Telephone Number of Agent for Service)

                                   COPIES TO:
    RICHARD T. CHOI, ESQUIRE                  TERRY R. YOUNG, ESQUIRE
FREEDMAN, LEVY, KROLL & SIMONDS        ALLSTATE LIFE FINANCIAL SERVICES, INC
 1050 CONNECTICUT AVENUE, N.W.                   3100 SANDERS ROAD
           SUITE 825                            NORTHBROOK, IL 60062
  WASHINGTON, D.C. 20036-5366

Approximate date of commencement of proposed sale to the public: The annuity contract covered by this registration statement is to be issued promptly and from time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/

                     THE GLENBROOK PROVIDER VARIABLE ANNUITY

Glenbrook Life and Annuity Company              Prospectus dated May 1, 1999
P.O. Box 94042
Palatine, IL 60094 or
Telephone Number: 1-800-755-5275


Glenbrook Life and Annuity Company ("Glenbrook") is offering the Glenbrook Provider Variable Annuity, an individual flexible premium deferred variable annuity contract ("Contract"). This prospectus contains information about the Contract that you should know before investing. Please keep it for future reference.

The Contract currently offers 25 investment alternatives ("investment alternatives"). The investment alternatives include 2 fixed account options ("Fixed Account Options") and 23 variable sub-accounts ("Variable Sub-Accounts") of the Glenbrook Life Multi-Manager Variable Account ("Variable Account"). Each Variable Sub-Account invests exclusively in shares of the following mutual funds ("Funds"):

o  AIM Variable Insurance Funds, Inc.                   o    Dreyfus Stock Index Fund
o  American Century Variable Portfolios (VP), Inc.      o    Fidelity Variable Insurance Products Fund (VIP)
o  Dean Witter Variable Investment Series (VIS)         o    Fidelity Variable Insurance Products Fund II
o  Dreyfus Variable Investment Fund (VIF)                    (VIPII)
o  The Dreyfus Socially Responsible Growth Fund, Inc.   o    MFS(R) Variable Insurance Trust



Each Fund has  multiple  investment  portfolios  ("Portfolios").  Not all of the
Funds and/or Portfolios, however, may be available with your Contract. You should check with your representative for further information on the availability of Funds and/or Portfolios. Your annuity application will list all available Portfolios.

We (Glenbrook) have filed a Statement of Additional Information, dated May 1, 1999, with the Securities and Exchange Commission ("SEC"). It contains more information about the Contract and is incorporated herein by reference, which means it is legally a part of this prospectus. Its table of contents appears on page __ of this prospectus. For a free copy, please write or call us at the address or telephone number above, or go to the SEC's Web site (http://www.sec.gov) You can find other information and documents about us, including documents that are legally part of this prospectus, at the SEC's Web site.

                         The Securities and Exchange Commission has not approved or disapproved the securities described in this prospectus, nor has it passed on the accuracy or the adequacy of this prospectus. Anyone who tells you otherwise is committing a federal crime.

                         The Contracts may be distributed through broker-dealers
                         that  have   relationships   with  banks    or  other
        IMPORTANT        financial institutions or by employees of such banks.
        NOTICES          However, the Contracts are not deposits, or obligations
                         of, or guaranteed by such institutions or any federal regulatory agency. Investment in the Contracts involves investment risks, including possible loss of principal.

                         The Contracts are not FDIC insured.

TABLE OF CONTENTS

------------------------------------------------------------------------------



                                                                                                                  Page
                                 Important Terms......................................................
          Overview               The Contract At A Glance.............................................
                                 How the Contract Works...............................................
                                 Expense Table........................................................
                                 Financial Information................................................



                                 The Contract.........................................................
                                 Purchases............................................................
                                 Contract Value.......................................................
                                 Investment Alternatives..............................................
                                          The Variable Sub-Accounts...................................
                                          The Fixed Account Options...................................
                                          Transfers...................................................
      Contract Features          Expenses.............................................................
                                 Access To Your Money.................................................
                                 Income Payments......................................................
                                 Death Benefits.......................................................



                                 More Information About:
                                          Glenbrook...................................................
                                          The Variable Account........................................
                                          The Portfolios..............................................
      Other Information                   The Contract................................................
                                          Qualified Plans.............................................
                                          Legal Matters...............................................
                                          Year 2000...................................................
                                 Taxes................................................................
                                 Annual Reports and Other Documents...................................
                                 Performance Information..............................................
                                 Appendix A--Accumulation Unit Values.................................
                                 Appendix B - Illustration of a Market Value Adjustment ..............
                                 Statement of  Additional Information Table of Contents...............



IMPORTANT TERMS

------------------------------------------------------------------------------



This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlights.

                                                                          Page

         Accumulation Phase...............................................
         Accumulation Unit ...............................................
         Accumulation Unit Value .........................................
         Anniversary Values...............................................
         Annuitant........................................................
         Automatic Additions Plan.........................................
         Automatic Portfolio Rebalancing Program..........................
         Beneficiary......................................................
         Cancellation Period..............................................
         *Contract .......................................................
         Contract Anniversary.............................................
         Contract Owner ("You") ..........................................
         Contract Value ..................................................
         Contract  Year...................................................
         Death Benefit Anniversary .......................................
         Dollar Cost Averaging Program....................................
         Due Proof of Death...............................................
         Enhanced Death  Benefit Rider....................................
         Fixed Account Options ...........................................
         Free Withdrawal Amount ..........................................
         Portfolios.......................................................
         Glenbrook ("We").................................................
         Guarantee  Periods...............................................
         Income Plan .....................................................
         Investment Alternatives .........................................
         Issue Date ......................................................
         Market Value Adjustment .........................................
         Payout Phase.....................................................
         Payout Start Date  ..............................................
         Portfolios.......................................................
         Qualified Contracts..............................................
         SEC..............................................................
         Settlement  Value ...............................................
         Systematic Withdrawal Program....................................
         Valuation Date...................................................
         Variable Account ................................................
         Variable Sub-Account ............................................


        * In certain states the Contract is available only as a group Contract. In these states, we will issue you a certificate that represents your ownership and that summarizes the provisions of the group Contract. References to "Contract" in this prospectus include certificates, unless the context requires otherwise.

THE CONTRACT AT A GLANCE

------------------------------------------------------------------------------


The following is a snapshot of the Contract. Please read the remainder of this prospectus for more information.

  ---------------------------------- -----------------------------------------

      Flexible Payments
                                     You can purchase a Contract with as little as $3,000 ($2,000 for Qualified Contracts, which are Contracts issued with qualified plans. You can add to your Contract as often and as much as you like, but each payment must be at least $50. You must maintain a minimum account size of $2,000.

  ---------------------------------- -----------------------------------------

      Right to  Cancel               You may  cancel  your  Contract
                                     within  20 days of  receipt  or any  longer
                                     period   as   your   state   may    require
                                     ("Cancellation Period"). Upon cancellation,
                                     we  will  return  your  purchase   payments
                                     adjusted, to the extent state law permits, to reflect the investment experience of any amounts allocated to the Variable Account.

  ---------------------------------- -----------------------------------------


      Expenses                       You will bear the following expenses:

                                     o    Total  Variable  Account  annual  fees
                                          equal to 1.35% of  average  daily  net
                                          assets   (1.45%  if  you   select  the
                                          Enhanced Death Benefit Rider)
                                     o    Annual contract maintenance charge of
                                          $35 (with  certain exceptions)
                                     o    Withdrawal charges  ranging  from 0%
                                          to 6% of purchase payment withdrawn
                                          (with certain exceptions)
                                     o    Transfer fee of $10 after 12th
                                          transfer in any Contract Year (fee
                                          currently waived)
                                     o    State premium tax (if your state
                                          imposes one)

                                     In addition, each Portfolio pays expenses that you will bear indirectly if you invest in a Variable Sub-Account.

  ---------------------------------- -----------------------------------------

      Investment                     The Contract offers 25 investment
      Alternatives                   alternatives including:
                                     o    2 Fixed Account Options (which credi
                                          interest at rates we guarantee)
                                     o    23 Variable Sub-Accounts  investing in
                                          Portfolios offering professional money
                                          management    by   these    investment
                                          advisers:

                                          o   A I M Advisors, Inc.
                                          o   American Century Investment
                                              Management, Inc.
                                          o   Dean Witter InterCapital, Inc.
                                          o   The Dreyfus Corporation
                                          o   Fidelity Management & Research
                                              Company
                                          o   Massachusetts Financial Services

                                     To find out current rates being paid on the
                                     Fixed   Account   Options,   call   us   at
                                     1-800-755-5275.   To   find   out  how  the
                                     Variable Sub-Accounts have performed, check out "Performance Information" beginning on page __, or call us for more current information

  ---------------------------------- -----------------------------------------


      Special Services               For your convenience, we offer these
                                     special services:

                                     o   Automatic Portfolio Rebalancing Program
                                     o   Automatic Additions Program
                                     o   Dollar Cost Averaging Program
                                     o   Systematic Withdrawal Program

  ---------------------------------- ----------------------------------------


      Income Payments                You  can  choose   fixed  income
                                     payments,  variable income  payments,  or a
                                     combination  of the  two.  You can  receive
                                     your   income   payments   in  one  of  the
                                     following ways:

                                     o   life income with guaranteed payments
                                     o   a joint and survivor life income with
                                         guaranteed payments
                                     o   guaranteed payments for a specified
                                         period  (5 to 30 years)

  ---------------------------------- -----------------------------------------


      Death Benefits                 If you or the  Annuitant  (if the
                                     Contract is owned by a non-natural  person)
                                     die before the Payout  Start Date,  we will
                                     pay  the  death  benefit  described  in the
                                     Contract.   We  offer  an  Enhanced   Death
                                     Benefit Rider.

  ---------------------------------- -----------------------------------------


      Transfers                      Before  the  Payout  Start  Date,  you  may
                                     transfer  your  Contract  value  ("Contract
                                     Value") among the investment alternatives, with certain restrictions.

                                     We do  not  currently  impose  a  fee  upon
                                     transfers. However, we reserve the right to
                                     charge  $10 per  transfer  after  the  12th
                                     transfer in each "Contract  Year," which we
                                     measure   from  the  date  we  issue   your
                                     contract   or   a   Contract    anniversary
                                     ("Contract Anniversary").

  ---------------------------------- -----------------------------------------


      Withdrawals                     You  may  withdraw  some  or all  of  your
                                      Contract  Value  at  anytime  prior to the
                                      Payout  Start Date.  In general,  you must
                                      withdraw  at  least  $50 at a time.  A 10%
                                      federal  tax  penalty  may  apply  if  you
                                      withdraw  before you are 59 1/2 years old.
                                      A  withdrawal   charge  and  Market  Value
                                      Adjustment also may apply.

  ---------------------------------- -----------------------------------------

HOW THE CONTRACT WORKS

------------------------------------------------------------------------------


     The  Contract basically works in two ways.

     First, the Contract can help you (we assume you are the Contract owner) save for retirement because you can invest in up to 25 investment alternatives and pay no federal income taxes on any earnings until you withdraw them. You do this during what we call the "Accumulation Phase" of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the "Issue Date") and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to any combination of the Variable Sub-Accounts and/or Fixed Account Options. If you invest in any of the three Fixed Account Options, you will earn a fixed rate of interest that we declare periodically. If you invest in any of the Variable Sub-Accounts, your investment return will vary up or down depending on the performance of the corresponding Portfolios.

     Second, the Contract can help you plan for retirement because you can use it to receive retirement income for life and/or for a pre-set number of years, by selecting one of the income payment options (we call these "Income Plans") described on page __. You receive income payments during what we call the "Payout Phase" of the Contract, which begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select. During the Payout Phase, if you select a fixed income payment option, we guarantee the amount of your payments, which will remain fixed. If you select a variable income payment option, based on one or more of the Variable Sub-Accounts, the amount of your payments will vary up or down depending on the performance of the corresponding Portfolios. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

     The timeline below illustrates how you might use your Contract.


  Issue                                               Payout Start
  Date             Accumulation Phase                     Date            Payout Phase
--------------------------------------------------------------------------------------------------------------------
                   You save for retirement
|                                                           |                                |                   ?

You buy                                               You elect to receive income      You can receive     Or you can receive
a Contract                                            payments or receive a            income payments     income payments
                                                      lump sum payment                 for a set period    for life

     As the Contract owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract owner or, if none, the Beneficiary will exercise the rights and privileges provided by the Contract. See "The Contract." In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract owner, or if there is none, to your Beneficiary. See "Death Benefits."

     Please call us at 1-800-755-5275 if you have any question about how the Contract works.

EXPENSE TABLE

------------------------------------------------------------------------------


The table below lists the expenses that you will bear directly or indirectly when you buy a Contract. The table and the examples that follow do not reflect premium taxes that may be imposed by the state where you reside. For more information about Variable Account expenses, see "Expenses," below. For more information about Portfolio expenses, please refer to the accompanying prospectuses for the Funds.


         ---------------------------------------------------------------------

         CONTRACT OWNER TRANSACTION EXPENSES

         Withdrawal Charge (as a percentage of purchase payments)*


         Number of Complete Years
         Since We Received the
         Purchase Payment Being
         Withdrawn:                0    1     2     3     4     5       6+

         Applicable Charge:        6%   6%    5%    5%    4%    3%      0%

         Annual Contract Maintenance Charge...........................$35.00**
         Transfer Fee................................................$10.00***

         -------------------

         * Each Contract Year, you may withdraw up to 15% of your aggregate purchase payments without incurring a withdrawal charge.

         ** We will waive this charge in certain cases.  See "Expenses."

         ***Applies solely to the thirteenth and subsequent transfers within a Contract Year, excluding transfers due to dollar cost averaging and automatic portfolio rebalancing. We are currently waiving the transfer fee.


         ---------------------------------------------------------------------

         ---------------------------------------------------------------------

         VARIABLE ACCOUNT ANNUAL EXPENSES
         (as a percentage of average daily net asset value deducted from each Variable Sub-Account)

         Mortality and Expense Risk Charge............................1.25%*
         Administrative Expense Charge................................0.10%
                   Total Variable Account Annual Expenses.............1.35%


         -------------------

         *If you select the Enhanced Death Benefit Rider, the mortality and expense risk charge is 1.35%.

         --------------------------------------------------------------------

          PORTFOLIO   ANNUAL   EXPENSES   (After   Voluntary    Reductions   and
          Reimbursements) (as a percentage of Portfolio average daily assets)


                                                                                                       Total Portfolio
Portfolio                                                 Management Fees        Other Expenses        Annual Expenses
---------                                                 ---------------        --------------        ---------------

AIM V.I. Capital Appreciation Fund                             0.62%                 0.05%                  0.67%
AIM V.I. Diversified Income Fund                               0.60%                 0.17%                  0.77%
AIM V.I. Growth and Income Fund                                0.61%                 0.04%                  0.65%
AIM V.I. Global Utilities Fund                                 0.65%                 0.46%                  1.11%
AIM V.I. Government Securities Fund                            0.50%                 0.26%                  0.76%
AIM V.I. Growth Fund                                           0.64%                 0.08%                  0.72%
AIM V.I. International Equity Fund                             0.75%                 0.16%                  0.91%
AIM V.I. Value Fund                                            0.61%                 0.05%                  0.66%
American Century VP Balanced                                   0.97%                  0.0%                  0.97%
American Century VP International                              1.47%                  0.0%                  1.47%
VIS Dividend Growth                                            0.62%                 0.01%                  0.63%
VIS European Growth                                            0.99%                 0.12%                  1.11%
VIS Utilities                                                  0.65%                 0.02%                  0.67%
VIS Quality Income Plus                                        0.50%                 0.02%                  0.52%
VIP Growth(1)                                                  0.59%                 0.07%                  0.66%
VIP High Income                                                0.58%                 0.12%                  0.70%
VIP Equity-Income(1)                                           0.49%                 0.08%                  0.57%
VIP II Contrafund(1)                                           0.59%                 0.07%                  0.66%
Dreyfus Socially Responsible Growth                            0.75%                 0.05%                  0.80%
Dreyfus Stock Index Fund                                       0.25%                 0.01%                  0.26%
VIF Small Company Stock                                        0.75%                 0.23%                  0.98%
VIF Growth and Income                                          0.75%                 0.03%                  0.78%
VIF Money Market                                               0.50%                 0.06%                  0.56%
MFS Emerging Growth                                            0.75%                 0.10%                  0.85%
MFS Limited Maturity(2)                                        0.55%                 0.48%                  1.03%


(1) Absent expense offset and other arrangements that reduce expenses, total Portfolio annual expenses expressed as a percentage of average net assets of the Portfolios would have been 0.68% for VIP Growth, 0.58% for VIP Equity-Income, and 0.70% for VIP II Contrafund.

(2) The total Portfolio annual expenses shown do not reflect expense offset and other arrangements, and are therefore higher than the actual expenses of the Portfolio.



EXAMPLE 1

The example below shows the dollar amount of expenses that you would bear directly or indirectly if you:

o    invested $1,000 in a Variable Sub-Account,
o    earned a 5% annual return on your investment,
o surrendered your Contract, or you began receiving income payments for a specified period of less than 120 months, at the end of each time period, and
o    elected the Enhanced Death Benefit Rider.

The example does not include any taxes or tax penalties you may be required to pay if you surrender your Contract.


VARIABLE SUB-ACCOUNT                                          1 Year         3 Years        5 Years         10 Years
--------------------                                          ------         -------        -------         --------

AIM V.I. Capital Appreciation                                      $73           $112            $144           $254
AIM V.I. Diversified Income                                        $74           $115            $149           $264
AIM V.I. Growth and Income                                         $73           $111            $143           $252
AIM V.I. Global Utilities Fund                                     $78           $125            $167           $299
AIM V.I. Government Securities                                     $74           $114            $149           $263
AIM V.I. Growth                                                    $74           $113            $147           $259
AIM V.I. International Equity                                      $76           $119            $156           $278
AIM V.I. Value                                                     $73           $111            $143           $253
American Century VP Balanced                                       $76           $119            $156           $277
American Century VP International                                  $82           $137            $186           $337
VIS Dividend Growth                                                $72           $107            $137           $239
VIS European Growth                                                $78           $125            $167           $299
VIS Utilities                                                      $73           $112            $144           $254
VIS Quality Income Plus                                            $72           $107            $136           $238
VIP Growth                                                         $74           $112            $144           $255
VIP High Income                                                    $74           $113            $146           $257
VIP Equity-Income                                                  $73           $109            $139           $244
VIP II Contrafund                                                  $74           $113            $146           $257
Dreyfus Socially Responsible Growth                                $75           $116            $151           $267
Dreyfus Stock Index Fund                                           $69           $ 99            $123           $210
VIF Small Company Stock                                            $77           $121            $160           $286
VIF Growth and Income                                              $75           $115            $150           $265
VIF Money Market                                                   $72           $108            $138           $242
MFS Emerging Growth                                                $75           $117            $153           $272
MFS Limited Maturity                                               $77           $123            $162           $291


EXAMPLE 2

Same assumptions as Example 1 above, except that you decided not to surrender your Contract, or you began receiving income payments for a specified period of at least 120 months at the end of each period.


VARIABLE SUB-ACCOUNT                                          1 Year         3 Years          5 Years        10 Years
--------------------                                          ------         -------          -------        --------

AIM V.I. Capital Appreciation                                      $22             $69            $118           $254
AIM V.I. Diversified Income                                        $23             $72            $124           $264
AIM V.I. Growth and Income                                         $22             $69            $117           $252
AIM V.I. Global Utilities                                          $27             $83            $141           $299
AIM V.I. Government Securities                                     $23             $72            $123           $263
AIM V.I. Growth                                                    $23             $71            $121           $259
AIM V.I. International Equity                                      $25             $77            $131           $278
AIM V.I. Value                                                     $22             $69            $118           $253
American Century VP Balanced                                       $25             $76            $130           $277
American Century VP International                                  $31             $95            $161           $337
VIS Dividend Growth                                                $21             $65            $111           $239
VIS European Growth                                                $27             $83            $141           $299
VIS Utilities                                                      $22             $69            $118           $254
VIS Quality Income Plus                                            $21             $65            $111           $238
VIP Growth                                                         $23             $70            $119           $255
VIP High Income                                                    $23             $70            $120           $257
VIP Equity-Income                                                  $22             $66            $114           $244
VIP II Contrafund                                                  $23             $70            $120           $257
Dreyfus Socially Responsible Growth                                $24             $73            $125           $267
Dreyfus Stock Index Fund                                           $18             $56            $ 97           $210
VIF Small Company Stock                                            $26             $79            $134           $286
VIF Growth and Income                                              $24             $73            $124           $265
VIF Money Market                                                   $21             $66            $113           $242
MFS Emerging Growth                                                $24             $75            $128           $272
MFS Limited Maturity                                               $26             $80            $137           $291


Please remember that you are looking at examples and not a representation of past or future earnings. Your actual expenses may be lower or greater than those shown above. Similarly, your rate of return may be lower or greater than 5%, which is not guaranteed. The above examples assume the election of the Enhanced Death Benefit Rider with a mortality and expense risk charge of 1.35%. If that rider were not elected, the expense figures shown above would be slightly lower. To reflect the contract maintenance charge in the examples, we estimated an equivalent percentage charge, based on an assumed average Contract size of $47,490.

FINANCIAL INFORMATION

------------------------------------------------------------------------------



To measure the value of your investment in the Variable Sub-Accounts during the Accumulation Phase, we use a unit of measure we call the "Accumulation Unit." Each Variable Sub-Account has a separate value for its Accumulation Units we call "Accumulation Unit Value." Accumulation Unit Value is analogous to, but not the same as, the share price of a mutual fund.

Attached as Appendix A to this prospectus are tables showing the Accumulation Unit Values of each Variable Sub-Account since its inception. To obtain a fuller picture of each Variable Sub-Account's finances, please refer to the Variable Account's financial statements contained in the Statement of Additional Information. The financial statements of Glenbrook also appear in the Statement of Additional Information.

THE CONTRACT

------------------------------------------------------------------------------



CONTRACT OWNER

The Glenbrook Provider Variable Annuity is a contract between you, the Contract owner, and Glenbrook, a life insurance company. As the Contract owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):

o the investment alternatives during the Accumulation and Payout Phases, o the amount and timing of your purchase payments and withdrawals, o the programs you want to use to invest or withdraw money, o the income payment plan you want to use to receive retirement income,
o the Annuitant (either yourself or someone else) on whose life the income payments will be based, o the Beneficiary or Beneficiaries who will receive the benefits that the Contract provides when you die, and o any other rights that the Contract provides.

If you die, any surviving Contract owner, or , if none, the Beneficiary may exercise the rights and privileges provided to them by the Contract.

The Contract cannot be jointly owned by both a non-natural person and a natural person.

You can use the Contract with or without a qualified plan. A qualified plan is a personal retirement savings plan, such as an IRA or tax-sheltered annuity, that meets the requirements of the Internal Revenue Code. Qualified plans may limit or modify your rights and privileges under the Contract. We use the term "Qualified Contract" to refer to a Contract issued with a qualified plan. See "Qualified Plans" on page __.


ANNUITANT

The Annuitant is the individual whose life determines the amount and duration of income payments (other than under Income Plans with guaranteed payments for a specified period). You initially designate an Annuitant in your application. You may change the Annuitant at any time prior to the Payout Start Date (only if the Contract owner is a natural person). You may designate a joint Annuitant, who is a second person on whose life income payments depend. We permit joint Annuitants only on or after the Payout Start Date. If the Annuitant dies prior to the Payout Start Date, the new Annuitant will be:

(i)      the youngest Contract owner; otherwise,
(ii)     the youngest Beneficiary.


BENEFICIARY

The Beneficiary is the person who may elect to receive the death benefit or become the new Contract owner if the sole surviving Contract owner dies before the Payout Start Date. If the sole surviving Contract owner dies after the Payout Start Date, the Beneficiary will receive any guaranteed income payments scheduled to continue.

You may name one or more Beneficiaries when you apply for a Contract. You may change or add Beneficiaries at any time, unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed and filed with us. Any change will be effective at the time you sign the written notice. Until we receive your written notice to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable as to any payment or settlement made prior to receiving the written notice. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly.

If you did not name a Beneficiary or, unless otherwise provided in the Beneficiary designation, if a named Beneficiary is no longer living and there are no other surviving Beneficiaries, the new Beneficiary will be:

o        your spouse or, if he or she is no longer alive,
o        your surviving children equally, or if you have no surviving children,
o        your estate.

If more than one Beneficiary survives you (or survives the Annuitant, if the Contract owner is not a natural person) we will divide the death benefit among your Beneficiaries according to your most recent written instructions. If you have not given us written instructions, we will pay the death benefit in equal amounts to the surviving Beneficiaries.


MODIFICATION OF THE CONTRACT

Only a Glenbrook officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.


ASSIGNMENT

We will not honor an assignment of an interest in a Contract as collateral or security for a loan. However, you may assign periodic income payments under the Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are payable to the Beneficiary. We will not be bound by any assignment until you sign it and file it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. You should consult with an attorney before trying to assign your Contract.

PURCHASES

------------------------------------------------------------------------------



MINIMUM PURCHASE PAYMENTS

Your initial purchase payment must be at least $3,000 ($2,000 for a Qualified Contract). All subsequent purchase payments must be $50 or more. You may make purchase payments at any time prior to the Payout Start Date. We reserve the right to limit the maximum amount of purchase payments we will accept.


AUTOMATIC ADDITIONS PROGRAM

You may make subsequent purchase payments by automatically transferring money from your bank account. Consult your sales representative for more detailed information.


ALLOCATION OF PURCHASE PAYMENTS

At the time you apply for a Contract, you must decide how to allocate your purchase payments among the investment alternatives. The allocation you specify on your application will be effective immediately. All allocations must be in whole percents that total 100% or in whole dollars. You can change your allocations by notifying us in writing.

We will allocate your purchase payments to the investment alternatives according to your most recent instructions on file with us. Unless you notify us in writing otherwise, we will allocate subsequent purchase payments according to the allocation for the previous purchase payment. We will effect any change in allocation instructions at the time we receive written notice of the change in good order.

We will credit the initial purchase payment that accompanies your completed application to your Contract within 2 business days after we receive the payment at our home office. If your application is incomplete, we will ask you to complete your application within 5 business days. If you do so, we will credit your initial purchase payment to your Contract within that 5 business day period. If you do not, we will return your purchase payment at the end of the 5 business day period unless you expressly allow us to hold it until you complete the application. We will credit subsequent purchase payments to the Contract at the close of the business day on which we receive the purchase payment at our home office.

We are open for business each day Monday through Friday that the New York Stock Exchange is open for business. We also refer to these days as "Valuation Dates." Our business day closes when the New York Stock Exchange closes, usually 4 p.m. Eastern Time (3 p.m. Central Time). If we receive your purchase payment after 3 p.m. Central Time on any Valuation Date, we will credit your purchase payment using the Accumulation Unit Values computed on the next Valuation Date.


RIGHT TO CANCEL

You may cancel the Contract by returning it to us within the Cancellation Period, which is the 20 day period after you receive the Contract, or such longer period that your state may require. You may return it by delivering it or mailing it to us. If you exercise this "Right to Cancel," the Contract terminates and we will pay you the full amount of your purchase payments allocated to the Fixed Account. We also will return your purchase payments allocated to the Variable Account adjusted, to the extent state law permits, to reflect investment gain or loss that occurred from the date of allocation through the date of cancellation. Some states may require us to return a greater amount.

In states where we are required to refund purchase payments, we reserve the right during the Cancellation Period to invest any purchase payments you allocated to a Variable Sub-Account to the Money Market Variable Sub-Account available under the Contract. We will notify you if we do so. At the end of the Cancellation Period, you may then allocate your money to other Variable Sub-Accounts.

CONTRACT VALUE

------------------------------------------------------------------------------



Your Contract Value at any time during the Accumulation Phase is equal to the sum of the value of your Accumulation Units in the Variable Sub-Accounts you have selected, plus the value of your investment in the Fixed Account Options.


ACCUMULATION UNITS

To determine the number of Accumulation Units of each Variable Sub-Account to credit to your Contract, we divide (i) the amount of the purchase payment you have allocated to a Variable Sub-Account by (ii) the Accumulation Unit Value of that Variable Sub-Account next computed after we receive your payment. For example, if we receive a $10,000 purchase payment allocated to a Variable Sub-Account when the Accumulation Unit Value for the Sub-Account is $10, we would credit 1,000 Accumulation Units of that Variable Sub-Account to your Contract.


ACCUMULATION UNIT VALUE

As a general matter, the Accumulation Unit Value for each Variable Sub-Account will rise or fall to reflect:

o changes in the share price of the Portfolio in which the Variable Sub-Account invests, and

o the deduction of amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value.

We determine contract maintenance charges, withdrawal charges, and transfer fees (currently waived) separately for each Contract. They do not affect Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units. For details on how we calculate Accumulation Unit Value, please refer to the Statement of Additional Information.

We determine a separate Accumulation Unit Value for each Variable Sub-Account on each Valuation Date. We also determine a separate set of Accumulation Unit Values reflecting the cost of the Enhanced Death Benefit Rider and the Enhanced Death and Income Benefit Combination Rider described on page __ below.

You should refer to the prospectuses for the Funds that accompany this prospectus for a description of how the assets of each Portfolio are valued, since that determination directly bears on the Accumulation Unit Value of the corresponding Variable Sub-Account and, therefore, your Contract Value.

INVESTMENT ALTERNATIVES:  The Variable Sub-Accounts

------------------------------------------------------------------------------



You may allocate your purchase payments to up to 23 Variable Sub-Accounts. Each Variable Sub-Account invests in the shares of a corresponding Portfolio. Each Portfolio has its own investment objective(s) and policies. We briefly describe the Portfolios below.

For more complete information about each Portfolio, including expenses and risks associated with the Portfolio, please refer to the accompanying prospectuses for the Funds. You should carefully review the Fund prospectuses before allocating amounts to the Variable Sub-Accounts.


------------------------------------------ -------------------------------------------------------- ----------------------
Portfolio:                                 Each Portfolio Seeks:                                      Investment Adviser:
--------------------------------------------------------------------------------------------------------------------------
AIM Variable Insurance Funds, Inc.
--------------------------------------------------------------------------------------------------------------------------
------------------------------------------ -------------------------------------------------------- ----------------------
AIM V.I. Capital Appreciation Fund         Growth of capital




                                                                                                     AIM Advisors, Inc.
------------------------------------------ -------------------------------------------------------- ----------------------
AIM V.I. Diversified Income Fund           A high level of current income
------------------------------------------ -------------------------------------------------------- ----------------------
AIM V.I. Global Utilities Fund             To achieve a high level of current income and,
                                           secondarily, capital appreciation
------------------------------------------ -------------------------------------------------------- ----------------------
AIM V.I. Government Securities Fund        A high level of current income consistent with
                                           reasonable concern for safety of principal
------------------------------------------ -------------------------------------------------------- ----------------------
AIM V.I. Growth Fund                       Growth of capital
------------------------------------------ -------------------------------------------------------- ----------------------
AIM V.I. Growth and Income Fund            Growth of capital, and secondarily, current income
------------------------------------------ -------------------------------------------------------- ----------------------
AIM V.I. International Equity Fund         Long-term growth of capital
------------------------------------------ -------------------------------------------------------- ----------------------
AIM V.I. Value Fund                        Long-term growth of capital
--------------------------------------------------------------------------------------------------------------------------
American Century Variable Portfolios (VP), Inc.
------------------------------------------ -------------------------------------------------------- ----------------------
American Century VP Balanced               Capital growth and income over time                        American Century
                                                                                                         Investment
                                                                                                      Management, Inc.
------------------------------------------ -------------------------------------------------------- ----------------------
American Century VP International          Long-term capital growth around the world
------------------------------------------ -------------------------------------------------------- ----------------------

------------------------------------------ -------------------------------------------------------- ---------------------
Portfolio:                                 Each Portfolio Seeks:                                     Investment Adviser:
-------------------------------------------------------------------------------------------------------------------------
Dean Witter Variable Investment Series (VIS)
-------------------------------------------------------------------------------------------------------------------------
------------------------------------------ -------------------------------------------------------- ---------------------
VIS Dividend Growth                        Reasonable current income and long-term growth of
                                           income and capital
                                                                                                        Dean Witter
                                                                                                     InterCapital, Inc.
------------------------------------------ -------------------------------------------------------- ---------------------
VIS European Growth                        To maximize capital appreciation
------------------------------------------ -------------------------------------------------------- ---------------------
VIS Quality Income Plus                    To earn a high level of current income and,
                                           secondarily, capital appreciation
------------------------------------------ -------------------------------------------------------- ---------------------
VIS Utilities                              Current income and long-term growth of income
-------------------------------------------------------------------------------------------------------------------------
Dreyfus Variable Investment Fund (VIF); The Dreyfus Socially Responsible Growth Fund, Inc.; and Dreyfus Stock Index
Fund (collectively, the Dreyfus Funds)
-------------------------------------------------------------------------------------------------------------------------
VIF                                        Growth and Income  Long-term  capital
                                           growth,  current income and growth of
                                           income,  consistent  with  reasonable
                                           investment risk



                                                                                                            The
                                                                                                          Dreyfus
                                                                                                        Corporation
------------------------------------------ -------------------------------------------------------- ---------------------
VIF Money Market                           Current income as is consistent with the preservation
                                           of capital and the maintenance of liquidity
------------------------------------------ -------------------------------------------------------- ---------------------
VIF Small Company Stock                    Investment results that are greater than the total
                                           performance of the Russell 2500(TM) Index
------------------------------------------ -------------------------------------------------------- ---------------------
The Dreyfus Socially Responsible Growth Capital growth and, secondarily, current income Fund, Inc.
------------------------------------------ -------------------------------------------------------- ---------------------
Dreyfus                                    Stock Index Fund  Investment  results
                                           that  correspond  to  the  price  and
                                           yield  performance  of the Standard &
                                           Poor's  500  Composite   Stock  Price
                                           Index
-------------------------------------------------------------------------------------------------------------------------
Fidelity Variable Insurance Products Fund II (VIPII)
-------------------------------------------------- ------------------------------------------------ ---------------------
VIP II Contrafund                                  Capital appreciation                             Fidelity Management
                                                                                                     & Research Company
------------------------------------------ -------------------------------------------------------- ---------------------
-------------------------------------------------------------------------------------------------------------------------
Fidelity Variable Insurance Products Fund (VIP)
-------------------------------------------------------------------------------------------------------------------------
VIP High Income                            High current income                                      Fidelity Management
                                                                                                     & Research Company
------------------------------------------ -------------------------------------------------------- ---------------------
VIP Equity-Income                          Reasonable income
------------------------------------------ -------------------------------------------------------- ---------------------
VIP Growth                                 Capital appreciation
-------------------------------------------------------------------------------------------------------------------------
MFS(R) Variable Insurance Trust SM*
-------------------------------------------------------------------------------------------------------------------------
------------------------------------------ -------------------------------------------------------- ---------------------
MFS Emerging Growth Series                 Long-term growth of capital
                                                                                                       Massachusetts
                                                                                                         Financial
                                                                                                          Services
------------------------------------------ -------------------------------------------------------- ---------------------
MFS                                        Limited Maturity Series To provide as
                                           high a level of current  income as is
                                           believed   to  be   consistent   with
                                           prudent investment risk
------------------------------------------ -------------------------------------------------------- ---------------------


* Effective May 1, 1999, the MFS Variable Sub-Accounts are closed to new investment (including transfers).

Amounts you allocate to Variable Sub-Accounts may grow in value, decline in value, or grow less than you expect, depending on the investment performance of the Portfolios in which those Variable Sub-Accounts invest. You bear the investment risk that the Portfolios might not meet their investment objectives. Shares of the Portfolios are not deposits, or obligations of, or guaranteed or endorsed by any bank and are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

INVESTMENT ALTERNATIVES : The Fixed Account Options


------------------------------------------------------------------------------


You may allocate all or a portion of your purchase payments to the Fixed Account. You may choose from among 2 Fixed Account Options including a dollar cost averaging option and the option to invest in one or more Guarantee Periods. The Fixed Account Options may not be available in all states. Please consult with your sales representative for current information. The Fixed Account supports our insurance and annuity obligations. The Fixed Account consists of our general assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the Fixed Account, subject to applicable law. Any money you allocate to a Fixed Account Option does not entitle you to share in the investment experience of the Fixed Account.


DOLLAR COST AVERAGING FIXED ACCOUNT OPTIONS

Dollar Cost Averaging Fixed Account Option. Purchase payments that you allocate to the Dollar Cost Averaging Fixed Account Option ("DCA Fixed Account Option") will earn interest for a one year period at the current rate in effect at the time of allocation. We will credit interest daily at a rate that will compound over the year to the annual interest rate we guaranteed at the time of allocation. After the one year period, we will declare a renewal rate which we guarantee for a full year. Subsequent renewal dates will be every twelve months for each payment or transfer.

We will follow your instructions in transferring amounts monthly from the DCA Fixed Account Option. However, you may not choose less than 3 or more than 36 monthly installments. Further, you must transfer each purchase payment and all its earnings out of this Option by means of dollar cost averaging within 36 months of payment. At the end of 36 months, we will transfer the remaining payment and associated earnings to the Money Market Variable Sub-Account. No transfers are permitted into the Dollar Cost Averaging Fixed Account.

We bear the investment risk for all amounts allocated to the DCA Fixed Account Option. That is because we guarantee the current and renewal interest rates we credit to the amounts you allocate to this Option, which will never be less than the minimum guaranteed rate in the Contract. Currently, we determine, in our sole discretion, the amount of interest credited in excess of the guaranteed rate.

We may declare more than one interest rate for different monies based upon the date of allocation to the DCA Fixed Account Option. For current interest rate information, please contact your sales representative or our customer support unit at 1-800-755-5275.


GUARANTEE PERIODS

Each payment or transfer allocated to a Guarantee Period earns interest at a specified rate that we guarantee for a period of years. Guarantee Periods may range from 1 to 10 years. We are currently offering Guarantee Periods of 3, 5, 7, and ten years in length. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.

You select the Guarantee Period for each payment or transfer. If you do not select a Guarantee Period, we will assign the same period(s) you selected for your most recent purchase payment.

Each payment or transfer allocated to a Guarantee Period must be at least $50. We reserve the right to limit the number of additional purchase payments that you may allocate to this Option.

Interest Rates. We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We will not change the interest rate that we credit to a particular allocation until the end of the relevant Guarantee Period. We may declare different interest rates for Guarantee Periods of the same length that begin at different times.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on investment returns available at the time of the determination. In addition, we may consider various other factors in determining interest rates including regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. We determine the interest rates to be declared in our sole discretion. We can neither predict nor guarantee what those rates will be in the future. For current interest rate information, please contact your sales representative or Glenbrook at 1-800-755-5275.

How We Credit Interest. We will credit interest daily to each amount allocated to a Guarantee Period at a rate that compounds to the annual interest rate that we declared at the beginning of the applicable Guarantee Period. The following example illustrates how a purchase payment allocated to a Guaranteed Period would grow, given an assumed Guarantee Period and annual interest rate:

Purchase Payment..............................$10,000
Guarantee Period..............................5 years
Annual Interest Rate........................... 4.50%

                              END OF CONTRACT YEAR

                                             YEAR 1       YEAR 2        YEAR 3        YEAR 4       YEAR 5
                                             ------       ------        ------        ------       ------
Beginning Contract Value                   $10,000.00
X (1 + Annual Interest Rate)                 X  1.045
                                           $10,450.00
Contract Value at end of Contract Year                  $10,450.00
X (1 + Annual Interest Rate)                              X  1.045
                                                        $10,920.25
Contract Value at end of Contract Year                                $10,920.25
X (1 + Annual Interest Rate)                                            X  1.045
                                                                      $11,411.66
Contract Value at end of Contract Year                                             $11,411.66
X (1 + Annual Interest Rate)                                                          X 1.045
                                                                                   $11,925.19
Contract Value at end of Contract Year                                                            $11,925.19
X (1 + Annual Interest Rate)                                                                        X  1.045
                                                                                                  $12,461.82
Total Interest Credited During Guarantee Period = $2,461.82 ($12,461.82 -$10,000)


This example assumes no withdrawals during the entire 5 year Guarantee Period. If you were to make a partial withdrawal, you may be required to pay a withdrawal charge. In addition, the amount withdrawn may be increased or decreased by a Market Value Adjustment that reflects changes in interest rates since the time you invested the amount withdrawn. The hypothetical interest rate is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract. Actual interest rates declared for any given Guarantee Period may be more or less than shown above.

Renewals. Prior to the end of each Guarantee Period, we will mail you a notice asking you what to do with your money, including the accrued interest. During the 30-day period after the end of the Guarantee Period, you may:

1) take no action. We will automatically apply your money to a new Guarantee Period of the same length as the expiring Guarantee Period. The new Guarantee Period will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for a Guarantee Period of that length; or

2) instruct us to apply your money to one or more new Guarantee Periods of your choice. The new Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

3) instruct us to transfer all or a portion of your money to one or more Variable Sub-Accounts of the Variable Account. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market Value Adjustment; or

4) withdraw all or a portion of your money. You may be required to pay a withdrawal charge, but we will not adjust the amount withdrawn to include a Market Value Adjustment. You may also be required to pay premium taxes and withholding, if applicable. We will pay interest from the day the Guarantee Period expired until the date of withdrawal. The interest will be the rate for the shortest Guarantee Period then being offered. Amounts not withdrawn will be applied to a new Guarantee Period of the same length as the previous Guarantee Period. The new Guarantee Period will begin on the day the previous Guarantee Period ends.

Under our  Automatic  Laddering  Program,  you may choose,  in  advance,  to use
Guarantee Periods of the same length for all renewals. You can select this Program at any time during the Accumulation Phase, including on the Issue Date. We will apply renewals to Guarantee Periods of the selected length until you direct us in writing to stop. We may stop offering this Program at any time. For additional information on the Automatic Laddering Program, please call our Customer Service unit at 1-800-755-5275.

Market Value Adjustment. All withdrawals and transfers from a Guarantee Period, other than those taken during the 30 day period after such Guarantee Period expires, are subject to a Market Value Adjustment. A Market Value Adjustment also may apply upon payment of a death benefit and when you apply amounts currently invested in a Guarantee Period to an Income Plan (unless paid or applied during the 30-day period after such Guarantee Period expires). We also will not apply a Market Value Adjustment to a withdrawal you make within the Free Withdrawal Amount as described on page __.

We apply the Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Guarantee Period to the time you remove it from that Guarantee Period. We calculate the Market Value Adjustment by comparing the Treasury Rate for a period equal to the Guarantee Period at its inception to the Treasury Rate for a period equal to the Guarantee Period when you remove your money. "Treasury Rate" means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Bulletin Release H.15.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates increase significantly, the Market Value Adjustment and any withdrawal charge, premium taxes, and income tax withholding (if applicable) could reduce the amount you receive upon full withdrawal from a Guaranteed Period to an amount that is less than the purchase payment applied to that period plus interest earned under the Contract.

Generally, if the original Treasury Rate at the time you allocate money to a Guarantee Period is higher than the applicable current Treasury Rate for a period equal to the Guarantee Period, then the Market Value Adjustment will result in a higher amount payable to you, transferred or applied to an Income Plan. Conversely, if the Treasury Rate at the time you allocate money to a Guarantee Period is lower than the applicable Treasury Rate for a period equal to the Guarantee Period, then the Market Value Adjustment will result in a lower amount payable to you, transferred or applied to an Income Plan.

For  example,  assume  that you  purchase a  Contract  and you select an initial
Guarantee Period of 5 years and the 5 year Treasury Rate for that duration is 4.50%. Assume that at the end of 3 years, you make a partial withdrawal. If, at that later time, the current 5 year Treasury Rate is 4.20%, then the Market
Value Adjustment will be positive, which will result in an increase in the amount payable to you. Conversely, if the current 5 year Treasury Rate is 4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

The formula for calculating Market Value Adjustments is set forth in Appendix B to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.

INVESTMENT ALTERNATIVES:  Transfers


------------------------------------------------------------------------------


TRANSFERS DURING THE ACCUMULATION PHASE

During the Accumulation Phase, you may transfer Contract Value among the investment alternatives. You may request transfers in writing on a form that we provided or by telephone according to the procedure described below. The minimum amount that you may transfer into a Guarantee Period is $50. We currently do not assess, but reserve the right to assess, a $10 charge on each transfer in excess of 12 per Contract Year. We treat transfers to or from more than one Portfolio on the same day as one transfer.

We will process transfer requests that we receive before 3:00 p.m. Central Time on any Valuation Date using the Accumulation Unit Values for that Date. We will process requests completed after 3:00 p.m. on any Valuation Date using the Accumulation Unit Values for the next Valuation Date. The Contract permits us to defer transfers from the Fixed Account for up to six months from the date we receive your request. If we decide to postpone transfers for 30 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date we receive the transfer request to the date we make the transfer.

If you transfer an amount from a Guarantee Period other than during the 30 day period after such Guarantee Period expires, we will increase or decrease the amount by a Market Value Adjustment.

We reserve the right to waive any transfer restrictions.


TRANSFERS DURING THE PAYOUT PHASE

During the Payout Phase, you may make transfers among the Variable Sub-Accounts so as to change the relative weighting of the Variable Sub-Accounts on which your variable income payments will be based. In addition, you will have a limited ability to make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. You may not, however, convert any portion of your right to receive fixed income payments into variable income payments.

If you choose an Income Plan that depends on any person's life, you may not make any transfers for the first 6 months after the Payout Start Date. Thereafter, you may make transfers among the Variable Sub-Accounts or make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. Your transfers must be at least 6 months apart.


TELEPHONE TRANSFERS

You may make transfers by telephone by calling 1-800-755-5275 if you first send us a completed authorization form. The cut off time for telephone transfer requests is 3:00 p.m. Central time. In the event that the New York Stock Exchange closes early, i.e., before 3:00 p.m. Central Time, or in the event that the Exchange closes early for a period of time but then reopens for trading on the same day, we will process telephone transfer requests as of the close of the Exchange on that particular day. We will not accept telephone requests received at any telephone number other than the number that appears in this paragraph or received after the close of trading on the Exchange.

We may suspend, modify or terminate the telephone transfer privilege at any time without notice.

We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.


DOLLAR COST AVERAGING PROGRAM

Through our Dollar Cost Averaging Program, you may automatically transfer a fixed dollar amount every month during the Accumulation Phase from the Dollar Cost Averaging Fixed Account, to any Variable Sub-Account. You may not use the Dollar Cost Averaging Program to transfer amounts to the Guarantee Periods.

We will not charge a transfer fee for transfers made under this Program, nor will such transfer count against the 12 transfers you can make each Contract Year without paying a transfer fee.

The theory of dollar cost averaging is that if purchases of equal dollar amounts are made at fluctuating prices, the aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in this Program does not assure you of a greater profit from your purchases under the Program nor will it prevent or necessarily reduce losses in a declining market. Call or write us for instructions on how to enroll.


AUTOMATIC PORTFOLIO REBALANCING PROGRAM

Once you have allocated your money among the Variable Sub-Accounts, the performance of each Sub-Account may cause a shift in the percentage you allocated to each Sub-Account. If you select our Automatic Portfolio Rebalancing Program, we will automatically rebalance the Contract Value in each Variable Sub-Account and return it to the desired percentage allocations. We will not include money you allocate to the Fixed Account Options in the Automatic Portfolio Rebalancing Program.

We will rebalance your account each quarter according to your instructions. We will transfer amounts among the Variable Sub-Accounts to achieve the percentage allocations you specify. You can change your allocations at any time by contacting us in writing or by telephone. The new allocation will be effective with the first rebalancing that occurs after we receive your request. We are not responsible for rebalancing that occurs prior to receipt of your request.

Example:

      Assume that you want your initial purchase payment split among 2 Variable Sub-Accounts. You want 40% to be in the AIM V.I. High Yield Variable Sub-Account and 60% to be in the AIM V.I. Growth Variable Sub-Account. Over the next 2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the AIM V.I. High Yield Variable Sub-Account now represents 50% of your holdings because of its increase in value. If you choose to have your holdings rebalanced quarterly, on the first day of the next quarter, we would sell some of your units in the AIM V.I. High Yield Variable Sub-Account and use the money to buy more units in the AIM V.I. Growth Variable Sub-Account so that the percentage allocations would again be 40% and 60% respectively.

The Automatic Portfolio Rebalancing Program is available only during the Accumulation Phase. The transfers made under the Program do not count towards the 12 transfers you can make without paying a transfer fee, and are not subject to a transfer fee. Portfolio rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the better performing segments.

EXPENSES


------------------------------------------------------------------------------


As a Contract owner, you will bear, directly or indirectly, the charges and expenses described below.


CONTRACT MAINTENANCE CHARGE

During the Accumulation Phase, on each Contract Anniversary, we will deduct a $35 contract maintenance charge from your Contract Value invested in each Variable Sub-Account in proportion to the amount invested. If you surrender your Contract, we will deduct the contract maintenance charge pro rated for the part of the Contract Year elapsed, unless your Contract qualifies for a waiver, described below.

The charge is to compensate us for the cost of administering the Contracts and the Variable Account. Maintenance costs include expenses we incur in billing and collecting purchase payments; keeping records; processing death claims, cash withdrawals, and policy changes; proxy statements; calculating Accumulation Unit Values and income payments; and issuing reports to Contract owners and regulatory agencies. We cannot increase the charge. We will waive this charge if, as of the Contract Anniversary or upon full surrender:

o        total purchase payments equal $50,000 or more, or
o        all money is allocated to the Fixed Account.

In addition, we will waive the contract maintenance charge if total purchase payments are $50,000 or more as of the Payout Start Date.


MORTALITY AND EXPENSE RISK CHARGE

We deduct a mortality and expense risk charge daily at an annual rate of 1.25% of the daily net assets you have invested in the Variable Sub-Accounts (1.35% if you select the Enhanced Death Benefit Rider). The mortality and expense risk charge is for all the insurance benefits available with your Contract (including our guarantee of annuity rates and the death benefits), for certain expenses of the Contract, and for assuming the risk (expense risk) that the current charges will be sufficient in the future to cover the cost of administering the Contract. If the charges under the Contract are not sufficient, then we will bear the loss. We charge an additional amount for the Enhanced Death Benefit Rider to compensate us for the additional risk that we accept by providing these options.

We guarantee the mortality and expense risk charge and we cannot increase it. We assess the mortality and expense risk charge during both during the Accumulation Phase and the Payout Phase.


ADMINISTRATIVE EXPENSE CHARGE

We deduct an administrative expense charge daily at an annual rate of 0.10% of the average daily net assets you have invested in the Variable Sub-Accounts. We intend this charge to cover actual administrative expenses that exceed the revenues from the contract maintenance charge. There is no necessary relationship between the amount of administrative charge imposed on a given Contract and the amount of expenses that may be attributed to that Contract. We assess this charge each day during the Accumulation Phase and the Payout Phase. We guarantee that we will not raise this charge.


TRANSFER FEE

We do not currently impose a fee upon transfers among the investment alternatives. However, we reserve the right to charge $10 per transfer after the 12th transfer in each Contract Year. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging or Automatic Portfolio Rebalancing Program.

WITHDRAWAL CHARGE

We may assess a withdrawal charge of up to 6% of the purchase payment(s) you withdraw. The charge declines to 0% over a 6 year period that begins on the day we receive your payment. A schedule showing how the charge declines is shown on page ___, above. During each Contract Year, you can withdraw up to 15% of the aggregate amount of your purchase payments without paying the charge. Unused portions of this "Free Withdrawal Amount" are not carried forward to future Contract Years. We will deduct withdrawal charges, if applicable, from the amount paid.

For purposes of the withdrawal charge, we will treat withdrawals as coming from the oldest purchase payments first. However, for federal income tax purposes, please note that withdrawals are considered to have come first from earnings, which means you pay taxes on the earnings portion of your withdrawal.

We do not apply a withdrawal charge in the following situations:

o    on the Payout Start Date;

o the death of the Contract owner (Annuitant if Contract owner is not a natural person);

o withdrawals taken to satisfy IRS minimum distribution rules for the Contract; or

o    withdrawals that qualify for one of the waivers as described below.

We use the amounts obtained from the withdrawal charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts. To the extent that the withdrawal charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.

Withdrawals also may be subject to tax penalties or income tax and a Market Value Adjustment. You should consult your own tax counsel or other tax advisers regarding any withdrawals.

Confinement Waiver. We will waive the withdrawal charge and any Market Value Adjustment on all withdrawals taken prior to the Payout Start Date under your Contract if the following conditions are satisfied:

     1) you or the Annuitant, if the Contract owner are not a natural person, are confined to a long term care facility or a hospital for at least 90 consecutive days. You or the Annuitant must enter the long term care facility or hospital at least 30 days after the Issue Date;

     2) You request the withdrawal and provide written proof of the stay no later than 90 days following the end of your or the Annuitant's stay at the long term care facility or hospital; and

     3) A physician must have prescribed the stay and the stay must be medically necessary (as defined in the Contract).

You may not claim this benefit if you, the Annuitant, or a member of your or the
Annuitant's   immediate  family,  is  the  physician  prescribing  your  or  the
Annuitant's stay in a long term care facility.

Terminal Illness Waiver. We will waive the withdrawal charge and any Market Value Adjustment on all withdrawals taken prior to the Payout Start Date under your Contract if:

     1) you or the Annuitant (if the Contract owner is not a natural person) are first diagnosed with a terminal illness at least 30 days after the Issue Date; and

     2)   you claim this benefit and deliver adequate proof of diagnosis to us.

Unemployment Waiver. We will waive the withdrawal charge and any Market Value Adjustment on one partial or a full withdrawal taken prior to the Payout Start Date under your Contract, if you meet the following requirements:

     1) you or the Annuitant, if the Contract owner is not a natural person,, become unemployed at least one year after the Issue Date;

     2) you or the Annuitant, if the Contract owner is not a natural person, receive unemployment compensation as defined in the Contract for at least 30 days as a result of that unemployment; and

     3) you or the Annuitant, if the Contract owner is not a natural person, claim this benefit within 180 days of your or the Annuitant's initial receipt of unemployment compensation.

You may exercise this benefit once during the life of your Contract.

Please refer to your Contract for more detailed information about the terms and conditions of these waivers.

The laws of your state may limit the availability of these waivers and may also change certain terms and/or benefits available under the waivers. You should consult your Contract for further details on these variations. Also, even if you do not need to pay our withdrawal charge or a Market Value Adjustment because of these waivers, you still may be required to pay taxes or tax penalties on the amount withdrawn. You should consult your tax adviser to determine the effect of a withdrawal on your taxes.


PREMIUM TAXES

Some states and other governmental entities (e.g., municipalities) charge premium taxes or similar taxes. We are responsible for paying these taxes and will deduct them from your Contract Value. Some of these taxes are due when the Contract is issued, others are due when income payments begin or upon surrender. Our current practice is not to charge anyone for these taxes until income payments begin or when a total withdrawal occurs, including payment upon death. We may discontinue this practice some time in the future and deduct premium taxes from the purchase payments. Premium taxes generally range from 0% to 4%, depending on the state.

At the Payout Start Date, we deduct the charge for premium taxes from each investment alternative in the proportion that the Contract owner's value in the investment alternative bears to the total Contract Value.


DEDUCTION FOR SEPARATE ACCOUNT INCOME TAXES

We are not currently maintaining a provision for taxes. In the future, however, we may establish a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Variable Account. We will deduct for any taxes we incur as a result of the operation of the Variable Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Internal Revenue Code is briefly described in the Statement of Additional Information.


OTHER EXPENSES

Each Portfolio deducts advisory fees and other expenses from its assets. You indirectly bear the charges and expenses of the Portfolios whose shares are held by the Variable Sub-Accounts. These fees and expenses are described in the accompanying prospectuses for the Funds. For a summary of current estimates of those charges and expenses, see pages ___ above. We may receive compensation from the investment advisers or administrators of the Portfolios in connection with the administrative services we provide to the Portfolios.

ACCESS TO YOUR MONEY


------------------------------------------------------------------------------


You can withdraw some or all of your Contract Value at any time prior to the Payout Start Date.

The amount payable upon withdrawal is the Contract Value next computed after we receive the request for a withdrawal at our home office, adjusted by any Market Value Adjustment, less any withdrawal charges, contract maintenance charges, income tax withholding, penalty tax, and any premium taxes. We will pay withdrawals from the Variable Account within 7 days of receipt of the request, subject to postponement in certain circumstances.

You can withdraw money from the Variable Account or the Fixed Account Options. To complete a partial withdrawal from the Variable Account, we will cancel Accumulation Units in an amount equal to the withdrawal and any applicable withdrawal charge and premium taxes.

You must name the investment alternative from which you are taking the withdrawal. If none is named, then the withdrawal request is incomplete and cannot be honored.

In general, you must withdraw at least $50 at a time. You also may withdraw a lesser amount if you are withdrawing your entire interest in a Variable Sub-Account.

If you request a total withdrawal, you must return your Contract to us.


POSTPONEMENT OF PAYMENTS

We may postpone the payment of any amounts due from the Variable Account under the Contract if:

1) The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted;

2)   An emergency exists as defined by the SEC; or

3)   The SEC permits delay for your protection.

In addition, we may delay payments or transfers from the Fixed Account Options for up to 6 months or shorter period if required by law. If we delay payment for 30 days or more, we will pay interest as required by law.


SYSTEMATIC WITHDRAWAL PROGRAM

You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date. The minimum amount of each systematic withdrawal is $50. At our discretion, systematic withdrawals may not be offered in conjunction with the Dollar Cost Averaging Program or Automatic Portfolio Rebalancing Program.

Depending on fluctuations in the net asset value of the Variable Sub-Accounts and the value of the Fixed Account Options, systematic withdrawals may reduce or even exhaust the Contract Value. Income taxes may apply to systematic withdrawals. Please consult your tax advisor before taking any withdrawal.

We will make systematic withdrawal payments to you or your designated payee. We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.


MINIMUM CONTRACT VALUE

If your request for a partial withdrawal would reduce your Contract Value to less than $2,000, we may treat it as a request to withdraw your entire Contract Value. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges, and premium taxes.

INCOME PAYMENTS

------------------------------------------------------------------------------



PAYOUT START DATE

You select the Payout Start Date in your application. The Payout Start Date is the day that money is applied to an Income Plan. The Payout Start Date must be:

o    at least 30 days after the Issue Date; and

o no later than the day the Annuitant reaches age 90, or the 10th Contract Anniversary, if later.

You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.


INCOME PLANS

An Income Plan is a series of scheduled payments to you or someone you designate. You may choose and change your choice of Income Plan until 30 days before the Payout Start Date. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with guaranteed payments for 10 years.

Three Income Plans are available under the Contract. Each is available to provide:

o        fixed income payments;
o        variable income payments; or
o        a combination of the two.

The three Income Plans are:

         Income Plan 1 -- Life Income with Guaranteed Payments. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

         Income Plan 2 -- Joint and Survivor Life Income with Guaranteed Payments. Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant is alive. If both the Annuitant and the joint Annuitant die before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

         Income Plan 3 -- Guaranteed Payments for a Specified Period (5 Years to 30 Years). Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant's life. You may elect to receive guaranteed payments for periods ranging from 5 to 30 years. We will deduct the mortality and expense risk charge from variable income payments even though we may not bear any mortality risk.

The length of any guaranteed payment period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule, longer guarantee periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no minimum specified period for guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a minimum specified period for guaranteed payments.

If you choose Income Plan 1 or 2, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant are alive before we make each payment. Please note that under such Income Plans, if you elect to take no minimum guaranteed payments, it is possible that the payee could receive only 1 income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only 2 income payments if they die before the third income payment, and so on.

Generally, you may not make withdrawals after the Payout Start Date. One exception to this rule applies if you are receiving variable income payments that do not depend on the life of the Annuitant (such as under Income Plan 3). In that case you may terminate the Variable Account portion of the income payments at any time and receive a lump sum equal to the commuted balance of the remaining variable payments due. A withdrawal charge may apply. We also assess applicable premium taxes against all income payments.

We may make other Income Plans available. You may obtain information about them by writing or calling us.

You must apply at least the Contract Value in the Fixed Account on the Payout Start Date to fixed income payments. If you wish to apply any portion of your Fixed Account balance to provide variable income payments, you should plan ahead and transfer that amount to the Variable Sub-Accounts prior to the Payout Start Date. If you do not tell us how to allocate your Contract Value among fixed and variable income payments, we will apply your Contract Value in the Variable Account to variable income payments and your Contract Value in the Fixed Account to fixed income payments.

We will apply your Contract Value, adjusted by a Market Value Adjustment, less applicable taxes to your Income Plan on the Payout Start Date. If the amount available to apply under an Income Plan is less than $2,000, or not enough to provide an initial payment of at least $20, and state law permits, we may:

o pay you the Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen; or

o    reduce the frequency of your payments so that each payment will be at least
     $20.


VARIABLE INCOME PAYMENTS

The amount of your variable income payments depends upon the investment results of the Variable Sub-Accounts you select, the premium taxes you pay, the age and sex of the Annuitant, and the Income Plan you choose. We guarantee that the payments will not be affected by (a) actual mortality experience and (b) the amount of our administration expenses.

We cannot predict the total amount of your variable income payments. Your variable income payments may be more or less than your total purchase payments because (a) variable income payments vary with the investment results of the underlying Portfolios; and (b) the Annuitant could live longer or shorter than we expect based on the tables we use.

In calculating the amount of the periodic payments in the annuity tables in the Contract, we assumed an annual investment rate of 3%. If the actual net investment return of the Variable Sub-Accounts you choose is less than this assumed investment rate, then the dollar amount of your variable income payments will decrease. The dollar amount of your variable income payments will increase, however, if the actual net investment return exceeds the assumed investment rate. The dollar amount of the variable income payments stays level if the net investment return equals the assumed investment rate. Please refer to the Statement of Additional Information for more detailed information as to how we determine variable income payments.


FIXED INCOME PAYMENTS

We guarantee income payment amounts derived from any Fixed Account Option for the duration of the Income Plan. We calculate the fixed income payments by:

1) adjusting the portion of the Contract Value in any Fixed Account Option on the Payout Start Date by any applicable Market Value Adjustment;

2)   deducting any applicable premium tax; and

3) applying the resulting amount to the greater of (a) the appropriate value from the income payment table in your Contract or (b) such other value as we are offering at that time.


We may defer making fixed income payments for a period of up to 6 months or any shorter time state law may require. If we defer payments for 30 days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.


CERTAIN EMPLOYEE BENEFIT PLANS

The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by applicable law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the purchase of a Contract is appropriate.

DEATH BENEFITS

------------------------------------------------------------------------------



We will pay a death benefit prior to the Payout Start Date on:

1)   the death of any Contract owner or,

2) the death of the Annuitant, if the Contract is owned by a non-natural person.

We will pay the death benefit to the new Contract owner as determined immediately after the death. The new Contract owner would be a surviving Contract owner or, if none, the Beneficiary.

A claim for a distribution on death must include Due Proof of Death. We will accept the following documentation as "Due Proof of Death":

o    a certified copy of a death certificate,

o a certified copy of a decree of a court of competent jurisdiction as to the funding of death, or

o    any other proof acceptable to us.


Death Benefit Amount

Prior to the Payout Start Date, the death benefit is equal to the greatest of:

1) the Contract Value as of the date we determine the value of the death benefit, or

2) the Settlement Value (that is, the amount payable on a full withdrawal of Contract Value) on the date we determine the value of the death benefit, or

3) the Contract Value on each Death Benefit Anniversary prior to the date we determine the death benefit, increased by purchase payments made since that Death Benefit Anniversary and reduced by an adjustment for any partial withdrawals since that Death Benefit Anniversary. A "Death Benefit Anniversary" is every seventh Contract Anniversary beginning with the Issue Date. For example, the Issue Date, 7th and 14th Contract Anniversaries are the first 3 Death Benefit Anniversaries.

The withdrawal adjustment is equal to (a) divided by (b), with the result multiplied by (c), where:

       (a) is the withdrawal amount;
       (b) is the Contract Value immediately prior to the withdrawal; and
       (c) is the Contract  value on the Death Benefit  Anniversary  adjusted by
           any  prior  purchase   payments  or   withdrawals   made  since  that
           Anniversary.


Enhanced Death Benefit Rider

For Contracts with the Enhanced Death Benefit Rider, the death benefit will be the greatest of (1) through (3) above, or (4) the value of the Enhanced Death Benefit Rider, which is the greatest of the Anniversary Values as of the date we determine the death benefit. An "Anniversary Value" is equal to the Contract Value on a Contract Anniversary, increased by purchase payments made since that Anniversary and reduced by an adjustment for any partial withdrawals since that Anniversary. The adjustment is equal to (a) divided by (b), and the result multiplied by (c) where:

(a)  is the withdrawal amount,

(b)  is the Contract Value immediately prior to the withdrawal, and

(c) is the Contract Value on that Contract Anniversary adjusted by any prior purchase payments and withdrawals since that Contract Anniversary.

We will calculate Anniversary Values for each Contract Anniversary prior to the oldest Contract owner's or the Annuitant's, if the Contract owner is not a natural person, 80th birthday. The Enhanced Death Benefit Rider will never be greater than the maximum death benefit allowed by any non-forfeiture laws that govern the Contract.


Death Benefit Payments

A death benefit will be paid:

1) if the Contract owner elects to receive the death benefit distributed in a single payment within 180 days of the date of death, and

2) if the death benefit is paid as of the day the value of the death benefit is determined. Otherwise, the Settlement Value will be paid. We are currently waiving the 180 day limit, but we reserve the right to enforce the limitation in the future.

In any event, the entire value of the Contract must be distributed within 5 years after the date of death unless an Income Plan is elected or a surviving spouse continues the Contract in accordance with the provisions described below.

If the Contract owner eligible to receive the distribution upon death is not a natural person, the Contract owner may elect to receive the distribution upon death in one or more distributions.

If the Contract owner is a natural person, the Contract owner may elect to receive the distribution upon death either in one or more distributions or by periodic payments through an Income Plan. Payments from the Income Plan must begin within one year of the date of death and must be payable throughout:

o    the life of the Contract owner; or

o    a period not to exceed the life expectancy of the Contract owner; or

o the life of the Contract owner with payments guaranteed to a period not to exceed the life expectancy of the Contract owner.

If the surviving spouse of the deceased Contract owner is the new Contract owner, then the spouse may elect one of the options listed above or may continue the Contract in the Accumulation Phase as if the death had not occurred. If the Contract is continued in the Accumulation Phase, the surviving spouse may make a single withdrawal of any amount within one year of the date of death without incurring a withdrawal charge. However, any applicable Market Value Adjustment, determined as of the date of the withdrawal, will apply.

MORE INFORMATION

------------------------------------------------------------------------------



GLENBROOK

Glenbrook is the issuer of the Contract. Glenbrook is a stock life insurance company organized under the laws of the State of Arizona in 1998. Previously, Glenbrook was organized under the laws of the State of Illinois in 1992.
Glenbrook was originally organized under the laws of the State of Indiana in 1965. From 1965 to 1983 Glenbrook was known as "United Standard Life Assurance Company" and from 1983 to 1992 as "William Penn Life Assurance Company of America."

Glenbrook is currently licensed to operate in the District of Columbia and all states except New York. We intend to offer the Contract in those jurisdictions in which we are licensed. Our home office is located at 3100 Sanders Road, Northbrook, Illinois, 60062.

Glenbrook is a wholly owned subsidiary of Allstate Life Insurance Company ("Allstate Life"), a stock life insurance company incorporated under the laws of the State of Illinois. Allstate Life is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company incorporated under the laws of Illinois. All of the outstanding capital stock of Allstate Insurance Company is owned by The Allstate Corporation.

Glenbrook and Allstate Life entered into a reinsurance agreement effective June 5, 1992. Under the reinsurance agreement, Allstate Life reinsures substantially all of Glenbrook's liabilities under its various insurance contracts. The reinsurance agreement provides us with financial backing from Allstate Life. However, it does not create a direct contractual relationship between Allstate Life and you. In other words, the obligations of Allstate Life under the reinsurance agreement are to Glenbrook; Glenbrook remains the sole obligor under the Contract to you.

Several independent rating agencies regularly evaluate life insurers' claims-paying ability, quality of investments, and overall stability. A.M. Best Company assigns A+ (Superior) to Allstate Life which automatically reinsures all net business of Glenbrook. A.M. Best Company also assigns Glenbrook the rating of A+(r) because Glenbrook automatically reinsures all net business with Allstate Life. Standard & Poor's Insurance Rating Services assigns an AA+ (Very Strong) financial strength rating and Moody's assigns an Aa2 (Excellent) financial strength rating to Glenbrook. Glenbrook shares the same ratings of its parent, Allstate Life. These ratings do not reflect the investment performance of the Variable Account. We may from time to time advertise these ratings in our sales literature.


THE VARIABLE ACCOUNT

Glenbrook established the Glenbrook Life Multi-Manager Variable Account on January 15, 1996. We have registered the Variable Account with the SEC as a unit investment trust. The SEC does not supervise the management of the Variable Account or Glenbrook.

We own the assets of the Variable Account. The Variable Account is a segregated asset account under Arizona law. That means we account for the Variable Account's income, gains and losses separately from the results of our other operations. It also means that only the assets of the Variable Account that are in excess of the reserves and other Contract liabilities with respect to the Variable Account are subject to liabilities relating to our other operations. Our obligations arising under the Contracts are general corporate obligations of Glenbrook.

The Variable Account consists of 44 Variable Sub-Accounts, of which 23 are currently available for investment. Each Variable Sub-Account invests in a corresponding Portfolio. We may add new Variable Sub-Accounts or eliminate one or more of them, if we believe marketing, tax, or investment conditions so warrant. We may also add other Variable Sub-Accounts that may be available under other variable annuity contracts. We do not guarantee the investment performance of the Variable Account, its Sub-Accounts or the Portfolios. We may use the Variable Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Variable Account.


THE PORTFOLIOS

Dividends  and  Capital  Gain  Distributions.   We  automatically  reinvest  all
dividends and capital gains distributions from the Portfolios in shares of the distributing Portfolio at their net asset value.

Voting Privileges. As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Variable Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. Based on our present view of the law, we will vote the shares of the Portfolios that we hold directly or indirectly through the Variable Account in accordance with instructions that we receive from Contract owners entitled to give such instructions.

As a general rule, before the Payout Start Date, the Contract owner or anyone with a voting interest is the person entitled to give voting instructions. The number of shares that a person has a right to instruct will be determined by dividing the Contract Value allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Portfolio as of the record date of the meeting. After the Payout Start Date the person receiving income payments has the voting interest. The payee's number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Portfolio. The votes decrease as income payments are made and as the reserves for the Contract decrease.

We will vote shares attributable to Contracts for which we have not received instructions, as well as shares attributable to us, in the same proportion as we vote shares for which we have received instructions, unless we determine that we may vote such shares in our own discretion. We will apply voting instructions to abstain on any item to be voted upon on a pro-rata basis to reduce the votes eligible to be cast.

We reserve the right to vote Portfolio shares as we see fit without regard to voting instructions to the extent permitted by law. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report we send to you.

Changes in Portfolios. If the shares of any of the Portfolios are no longer available for investment by the Variable Account or if, in our judgment, further investment in such shares is no longer desirable in view of the purposes of the Contract, we may eliminate that Portfolio and substitute shares of another eligible investment fund. Any substitution of securities will comply with the requirements of the Investment Company Act. We also may add new Variable
Sub-Accounts that invest in additional mutual funds. We will notify you in advance of any change.

Conflicts of Interest. Certain of the Portfolios sell their shares to separate accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance separate accounts and variable annuity separate accounts to invest in the same Portfolio. The boards of directors of these Portfolios monitor for possible conflicts among separate accounts buying shares of the Portfolios. Conflicts could develop for a variety of reasons. For example, differences in treatment under tax and other laws or the failure by a separate account to comply with such laws could cause a conflict. To eliminate a conflict, a Portfolio's board of directors may require a separate account to withdraw its participation in a Portfolio. A Portfolio's net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a separate account withdrawing because of a conflict.


THE CONTRACT

Distribution. Allstate Life Financial Services ("ALFS"), located at 3100 Sanders Road, Northbrook, IL 60062-7154, serves as distributor of the Contracts. ALFS is a wholly owned subsidiary of Allstate Life Insurance Company. ALFS is a registered broker dealer under the Securities and Exchange Act of 1934, as amended ("Exchange Act"), and is a member of the National Association of Securities Dealers, Inc. ALFS also is registered as an investment adviser under the Investment Advisers Act, as amended.

We will pay commissions to broker-dealers who sell the contracts. Commissions paid may vary, but we estimate that the total commissions paid on all Contract sales will not exceed 8% of all purchase payments. These commissions are intended to cover distribution expenses. Sometimes, we also pay the broker-dealer a persistency bonus in addition to the standard commissions. A persistency bonus is not expected to exceed 0.25%, on an annual basis, of the Contract Values considered in connection with the bonus. In some states, Contracts may be sold by representatives or employees of banks which may be acting as broker-dealers without separate registration under the Securities Exchange Act of 1934, pursuant to legal and regulatory exceptions.

Glenbrook does not pay ALFS a commission for distribution of the Contracts. The underwriting agreement with ALFS provides that we will reimburse ALFS for any liability to Contract owners arising out of services rendered or Contracts issued.

Administration. We have primary responsibility for all administration of the Contracts and the Variable Account. We provide the following administrative services, among others:

o        issuance of the Contracts;
o        maintenance of Contract owner records;
o        Contract owner services;
o        calculation of unit values;
o        maintenance of the Variable Account; and
o        preparation of Contract owner reports.

We will send you Contract statements at least annually. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we reserve the right to make the adjustment as of the date that we receive notice of the potential error.

We also will provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.


QUALIFIED PLANS

If you use the Contract with a qualified plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information.


LEGAL MATTERS

Freedman, Levy, Kroll & Simonds, Washington, D.C., has advised Glenbrook on certain federal securities law matters. All matters of state insurance law pertaining to the Contracts, including the validity of the Contracts and Glenbrook's right to issue such Contracts under state insurance law, have been passed upon by Michael J. Velotta, General Counsel of Glenbrook.


YEAR 2000

Glenbrook is heavily dependent upon complex computer systems for all phases of its operations, including customer service, and policy and contract administration. Since many of Glenbrook's older computer software programs recognize only the last two digits of the year in any date, some software may fail to operate properly in or after the year 1999, if the software is not reprogrammed or replaced ("Year 2000 Issue"). Glenbrook believes that many of its counterparties and suppliers also have Year 2000 Issues which could affect Glenbrook. In 1995, Allstate Insurance Company commenced a plan intended to mitigate and/or prevent the adverse effects of Year 2000 Issues. These strategies include normal development and enhancement of new and existing systems, upgrades to operating systems already covered by maintenance agreements and modifications to existing systems to make them Year 2000 compliant. The plan also includes Glenbrook actively working with its major external counterparties and suppliers to assess their compliance efforts and Glenbrook's exposure to them. Glenbrook presently believes that it will resolve the Year 2000 Issue in a timely manner, and the financial impact will not materially affect its results of operations, liquidity or financial position. Year 2000 costs are and will be expensed as incurred.

TAXES

------------------------------------------------------------------------------



The following discussion is general and is not intended as tax advice. Glenbrook makes no guarantee regarding the tax treatment of any Contract or transaction involving a Contract.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.

Taxation of Annuities in General

Tax Deferral. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

     1)   the Contract owner is a natural person,

     2) the investments of the Variable Account are "adequately diversified" according to Treasury Department regulations, and

     3) Glenbrook is considered the owner of the Variable Account assets for federal income tax purposes.

Non-natural Owners. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts is taxed as ordinary income received or accrued by the owner during the taxable year. Please see the Statement of Additional Information for a discussion of several exceptions to the general rule for Contracts owned by non-natural persons.

Diversification Requirements. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be "adequately diversified" consistent with standards under Treasury Department regulations. If the investments in the Variable Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract owner during the taxable year. Although Glenbrook does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.

Ownership Treatment. The IRS has stated that you will be considered the owner of Variable Account assets if you possess incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury Department announced that the regulations do not provide guidance concerning circumstances in which investor control of separate account investments may cause an investor to be treated as the owner of the separate account. The Treasury Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.

Your rights under the Contract are different than those described by the IRS in rulings in which it found that contract owners were not owners of separate account assets. For example, you have the choice to allocate premiums and Contract Values among more investment alternatives. Also, you may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Variable Account. If this occurs, income and gain from the Variable Account assets would be includible in your gross income. Glenbrook does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Variable Account. However, we make no guarantee that such modification to the Contract will be successful.

Taxation of Partial and Full Withdrawals. If you make a partial withdrawal under a non-Qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the Contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a partial withdrawal under a Qualified Contract, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions, after tax contributions to qualified plans) bears to the Contract Value, is excluded from your income. If you make a full withdrawal under a non-Qualified Contract or a Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions. "Qualified distributions" from Roth IRAs are not included in gross income. "Qualified distributions" are any distributions made more than 5 taxable years after the taxable year of the first contribution to any Roth IRA and which are:

o    made on or after the date the individual attains age 59 1/2,

o    made to a beneficiary after the Contract owner's death,

o    attributable to the Contract owner being disabled, or

o for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Except for certain Qualified Contracts, any amount you receive as a loan under a Contract, and any assignment or pledge (or agreement to assign or pledge) of the Contract Value is treated as a withdrawal of such amount or portion.

Taxation of Annuity Payments. Generally, the rule for income taxation of annuity payments received from a non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

Taxation of Annuity Death Benefits. Death of a Contract owner, or death of the Annuitant if the Contract is owned by a non-natural person, will cause a distribution of death benefits from a Contract. Generally, such amounts are included in income as follows:

1) if distributed in a lump sum, the amounts are taxed in the same manner as a full withdrawal, or

2) if distributed under an annuity option, the amounts are taxed in the same manner as an annuity payment. Please see the Statement of Additional Information for more detail on distribution at death requirements.

Penalty Tax on Premature Distributions. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

     1)   made on or after the date the Contract owner attains age 59 1/2;

     2)   made as a result of the Contract owner's death or disability;

     3) made in substantially equal periodic payments over the Contract owner's life or life expectancy,

     4)   made under an immediate annuity, or

     5)   attributable to investment in the Contract before August 14, 1982.


You should consult a competent tax advisor to determine if any other exceptions to the penalty apply to your situation. Similar exceptions may apply to distributions from Qualified Contracts.

Aggregation of Annuity Contracts. All non-qualified deferred annuity contracts issued by Glenbrook (or its affiliates) to the same Contract owner during any calendar year will be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.


Tax Qualified Contracts

Contracts may be used as investments with certain qualified plans such as:

     o Individual Retirement Annuities or Accounts (IRAs) under Section 408 of the Code;
     o    Roth IRAs under Section 408A of the Code;
     o    Simplified Employee Pension Plans under Section 408(k) of the Code;
     o    Savings  Incentive  Match  Plans for  Employees  (SIMPLE)  Plans under
          Section 408(p) of the Code;
     o    Tax Sheltered Annuities under Section 403(b) of the Code;
     o    Corporate and Self Employed Pension and Profit Sharing Plans; and
     o State and Local Government and Tax-Exempt Organization Deferred Compensation Plans.

In the case of certain qualified plans, the terms of the plans may govern the right to benefits, regardless of the terms of the Contract.

Restrictions Under Section 403(b) Plans. Section 403(b) of the Tax Code provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any Contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only:

1)    on or after the date of employee
         o        attains age 59 1/2,
         o        separates from service,
         o        dies,
         o        becomes disabled, or
2) on account of hardship (earnings on salary reduction contributions may not be distributed on the account of hardship).

These limitations do not apply to withdrawals where Glenbrook is directed to transfer some or all of the Contract Value to another 403(b) plan.

Income Tax Withholding

Glenbrook is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a "direct rollover" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Qualified Contracts, excluding IRAs, with the exception of:

     1)   required minimum distributions, or

     2) a series of substantially equal periodic payments made over a period of at least 10 years, or,

     3)   over the life (joint lives) of the participant (and beneficiary).

Glenbrook may be required to withhold federal and state income taxes on any distributions from non-Qualified Contracts or Qualified Contracts that are not eligible rollover distributions, unless you notify us of your election to not have taxes withheld.

ANNUAL REPORTS AND OTHER DOCUMENTS


------------------------------------------------------------------------------


Glenbrook's annual report on Form 10-K for the year ended December 31, 1998 is incorporated herein by reference, which means that it is legally a part of this prospectus.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act of 1934 are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR" system using the identifying number CIK No. 0001007285. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.


If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents) , please write or call us at P.O. Box 94042, Palatine, IL 60094 (telephone :
1-800-755-5275).

EXPERTS

The financial statements and financial statement schedules of Glenbrook at December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 included in Glenbrook's Annual Report on Form 10-K, which is incorporated herein by reference, have been examined by Deloitte & Touche LLP, independent accountants, whose reports thereon also are incorporated herein by reference. Such financial statements and financial statement schedules have been incorporated herein by reference in reliance upon the reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

PERFORMANCE INFORMATION

------------------------------------------------------------------------------



We may advertise the performance of the Variable Sub-Accounts, including yield and total return information. Total return represents the change, over a specified period of time, in the value of an investment in a Variable Sub-Account after reinvesting all income distributions. Yield refers to the income generated by an investment in a Variable Sub-Account over a specified period.

All performance advertisements will include, as applicable, standardized yield and total return figures that reflect the deduction of insurance charges, the contract maintenance charge, and withdrawal charge. Performance advertisements also may include total return figures that reflect the deduction of insurance charges, but not the contract maintenance or withdrawal charges. The deduction of such charges would reduce the performance shown. In addition, performance advertisements may include aggregate average, year-by-year, or other types of total return figures.

Performance information for periods prior to the inception date of the Variable Sub-Accounts will be based on the historical performance of the corresponding Portfolios for the periods beginning with the inception dates of the Portfolios and adjusted to reflect current Contract expenses. You should not interpret these figures to reflect actual historical performance of the Variable Account.

We may include in advertising and sales materials tax deferred compounding charts and other hypothetical illustrations that compare currently taxable and tax deferred investment programs based on selected tax brackets. Our advertisements also may compare the performance of our Variable Sub-Accounts with: (a) certain unmanaged market indices, including but not limited to the Dow Jones Industrial Average, the Standard & Poor's 500, and the Shearson Lehman Bond Index; and/or (b) other management investment companies with investment objectives similar to the underlying funds being compared. In addition, our advertisements may include the performance ranking assigned by various publications, including the Wall Street Journal, Forbes, Fortune, Money, Barron's, Business Week, USA Today, and statistical services, including Lipper Analytical Services Mutual Fund Survey, Lipper Annuity and Closed End Survey, the Variable Annuity Research Data Survey, and SEI.

                                   APPENDIX A
            Accumulation Unit Value and Number of Accumulation Units Outstanding for Each Variable Sub-Account Since Inception

                                  Basic Policy


For the Years Beginning January 1* and Ending December 31           1998
                                                                    ----

AIM V.I. CAPITAL APPRECIATION SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period                       $10.000
Accumulation Unit Value, End of Period                             $12.355
Number of Units Outstanding, End of Period                           6,340

AIM V.I. DIVERSIFIED INCOME SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period                       $10.000
Accumulation Unit Value, End of Period                             $10.131
Number of Units Outstanding, End of Period                           9,369

AIM V.I. GLOBAL UTILITIES SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period                       $10.000
Accumulation Unit Value, End of Period                             $11.444
Number of Units Outstanding, End of Period                               0

AIM V.I. GOVERNMENT SECURITIES SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period                       $10.000
Accumulation Unit Value, End of Period                             $10.868
Number of Units Outstanding, End of Period                             590

AIM V.I. GROWTH SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period                       $10.000
Accumulation Unit Value, End of Period                             $13.490
Number of Units Outstanding, End of Period                          14,847

AIM V.I. GROWTH AND INCOME SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period                       $10.000
Accumulation Unit Value, End of Period                             $12.897
Number of Units Outstanding, End of Period                          19,408

AIM V.I. INTERNATIONAL EQUITY SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period                       $10.000
Accumulation Unit Value, End of Period                             $11.445
Number of Units Outstanding, End of Period                           1,608

AIM V.I. VALUE SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period                       $10.000
Accumulation Unit Value, End of Period                             $13.299
Number of Units Outstanding, End of Period                          32,804

AMERICAN CENTURY VP INTERNATIONAL SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period                       $10.025
Accumulation Unit Value, End of Period                             $11.752
Number of Units Outstanding, End of Period                             319

AMERICAN CENTURY VP BALANCED SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period                       $10.618
Accumulation Unit Value, End of Period                             $12.134
Number of Units Outstanding, End of Period                           9,151

VIS DIVIDEND GROWTH SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period                       $10.515
Accumulation Unit Value, End of Period                             $11.861
Number of Units Outstanding, End of Period                               0

VIS EUROPEAN GROWTH SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period                       $10.522
Accumulation Unit Value, End of Period                             $12.876
Number of Units Outstanding, End of Period                               0

VIS QUALITY INCOME PLUS SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period                       $10.682
Accumulation Unit Value, End of Period                             $11.459
Number of Units Outstanding, End of Period                               0

VIS UTILITIES SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period                       $11.948
Accumulation Unit Value, End of Period                             $14.597
Number of Units Outstanding, End of Period                               0

DREYFUS SOCIALLY RESPONSIBLE GROWTH SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period                       $10.813
Accumulation Unit Value, End of Period                             $13.286
Number of Units Outstanding, End of Period                           4,691

VIF SMALL COMPANY STOCK SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period                       $11.161
Accumulation Unit Value, End of Period                             $10.359
Number of Units Outstanding, End of Period                             689

VIF GROWTH AND INCOME SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period                       $10.602
Accumulation Unit Value, End of Period                             $11.674
Number of Units Outstanding, End of Period                          15,419

VIF MONEY MARKET SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period                       $10.198
Accumulation Unit Value, End of Period                             $10.582
Number of Units Outstanding, End of Period                           8,064

FIDELITY GROWTH SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period                       $10.685
Accumulation Unit Value, End of Period                             $14.713
Number of Units Outstanding, End of Period                           6,447

FIDELITY VIP II CONTRAFUND SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period                       $11.071
Accumulation Unit Value, End of Period                             $14.205
Number of Units Outstanding, End of Period                           9,143

FIDELITY VIP HIGH INCOME SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period                       $10.779
Accumulation Unit Value, End of Period                             $10.180
Number of Units Outstanding, End of Period                           5,404

FIDELITY VIP EQUITY-INCOME SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period                       $10.000
Accumulation Unit Value, End of Period                             $11.270
Number of Units Outstanding, End of Period                          39,282

MFS EMERGING GROWTH SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period                       $10.999
Accumulation Unit Value, End of Period                             $14.566
Number of Units Outstanding, End of Period                           4,807

MFS NEW LIMITED MATURITY SERIES SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period                       $10.269
Accumulation Unit Value, End of Period                             $10.298
Number of Units Outstanding, End of Period                           1,019

* The AIM, Fidelity Equity Income, and Dreyfus Stock Index Variable Sub-Accounts commenced operations on January 26, 1998. The other Variable Sub-Accounts commenced operations on June 17, 1997, but had no material operations for the year ended December 31, 1997. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.25% and an administrative expense charge of 0.10%.

            Accumulation Unit Values and Number of Accumulation Units Outstanding for Each Variable Sub-Account Since Inception

                 Basic Policy plus Enhanced Death Benefit Rider


For the Years Beginning January 1* and Ending December 31           1998
                                                                    ----

AIM V.I. CAPITAL APPRECIATION SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period                       $10.000
Accumulation Unit Value, End of Period                             $12.344
Number of Units Outstanding, End of Period                          12,737

AIM V.I. DIVERSIFIED INCOME SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period                       $10.000
Accumulation Unit Value, End of Period                             $10.121
Number of Units Outstanding, End of Period                           9,218

AIM V.I. GLOBAL UTILITIES SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period                       $10.000
Accumulation Unit Value, End of Period                             $11.433
Number of Units Outstanding, End of Period                               0

AIM V.I. GOVERNMENT SECURITIES SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period                       $10.000
Accumulation Unit Value, End of Period                             $10.858
Number of Units Outstanding, End of Period                           9,206

AIM V.I. GROWTH SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period                       $10.000
Accumulation Unit Value, End of Period                             $13.477
Number of Units Outstanding, End of Period                          16,048

AIM V.I. GROWTH AND INCOME SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period                       $10.000
Accumulation Unit Value, End of Period                             $12.885
Number of Units Outstanding, End of Period                          53,289

AIM V.I. INTERNATIONAL EQUITY SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period                       $10.000
Accumulation Unit Value, End of Period                             $11.434
Number of Units Outstanding, End of Period                           5,259

AIM V.I. VALUE SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period                       $10.000
Accumulation Unit Value, End of Period                             $13.287
Number of Units Outstanding, End of Period                          56,599

AMERICAN CENTURY VP INTERNATIONAL SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period                       $10.025
Accumulation Unit Value, End of Period                             $11.734
Number of Units Outstanding, End of Period                           5,202

AMERICAN CENTURY VP BALANCED SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period                       $10.618
Accumulation Unit Value, End of Period                             $12.116
Number of Units Outstanding, End of Period                           8,155

VIS DIVIDEND GROWTH SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period                       $10.515
Accumulation Unit Value, End of Period                             $11.843
Number of Units Outstanding, End of Period                               0

VIS EUROPEAN GROWTH SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period                       $10.522
Accumulation Unit Value, End of Period                             $12.856
Number of Units Outstanding, End of Period                               0

VIS QUALITY INCOME PLUS SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period                       $10.682
Accumulation Unit Value, End of Period                             $11.441
Number of Units Outstanding, End of Period                               0

VIS UTILITIES SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period                       $11.948
Accumulation Unit Value, End of Period                             $14.574
Number of Units Outstanding, End of Period                               0

DREYFUS SOCIALLY RESPONSIBLE GROWTH SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period                       $10.813
Accumulation Unit Value, End of Period                             $13.265
Number of Units Outstanding, End of Period                           4,410

VIF SMALL COMPANY STOCK SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period                       $11.161
Accumulation Unit Value, End of Period                             $10.343
Number of Units Outstanding, End of Period                           5,589

VIF GROWTH AND INCOME SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period                       $10.602
Accumulation Unit Value, End of Period                             $11.656
Number of Units Outstanding, End of Period                          18,220

VIF MONEY MARKET SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period                       $10.198
Accumulation Unit Value, End of Period                             $10.566
Number of Units Outstanding, End of Period                           8,481

FIDELITY GROWTH SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period                       $10.685
Accumulation Unit Value, End of Period                             $14.691
Number of Units Outstanding, End of Period                           8,796

FIDELITY VIP II CONTRAFUND SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period                       $11.071
Accumulation Unit Value, End of Period                             $14.184
Number of Units Outstanding, End of Period                          11,875

FIDELITY VIP HIGH INCOME SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period                       $10.779
Accumulation Unit Value, End of Period                             $10.164
Number of Units Outstanding, End of Period                          28,536

FIDELITY VIP EQUITY-INCOME SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period                       $10.000
Accumulation Unit Value, End of Period                             $11.259
Number of Units Outstanding, End of Period                          76,641

MFS EMERGING GROWTH SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period                       $10.999
Accumulation Unit Value, End of Period                             $14.544
Number of Units Outstanding, End of Period                           6,169

MFS NEW LIMITED MATURITY SERIES SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period                       $10.269
Accumulation Unit Value, End of Period                             $10.273
Number of Units Outstanding, End of Period                           3,994

* The Enhanced Death Benefit Rider has been available since the contracts were first offered. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.35% and an administrative expense charge of 0.10%.

                                   APPENDIX B

                             MARKET VALUE ADJUSTMENT

The Market Value Adjustment is based on the following:

I = the Treasury Rate for a maturity equal to the Guarantee Period for the week preceding the establishment of the Guarantee Period.

J = the Treasury Rate for a maturity equal to the Guarantee Period for the week preceding the receipt of the withdrawal, transfer, death benefit, or income payment request. If a Note with a maturity of the original Guarantee Period is not available, a weighted average will be used.

N = the number of whole and partial years from the date we receive the withdrawal, transfer, or death benefit request, or from the Payout Start Date to the end of the Guarantee Period.


Treasury Rate means the U.S. Treasury Note Constant Maturity yield as reported in Federal Reserve Bulletin Release H.15.

The Market Value Adjustment factor is determined from the following formula:

                                                    .9 x (I-J) x N

To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount transferred, withdrawn (in excess of the Free Withdrawal Amount), paid as a death benefit, or applied to an Income Plan, out of a Guarantee Period at any time other than during the 30 day period after such Guarantee Period expires.

                       EXAMPLES OF MARKET VALUE ADJUSTMENT

Purchase Payment:                     $10,000 allocated to a Guarantee Period
Guarantee Period:                     5 years
Interest Rate:                         4.50%
Full Withdrawal:                      End of Contract Year 3


NOTE:  These examples assume that premium taxes are not applicable.

                  EXAMPLE 1: (Assumes Declining Interest Rates)

Step 1: Calculate Contract Value at End of Contract Year 3:        = 10,000.00 x (1.045)3= $11,411.66

Step 2: Calculate the Free Withdrawal Amount:                      = .15 x (10,000.00) = $1,500.00

Step 3: Calculate the Withdrawal Charge:                           = .05 x (10,000.00 - 1,500.00) = $425.00

Step 4: Calculate the Market Value Adjustment:
                                                                            I = 4.50%

                                                                            J = 4.20%

                                                                            N = 730 days = 2
                                                                                 365 days

                                                                   Market Value Adjustment Factor: .9 x (I-J) x N

                                                                   = .9 x (.045 - .042) x 2 = .0054



                                                                   Market  Value  Adjustment  = Market  Value  Adjustment
                                                                   Factor x Amount Subject to Market Value Adjustment:

                                                                   = .0054 x (11,411.66 - 1,500) = $53.52

Step 5:  Calculate  the amount  received by  Contract  owner as a
result of full withdrawal at the end of Contract Year 3:           = 11,411.66 - 425.00 + 53.52 = $11,040.18



                   EXAMPLE 2: (Assumes Rising Interest Rates)

Step 1: Calculate Contract Value at End of Contract Year 3:        = 10,000.00 x (1.045)3 = $11,411.66

Step 2: Calculate the Free Withdrawal Amount:                      = .15 x (10,000.00) = $1,500.00

Step 3: Calculate the Withdrawal Charge:                           = .05 x (10,000.00 - 1,500.00) = $425.00

Step 4: Calculate the Market Value Adjustment:
                                                                            I = 4.50%

                                                                            J = 4.80%

                                                                            N = 730 days = 2
                                                                                 365 days



                                                                   Market Value Adjustment Factor: .9 x (I-J) x N

                                                                            = .9 x (.045 - .048) x (2) = -.0054


                                                                   Market  Value  Adjustment  = Market  Value  Adjustment
                                                                   Factor x Amount Subject to Market Value Adjustment:

                                                                   = -.0054 x (11,411.66 - 1,500) = -$53.52

Step 5:  Calculate  the amount  received by  Contract  owner as a
result of full withdrawal at the end of Contract Year 3:           = 11,411.66 - 425.00 - 53.52 = $10,933.14


         STATEMENT OF ADDITIONAL INFORMATION
                     TABLE OF CONTENTS


Description                                                           Page

Additions, Deletions or Substitutions of Investments
The Contract
         Purchases
         Tax-free Exchanges (1035 Exchanges, Rollovers and
              Transfers)
Performance Information
Calculation of Accumulation Unit Values
Calculation of Variable Income Payments
General Matters
         Incontestability
         Settlements
         Safekeeping of the Variable Account's Assets
         Premium Taxes
         Tax Reserves
Federal Tax Matters
Qualified Plans
Experts
Financial Statements







                 -----------------------------------------------




This prospectus does not constitute an offering in any jurisdiction in which such offering may not lawfully be made. We do not authorize anyone to provide any information or representations regarding the offering described in this prospectus other than as contained in this prospectus.



                                  [back cover]

                    THE GLENBROOK PROVIDER VARIABLE ANNUITY

Glenbrook Life and Annuity Company                          Prospectus dated
May 1, 1999
P.O. Box 94042
Palatine, IL 60094 or
Telephone Number: 1-800-755-5275


Glenbrook Life and Annuity Company ("Glenbrook") is offering the Glenbrook Provider Variable Annuity, an individual flexible premium deferred variable annuity contract ("Contract"). This prospectus contains information about the Contract that you should know before investing. Please keep it for future reference.

The Contract  currently  offers 44 ("investment  alternatives").  The investment alternatives  include 3 fixed account options  ("Fixed Account  Options") and 41
variable   sub-accounts   ("Variable   Sub-Accounts")   of  the  Glenbrook  Life
Multi-Manager  Variable Account ("Variable Account").  Each Variable Sub-Account
invests exclusively in shares of the following mutual funds ("Funds"):


o  AIM Variable Insurance Funds, Inc.                  o  Fidelity Variable Insurance Products Fund II
o  American Century Variable Funds (VP), Inc.             (VIPII)
o  Dreyfus Variable Investment Fund (VIF)              o  Goldman Sachs Variable Insurance Trust
o  The Dreyfus Socially Responsible Growth,            o  Morgan Stanley Universal Funds, Inc.
   Inc.                                                o  MFS(R) Variable Insurance TrustSM
o  Dreyfus Stock Index Fund                            o  Neuberger & Berman Advisers Management Trust
o  Fidelity Variable Insurance Products Fund (VIP)     o  STI Classic Variable Trust
   Products Fund (VIP)



Each Fund has  multiple  investment  portfolios  ("Portfolios").  Not all of the
Funds and/or Portfolios, however, may be available with your Contract. You should check with your representative for further information on the availability of Funds and/or Portfolios. Your annuity application will list all available Portfolios.

We (Glenbrook) have filed a Statement of Additional Information, dated May 1, 1999, with the Securities and Exchange Commission ("SEC"). It contains more information about the Contract and is incorporated herein by reference, which means it is legally a part of this prospectus. Its table of contents appears on page __ of this prospectus. For a free copy, please write or call us at the address or telephone number above, or go to the SEC's Web site (http\\:www.gov.sec). You can find other information and documents about us, including documents that are legally part of this prospectus, at the SEC's Web site.

                 The Securities and Exchange Commission has not approved or disapproved the securities described in this prospectus, nor has it passed on the accuracy or the adequacy of this prospectus. Anyone who tells you otherwise is committing a federal crime.
   IMPORTANT
    NOTICES The Contracts may be distributed through broker-dealers that have relationships with banks or other financial institutions or by employees of such banks. However, the Contracts are not deposits, or obligations of, or guaranteed by such institutions or any federal regulatory agency. Investment in the Contracts involves investment risks, including possible loss of principal.

                 The Contracts are not FDIC insured.


TABLE OF CONTENTS

--------------------------------------------------------------------------------


                                                                                            Page

                      Important Terms......................................................
     Overview         The Contract At A Glance.............................................
                      How the Contract Works...............................................
                      Expense Table........................................................
                      Financial Information................................................



                      The Contract.........................................................

                   Purchases...............................................................
                      Contract Value.......................................................
                      Investment Alternatives..............................................
                               The Variable Sub-Accounts...................................
                               The Fixed Account Options...................................
                               Transfers...................................................
 Contract Features    Expenses.............................................................
                      Access To Your Money.................................................
                      Income Payments......................................................
                      Death Benefits.......................................................



                      More Information About:
                               Glenbrook...................................................
                               The Variable Account........................................
                               The Portfolios..............................................
 Other Information             The Contract................................................
                               Qualified Plans.............................................
                               Legal Matters...............................................
                               Year 2000...................................................
                      Taxes................................................................
                      Annual Reports and Other Documents...................................
                      Performance Information..............................................
                      Appendix A--Accumulation Unit Values.................................
                      Appendix B - Illustration of a Market Value
                      Adjustment ..........................................................
                      Statement of  Additional Information Table of
                      Contents.............................................................

IMPORTANT TERMS

--------------------------------------------------------------------------------



This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlights.

                                                                            Page

      Accumulation Phase................................................
      Accumulation Unit ................................................
      Accumulation Unit Value ..........................................
      Anniversary Values................................................
      Annuitant.........................................................
      Automatic Additions Plan..........................................
      Automatic Portfolio Rebalancing Program...........................
      Beneficiary.......................................................
      Cancellation Period...............................................
      *Contract ........................................................
      Contract Anniversary..............................................
      Contract Owner ("You") ...........................................
      Contract Value ...................................................
      Contract  Year....................................................
      Death Benefit Anniversary ........................................
      Dollar Cost Averaging Program.....................................
      Due Proof of Death................................................
      Enhanced Death  Benefit Rider.....................................
      Enhanced Death and Income Benefit Combination Rider...............
      Fixed Account Options ............................................
      Free Withdrawal Amount ...........................................
      Portfolios........................................................
      Glenbrook ("We")..................................................
      Guarantee  Periods................................................
      Income Plan ......................................................
      Investment Alternatives ..........................................
      Issue Date .......................................................
      Market Value Adjustment ..........................................
      Payout Phase......................................................
      Payout Start Date  ...............................................
      Portfolios........................................................
      Qualified Contracts...............................................
      SEC...............................................................
      Settlement  Value ................................................
      Systematic Withdrawal Program.....................................
      Valuation Date....................................................
      Variable Account .................................................
      Variable Sub-Account .............................................


      *In certain states the Contract is available only as a group Contract. In these states, we will issue you a certificate that represents your ownership and that summarizes the provisions of the group Contract. References to "Contract" in this prospectus include certificates, unless the context requires otherwise.

THE CONTRACT AT A GLANCE

--------------------------------------------------------------------------------


The following is a snapshot of the Contract. Please read the remainder of this prospectus for more information.


 -------------------------------------------------------------------------------

    Flexible Payments   You can  purchase  a  Contract  with as little as $3,000
                        ($2,000 for "Qualified Contracts," which are Contracts issued with qualified plans. You can add to your Contract as often and as much as you like, but each payment must be at least $50. You must maintain a minimum account size of $2,000.


 -------------------------------------------------------------------------------

    Right to Cancel     You may cancel your  Contract  within 20 days of receipt
                        or  any  longer   period  as  your  state  may   require
                        ("Cancellation Period"). Upon cancellation, we will return your purchase payments adjusted, to the extent state law permits, to reflect the investment experience of any amounts allocated to the Variable Account.


--------------------------------------------------------------------------------

    Expenses            You will bear the following expenses:

                        o Total Variable Account annual fees equal to 1.15% of average daily net assets (1.37% if you select the Enhanced Death Benefit Rider and 1.59% if you select the Enhanced Death and Income Benefit Combination Rider)
                        o Annual contract maintenance charge of $35 (with certain exceptions)
                        o Withdrawal charges ranging from 0% to 6% of purchase payment withdrawn (with certain exceptions)
                        o Transfer fee of $10 after 12th transfer in any Contract Year (fee currently waived)
                        o       State premium tax (if your state imposes one)

                        In addition, each Portfolio pays expenses that you will bear indirectly if you invest in a Variable Sub-Account.


 -------------------------------------------------------------------------------

    Investment
    Alternatives         The   Contract   offers  44   investment   alternatives
                         including:

                        o 3 Fixed Account Options (which credit interest at rates we guarantee)
                        o 41 Variable Sub-Accounts investing in Portfolios offering professional money management by these investment advisers:
                        o       A I M Advisors, Inc.
                        o       American Century Investment Management, Inc.
                        o       The Dreyfus Corporation
                        o       Fidelity Management & Research Company
                        o       Massachusetts Financial Services
                        o       Goldman Sachs Asset Management
                        o       Goldman Sachs Asset Management International
                        o       Morgan Stanley Asset Management, Inc.
                        o       Neuberger & Berman Management, Inc.
                        o       STI Capital Management, N.A.

                        To find  out  current  rates  being  paid  on the  Fixed
                        Account Options, or to find out how the Variable Sub-Accounts have performed, please call us at 1-800-755-5275.

--------------------------------------------------------------------------------

    Special Services     For your convenience, we offer these special services:

                        o       Automatic Portfolio Rebalancing Program
                        o       Automatic Additions Program
                        o       Dollar Cost Averaging Program
                        o       Systematic Withdrawal Program


--------------------------------------------------------------------------------

    Income Payments     You can choose fixed income  payments,  variable  income
                        payments, or a combination of the two. You can receive your income payments in one of the following ways:

                        o       life income with guaranteed payments
                        o a joint and survivor life income with guaranteed payments
                        o guaranteed payments for a specified period (5 to 30 years)


--------------------------------------------------------------------------------

    Death Benefits      If you or the  Annuitant  (if the Contract is owned by a
                        non-natural person) die before the Payout Start Date, we will pay the death benefit described in the Contract. We offer an Enhanced Death Benefit Rider and an Enhanced
                        Death and Income Benefit Combination Rider.


--------------------------------------------------------------------------------

    Transfers           Before the Payout  Start  Date,  you may  transfer  your
                        Contract value ("Contract Value") among the investment alternatives, with certain restrictions. Transfers to a Guarantee Period of the Fixed Account must be at least
                        $50.

                        We do not currently impose a fee upon transfers. However, we reserve the right to charge $10 per transfer after the 12th transfer in each "Contract Year," which we measure from the date we issue your contract or a Contract anniversary ("Contract Anniversary").


--------------------------------------------------------------------------------

    Withdrawals         You may withdraw some or all of your  Contract  Value at
                        anytime prior to the Payout Start Date. In general, you must withdraw at least $50 at a time. A 10% federal tax penalty may apply if you withdraw before you are 591/2years old. A withdrawal charge and Market Value
                        Adjustment also may apply.

--------------------------------------------------------------------------------

HOW THE CONTRACT WORKS

--------------------------------------------------------------------------------


      The Contract basically works in two ways.

      First, the Contract can help you (we assume you are the Contract owner) save for retirement because you can invest in up to 44 investment alternatives and pay no federal income taxes on any earnings until you withdraw them. You do this during what we call the "Accumulation Phase" of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the "Issue Date") and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to any combination of the Variable Sub-Accounts and/or Fixed Account Options. If you invest in any of the three Fixed Account Options, you will earn a fixed rate of interest that we declare periodically. If you invest in any of the Variable Sub-Accounts, your investment return will vary up or down depending on the performance of the corresponding Portfolios.

      Second, the Contract can help you plan for retirement because you can use it to receive retirement income for life and/or for a pre-set number of years, by selecting one of the income payment options (we call these "Income Plans") described on page __. You receive income payments during what we call the "Payout Phase" of the Contract, which begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select. During the Payout Phase, if you select a fixed income payment option, we guarantee the amount of your payments, which will remain fixed. If you select a variable income payment option, based on one or more of the Variable Sub-Accounts, the amount of your payments will vary up or down depending on the performance of the corresponding Portfolios. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

      The timeline below illustrates how you might use your Contract.

 Issue                                  Payout Start
 Date        Accumulation Phase              Date       Payout Phase

------------------------------------------------------------------------------------------
   |         You save for retirement          |                       |                > ?

You buy                                 You elect to receive       You can          Or you can
a Contract                              income payments or         receive          receive
                                        receive a lump sum         income           income
                                        payment                    payments for     payments
                                                                   a set period     for life


      As the Contract owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract owner or, if none, the Beneficiary will exercise the rights and privileges provided by the Contract. See "The Contract." In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract owner, or if there is none, to your Beneficiary. See "Death Benefits."

      Please call us at ________________ if you have any question about how the Contract works.

EXPENSE TABLE

--------------------------------------------------------------------------------


The table below lists the expenses that you will bear directly or indirectly when you buy a Contract. The table and the examples that follow do not reflect premium taxes that may be imposed by the state where you reside. For more information about Variable Account expenses, see "Expenses," below. For more information about Portfolio expenses, please refer to the accompanying prospectuses for the Funds.


      ---------------------------------------------------------------------

      CONTRACT OWNER TRANSACTION EXPENSES

      Withdrawal Charge (as a percentage of purchase payments)*


      Number of Complete Years
      Since We Received the Purchase
      Payment Being Withdrawn:      0     1     2     3     4     5     6+

      Applicable Charge:            6%    6%    5%    5%    4%    3%    0%

      Annual Contract Maintenance Charge......................$35.00**
      Transfer Fee............................................$10.00***

      -------------------

      * Each Contract Year, you may withdraw up to 15% of your aggregate purchase payments without incurring a withdrawal charge.

      ** We will waive this charge in certain cases.  See "Expenses."

      ***Applies solely to the thirteenth and subsequent transfers within a Contract Year, excluding transfers due to dollar cost averaging and automatic portfolio rebalancing. We are currently waiving the transfer fee.


      ---------------------------------------------------------------------

      ---------------------------------------------------------------------

      VARIABLE ACCOUNT ANNUAL EXPENSES
      (as a percentage of average daily net asset value deducted from each Variable Sub-Account)
      Mortality and Expense Risk Charge...................1.05%*
      Administrative Expense Charge.......................0.10%
                Total Variable Account Annual Expenses....1.15%

      -------------------

      * If you select the Enhanced Death Benefit Rider, the mortality and expense risk charge is 1.27%. If you select the Enhanced Death and Income Benefit Combination Rider, the mortality and expense risk charge is 1.49%.

      ---------------------------------------------------------------------

    PORTFOLIOANNUAL EXPENSES  (After  Voluntary  Reductions and  Reimbursements)
             (as a percentage of Portfolio average daily net assets)

                                                                     Total
                                          Management     Other     Portfolio
Portfolio                                    Fees      Expenses     Annual
                                                                   Expenses

AIM V.I. Balanced Fund(1)                   0.00%        1.18%       1.18%
AIM V.I. Capital Appreciation Fund          0.62%        0.05%       0.67%
AIM V.I. Diversified Income Fund            0.60%        0.17%       0.77%
AIM V.I. Global Utilities Fund              0.65%        0.46%       1.11%
AIM V.I. Government Securities Fund         0.50%        0.26%       0.76%
AIM V.I. Growth Fund                        0.64%        0.08%       0.72%
AIM V.I. Growth and Income Fund             0.61%        0.04%       0.65%
AIM V.I. High Yield(1)                      0.00%        1.13%       1.13%
AIM V.I. International Equity Fund          0.75%        0.16%       0.91%
AIM V.I. Value Fund                         0.61%        0.05%       0.66%
American Century VP Balanced                0.97%        0.00%       0.97%
American Century VP International           1.47%        0.00%       1.47%
Dreyfus Socially Responsible Growth         0.75%        0.05%       0.80%
Dreyfus Stock Index Fund                    0.25%        0.01%       0.26%
VIF Small Company Stock                     0.75%        0.23%       0.98%
VIF Growth and Income                       0.75%        0.03%       0.78%
VIF Money Market                            0.50%        0.06%       0.56%
VIP Growth(2)                               0.59%        0.07%       0.66%
VIP High Income                             0.58%        0.12%       0.70%
VIP Equity-Income(2)                        0.49%        0.08%       0.57%
VIP II Contrafund(2)                        0.59%        0.07%       0.66%
Goldman Sachs Growth and Income Fund        0.75%        0.15%       0.90%
Goldman Sachs CORE U.S. Equity Fund         0.70%        0.10%       0.80%
Goldman Sachs CORE Large Cap Growth Fund    0.70%        0.10%       0.80%
Goldman Sachs CORE Small Cap Equity Fund    0.75%        0.15%       0.90%
Goldman Sachs Capital Growth Fund           0.75%        0.15%       0.90%
Goldman Sachs Mid Cap Equity Fund           0.80%        0.15%       0.95%
Goldman Sachs International Equity Fund     1.00%        0.25%       1.25%
Goldman Sachs Global Income Fund            0.90%        0.15%       1.05%
Morgan Stanley Fixed Income(1)              0.06%        0.64%       0.70%
Morgan Stanley Equity Growth(1)             0.09%        0.76%       0.85%
Morgan Stanley Value(1)                     0.08%        0.77%       0.85%
Morgan Stanley Mid Cap Value(1)             0.23%        0.82%       1.05%
Morgan Stanley U.S. Real Estate(1)          0.17%        0.93%       1.10%
Morgan Stanley Global Equity(1)             0.32%        0.83%       1.15%
Morgan Stanley International Magnum(1)      0.15%        1.00%       1.15%
MFS Emerging Growth                         0.75%        0.10%       0.85%
MFS Growth with Income                      0.75%        0.13%       0.88%
MFS New Discovery(3)                        0.90%        0.27%       1.17%
Neuberger & Berman AMT Guardian(4)          0.85%        0.15%       1.00%
Neuberger & Berman AMT Mid-Cap Growth(4)    0.85%        0.15%       1.00%
Neuberger & Berman AMT Partners             0.78%        0.06%       0.84%
STI Capital Appreciation Fund
STI Value Income Stock Fund

-------------------

(1) Figures shown in the table are for the year ended December 31, 1998. Absent voluntary reductions and reimbursements for certain Portfolios, management fees, other expenses, and total Portfolio annual expenses expressed as a percentage of average net assets of the Portfolios would have been as follows:

    AIM V.I. Balanced Fund        0.75%          2.08%           2.83%
    AIM V.I. High Yield Fund      0.63%          1.87%           2.50%
    Fixed Income                  0.40%          0.64%           1.04%
    Equity Growth                 0.55%          0.76%           1.31%
    Value                         0.55%          0.77%           1.32%
    Mid-Cap Value                 0.75%          0.82%           1.57%
    U.S. Real Estate              0.80%          0.93%           1.73%
    Global Equity Portfolio       0.80%          0.83%           1.63%
    International Magnum          0.80%          1.00%           1.80%

(2) Absent expense offset and other arrangements that reduce expenses, total Portfolio annual expenses expressed as a percentage of average net assets of the Portfolios would have been 0.68% for VIP Growth, 0.58% for VIP Equity-Income, and 0.70% for VIP II Contrafund.

(3) The total Portfolio annual expenses shown do not reflect expense offset and other arrangements, and are therefore higher than the actual expenses of the Portfolio.

(4) Absent voluntary reductions and reimbursements, total Portfolio annual expenses expressed as a percentage of average net assets of the Portfolios would have been 1.14% for the Guardian Portfolio and 1.43% for the Mid-Cap Growth Portfolio.

EXAMPLE 1

The example below shows the dollar amount of expenses that you would bear directly or indirectly if you:

     o    invested $1,000 in a Variable Sub-Account,
     o    earned a 5% annual return on your investment,
     o surrendered your Contract, or you began receiving income payments for a specified period of less than 120 months, at the end of each time period, and
     o    elected the Enhanced Death and Income Benefit Combination Rider.

The example does not include any taxes or tax penalties you may be required to pay if you surrender your Contract.

Variable Sub-Account                  1 Year    3 Years    5 Years    10 Years
--------------------                  ------    -------    -------    --------

AIM V.I. Balanced                      $80        $132       $177       $319
AIM V.I. Capital Appreciation          $75        $116       $151       $268
AIM V.I. Diversified Income            $76        $119       $156       $278
AIM V.I. Global Utilities              $79        $130       $174       $313
AIM V.I. Government Securities         $76        $119       $156       $277
AIM V.I. Growth                        $75        $118       $154       $273
AIM V.I. Growth and Income             $75        $115       $160       $266
AIM V.I. High Yield                    $80        $130       $175       $315
AIM V.I. International Equity          $77        $123       $163       $293
AIM V.I. Value                         $75        $116       $151       $267
American Century VP Balanced           $77        $123       $163       $292
American Century VP International      $83        $141       $193       $350
Dreyfus Socially Responsible Growth    $76        $120       $158       $282
Dreyfus Stock Index                    $71        $103       $130       $225
VIF Small Company Stock                $78        $126       $167       $300
VIF Growth and Income                  $76        $119       $157       $279
VIF Money Market                       $74        $113       $146       $257
VIP Growth                             $75        $116       $152       $269
VIP High Income                        $75        $117       $153       $271
VIP Equity-Income                      $74        $113       $147       $259
VIP II Contrafund                      $75        $117       $153       $271
Goldman Sachs Growth and Income        $77        $123       $163       $292
Goldman Sachs CORE U.S. Equity         $76        $120       $158       $282
Goldman Sachs CORE Large Cap Growth    $76        $120       $158       $282
Goldman Sachs CORE Small Cap Equity    $77        $123       $163       $292
Goldman Sachs Capital Growth           $77        $123       $163       $292
Goldman Sachs Mid Cap Equity           $78        $125       $166       $297
Goldman Sachs International Equity     $81        $134       $181       $326
Goldman Sachs Global Income            $79        $128       $171       $307
Morgan Stanley Fixed Income            $75        $117       $153       $271
Morgan Stanley Equity Growth           $77        $122       $160       $287
Morgan Stanley Value                   $77        $122       $160       $287
Morgan Stanley Mid Cap Value           $79        $128       $171       $307
Morgan Stanley U.S. Real Estate        $79        $129       $173       $312
Morgan Stanley Global Equity           $80        $131       $176       $317
Morgan Stanley International Magnum    $80        $131       $176       $317
MFS Emerging Growth                    $77        $122       $160       $287
MFS Growth with Income                 $77        $122       $162       $290
MFS New Discovery                      $80        $131       $177       $318
Neuberger & Berman AMT Guardian        $78        $126       $168       $302
Neuberger & Berman AMT Partners        $77        $121       $160       $286
Neuberger & Berman AMT Mid-Cap Growth  $78        $126       $168       $302
STI Capital Appreciation
STI Value Income Stock


EXAMPLE 2

Same assumptions as Example 1 above, except that you decided not to surrender your Contract, or you began receiving income payments for a specified period of at least 120 months, at the end of each period.

Variable Sub-Account                  1 Year    3 Years    5 Years    10 Years
--------------------                  ------    -------    -------    --------

AIM V.I. Balanced                      $29        $89        $152       $319
AIM V.I. Capital Appreciation          $24        $74        $126       $268
AIM V.I. Diversified Income            $25        $77        $131       $278
AIM V.I. Global Utilities              $28        $87        $148       $313
AIM V.I. Government Securities         $25        $76        $130       $277
AIM V.I. Growth                        $24        $75        $128       $273
AIM V.I. Growth and Income             $24        $73        $125       $266
AIM V.I. High Yield                    $29        $88        $149       $315
AIM V.I. International Equity          $26        $81        $138       $293
AIM V.I. Value                         $24        $73        $125       $267
American Century VP International      $32        $99        $168       $350
American Century VP Balanced           $26        $81        $137       $292
Dreyfus Socially Responsible Growth    $25        $78        $132       $282
Dreyfus Stock Index                    $20        $61        $104       $225
VIF Small Company Stock                $27        $83        $142       $300
VIF Growth and Income                  $25        $77        $131       $279
VIF Money Market                       $23        $70        $120       $257
VIP Growth                             $24        $74        $126       $269
VIP High Income                        $24        $74        $127       $271
VIP Equity-Income                      $23        $71        $121       $259
VIP II Contrafund                      $24        $74        $127       $271
Goldman Sachs Growth and Income        $26        $81        $137       $292
Goldman Sachs CORE U.S. Equity         $25        $78        $132       $282
Goldman Sachs CORE Large Cap Growth    $25        $78        $132       $282
Goldman Sachs CORE Small Cap Equity    $26        $81        $137       $292
Goldman Sachs Capital Growth           $26        $81        $137       $292
Goldman Sachs Mid Cap Equity           $27        $82        $140       $297
Goldman Sachs International Equity     $30        $91        $155       $326
Goldman Sachs Global Income            $28        $85        $145       $307
Morgan Stanley Fixed Income            $24        $74        $127       $271
Morgan Stanley Equity Growth           $26        $79        $135       $287
Morgan Stanley Value                   $26        $79        $135       $287
Morgan Stanley Mid Cap Value           $28        $85        $145       $307
Morgan Stanley U.S. Real Estate        $28        $87        $148       $312
Morgan Stanley Global Equity           $29        $88        $150       $317
Morgan Stanley International Magnum    $29        $88        $150       $317
MFS Emerging Growth                    $26        $79        $135       $287
MFS Growth with Income                 $26        $80        $136       $290
MFS New Discovery                      $29        $89        $151       $318
Neuberger & Berman AMT Guardian        $27        $84        $143       $302
Neuberger & Berman AMT Partners        $26        $79        $134       $286
Neuberger & Berman AMT Mid-Cap Growth  $27        $84        $143       $302
STI Capital Appreciation
STI Value Income Stock


Please remember that you are looking at examples and not a representation of past or future earnings. Your actual expenses may be lower or greater than those shown above. Similarly, your rate of return may be lower or greater than 5%, which is not guaranteed. The above examples assume the election of the Enhanced Death and Income Benefit Combination Rider with a mortality and expense risk charge of 1.49%. If that Rider were not elected, the expense figures shown above would be slightly lower. To reflect the contract maintenance charge in the examples, we estimated an equivalent percentage charge, based on an assumed average Contract size of $47,490.

FINANCIAL INFORMATION

--------------------------------------------------------------------------------


To measure the value of your investment in the Variable Sub-Accounts during the Accumulation Phase, we use a unit of measure we call the "Accumulation Unit." Each Variable Sub-Account has a separate value for its Accumulation Units we call "Accumulation Unit Value." Accumulation Unit Value is analogous to, but not the same as, the share price of a mutual fund.

Attached as Appendix A to this prospectus are tables showing the Accumulation Unit Values of each Variable Sub-Account, other than the STI Variable Sub-Accounts, since its inception. No information is shown for the STI Variable Sub-Accounts, which commenced operations as of the date of this prospectus. To obtain a fuller picture of each Variable Sub-Account's finances, please refer to the Variable Account's financial statements contained in the Statement of Additional Information. The financial statements of Glenbrook also appear in the Statement of Additional Information.

THE CONTRACT

--------------------------------------------------------------------------------


CONTRACT OWNER

The Glenbrook Provider Variable Annuity is a contract between you, the Contract owner, and Glenbrook, a life insurance company. As the Contract owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):

     o    the investment alternatives during the Accumulation and Payout Phases,
     o    the amount and timing of your purchase payments and withdrawals,
     o    the programs you want to use to invest or withdraw money,
     o    the income payment plan you want to use to receive retirement income,
     o the Annuitant (either yourself or someone else) on whose life the income payments will be based,
     o the Beneficiary or Beneficiaries who will receive the benefits that the Contract provides when you die, and
     o    any other rights that the Contract provides.

If you die, any surviving Contract owner, or , if none, the Beneficiary may exercise the rights and privileges provided to them by the Contract.

The Contract cannot be jointly owned by both a non-natural person and a natural person.

You can use the Contract with or without a qualified plan. A qualified plan is a personal retirement savings plan, such as an IRA or tax-sheltered annuity, that meets the requirements of the Internal Revenue Code. Qualified plans may limit or modify your rights and privileges under the Contract. We use the term "Qualified Contract" to refer to a Contract issued with a qualified plan. See "Qualified Plans" on page __.


ANNUITANT

The Annuitant is the individual whose life determines the amount and duration of income payments (other than under Income Plans with guaranteed payments for a specified period). You initially designate an Annuitant in your application. You may change the Annuitant at any time prior to the Payout Start Date (only if the Contract owner is a natural person). You may designate a joint Annuitant, who is a second person on whose life income payments depend. We permit joint Annuitants only on or after the Payout Start Date. If the Annuitant dies prior to the Payout Start Date, the new Annuitant will be:

     (i)  the youngest Contract owner; otherwise,
     (ii) the youngest Beneficiary.


BENEFICIARY

The Beneficiary is the person who may elect to receive the death benefit or become the new Contract owner if the sole surviving Contract owner dies before the Payout Start Date. If the sole surviving Contract owner dies after the Payout Start Date, the Beneficiary will receive any guaranteed income payments scheduled to continue.

You may name one or more Beneficiaries when you apply for a Contract. You may change or add Beneficiaries at any time, unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed and filed with us. Any change will be effective at the time you sign the written notice. Until we receive your written notice to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable as to any payment or settlement made prior to receiving the written notice. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly.

If you did not name a Beneficiary or, unless otherwise provided in the Beneficiary designation, if a named Beneficiary is no longer living and there are no other surviving Beneficiaries, the new Beneficiary will be:

     o    your spouse or, if he or she is no longer alive,
     o    your surviving children equally, or if you have no surviving children,
     o    your estate.

If more than one Beneficiary survives you (or survives the Annuitant, if the Contract owner is not a natural person) we will divide the death benefit among your Beneficiaries according to your most recent written instructions. If you have not given us written instructions, we will pay the death benefit in equal amounts to the surviving Beneficiaries.


MODIFICATION OF THE CONTRACT

Only a Glenbrook officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.


ASSIGNMENT

We will not honor an assignment of an interest in a Contract as collateral or security for a loan. However, you may assign periodic income payments under the Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are payable to the Beneficiary. We will not be bound by any assignment until you sign it and file it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. You should consult with an attorney before trying to assign your Contract.

PURCHASES

--------------------------------------------------------------------------------


MINIMUM PURCHASE PAYMENTS

Your initial purchase payment must be at least $3,000 ($2,000 for a Qualified Contract). All subsequent purchase payments must be $50 or more. You may make purchase payments at any time prior to the Payout Start Date. We reserve the right to limit the maximum amount of purchase payments we will accept.


AUTOMATIC ADDITIONS PROGRAM

You may make subsequent purchase payments by automatically transferring money from your bank account. Consult your sales representative for more detailed information.


ALLOCATION OF PURCHASE PAYMENTS

At the time you apply for a Contract, you must decide how to allocate your purchase payments among the investment alternatives. The allocation you specify on your application will be effective immediately. All allocations must be in whole percents that total 100% or in whole dollars. You can change your allocations by notifying us in writing.

We will allocate your purchase payments to the investment alternatives according to your most recent instructions on file with us. Unless you notify us in writing otherwise, we will allocate subsequent purchase payments according to the allocation for the previous purchase payment. We will effect any change in allocation instructions at the time we receive written notice of the change in good order.

We will credit the initial purchase payment that accompanies your completed application to your Contract within 2 business days after we receive the payment at our home office. If your application is incomplete, we will ask you to complete your application within 5 business days. If you do so, we will credit your initial purchase payment to your Contract within that 5 business day period. If you do not, we will return your purchase payment at the end of the 5 business day period unless you expressly allow us to hold it until you complete the application. We will credit subsequent purchase payments to the Contract at the close of the business day on which we receive the purchase payment at our home office.

We are open for business each day Monday through Friday that the New York Stock Exchange is open for business. We also refer to these days as "Valuation Dates." Our business day closes when the New York Stock Exchange closes, usually 4 p.m. Eastern Time (3 p.m. Central Time). If we receive your purchase payment after 3 p.m. Central Time on any Valuation Date, we will credit your purchase payment using the Accumulation Unit Values computed on the next Valuation Date.


RIGHT TO CANCEL

You may cancel the Contract by returning it to us within the Cancellation Period, which is the 20 day period after you receive the Contract, or such longer period that your state may require. You may return it by delivering it or mailing it to us. If you exercise this "Right to Cancel," the Contract terminates and we will pay you the full amount of your purchase payments allocated to the Fixed Account. We also will return your purchase payments allocated to the Variable Account adjusted, to the extent state law permits, to reflect investment gain or loss that occurred from the date of allocation through the date of cancellation. Some states may require us to return a greater amount to you.

In states where we are required to refund purchase payments, we reserve the right during the Cancellation Period to invest any purchase payments you allocated to a Variable Sub-Account to the Money Market Variable Sub-Account available under the Contract. We will notify you if we do so. At the end of the Cancellation Period, you may then allocate your money to other Variable Sub-Accounts.

CONTRACT VALUE

--------------------------------------------------------------------------------


Your Contract Value at any time during the Accumulation Phase is equal to the sum of the value of your Accumulation Units in the Variable Sub-Accounts you have selected, plus the value of your investment in the Fixed Account Options.


ACCUMULATION UNITS

To determine the number of Accumulation Units of each Variable Sub-Account to credit to your Contract, we divide (i) the amount of the purchase payment you have allocated to a Variable Sub-Account by (ii) the Accumulation Unit Value of that Variable Sub-Account next computed after we receive your payment. For example, if we receive a $10,000 purchase payment allocated to a Variable Sub-Account when the Accumulation Unit Value for the Sub-Account is $10, we would credit 1,000 Accumulation Units of that Variable Sub-Account to your Contract.


ACCUMULATION UNIT VALUE

As a general matter, the Accumulation Unit Value for each Variable Sub-Account will rise or fall to reflect:

     o changes in the share price of the Portfolio in which the Variable Sub-Account invests, and

     o the deduction of amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value.

We determine contract maintenance charges, withdrawal charges, and transfer fees (currently waived) separately for each Contract. They do not affect Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units. For details on how we calculate Accumulation Unit Value, please refer to the Statement of Additional Information.

We determine a separate Accumulation Unit Value for each Variable Sub-Account on each Valuation Date. We also determine a separate set of Accumulation Unit Values reflecting the cost of the Enhanced Death Benefit Rider and the Enhanced Death and Income Benefit Combination Rider described on page __ below.

You should refer to the prospectuses for the Funds that accompany this prospectus for a description of how the assets of each Portfolio are valued, since that determination directly bears on the Accumulation Unit Value of the corresponding Variable Sub-Account and, therefore, your Contract Value.

INVESTMENT ALTERNATIVES:  The Variable Sub-Accounts

--------------------------------------------------------------------------------


You may allocate your purchase payments to up to 41 Variable Sub-Accounts. Each Variable Sub-Account invests in the shares of a corresponding Portfolio. Each Portfolio has its own investment objective(s) and policies. We briefly describe the Portfolios below.

For more complete information about each Portfolio, including expenses and risks associated with the Portfolio, please refer to the accompanying prospectuses for the Funds. You should carefully review the Fund prospectuses before allocating amounts to the Variable Sub-Accounts.


-------------------------------------------------------------------------------------------
                                                                              Investment
Portfolio:                         Each Portfolio Seeks:                        Adviser:
-------------------------------------------------------------------------------------------

AIM Variable Insurance Funds, Inc.

-------------------------------------------------------------------------------------------
AIM V.I. Balanced Fund             As high a total return as possible,
                                   consistent with preservation of
                                   capital

                                                                                 A I M
                                                                              Advisors, Inc.
-------------------------------------------------------------------------------------------
AIM V.I. Capital                   Growth of capital
Appreciation Fund

-------------------------------------------------------------------------------------------
AIM V.I. Diversified Income        A high level of current income
Fund

-------------------------------------------------------------------------------------------
AIM V.I. Global Utilities          To achieve a high level of current
Fund                               income and, secondarily, capital
                                   appreciation

-------------------------------------------------------------------------------------------
AIM V.I. Government                A high level of current income
Securities Fund                    consistent with reasonable concern
                                   for safety of principal

-------------------------------------------------------------------------------------------
AIM V.I. Growth Fund               Growth of capital
-------------------------------------------------------------------------------------------
AIM V.I. Growth and Income         Growth of capital, and secondarily,
Fund                               current income
-------------------------------------------------------------------------------------------
AIM V.I. High Yield Fund           A high level of current income
-------------------------------------------------------------------------------------------
AIM V.I. International             Long-term growth of capital
Equity Fund
-------------------------------------------------------------------------------------------
AIM V.I. Value Fund                Long-term growth of capital
-------------------------------------------------------------------------------------------

American Century Variable Funds (VP), Inc.

-------------------------------------------------------------------------------------------
American Century VP Balanced       Capital growth and income over time          American
                                                                                Century
                                                                               Investment
                                                                               Management,
                                                                                   Inc.
-------------------------------------------------------------------------------------------
American Century VP                Long-term capital growth around the
International                      world
-------------------------------------------------------------------------------------------
Dreyfus Variable Investment Fund (VIF)
-------------------------------------------------------------------------------------------
VIF Growth and Income Portfolio    Long-term capital growth, current
                                   income and growth of income,
                                   consistent with reasonable investment
                                   risk
                                                                                  The
                                                                                Dreyfus
                                                                              Corporation

-------------------------------------------------------------------------------------------
VIF Money Market Portfolio         Current  income  as  is consistent
                                   with the preservation of capital and
                                   the maintenance of liquidity
-------------------------------------------------------------------------------------------
VIF Small Company Stock            Investment results that are greater
Portfolio                          than the total performance of the
                                   Russell 2500-TM- Index
-------------------------------------------------------------------------------------------

The Dreyfus Socially Responsible Growth Fund, Inc.

-------------------------------------------------------------------------------------------

                                   Capital growth and, secondarily,
                                   current income
-------------------------------------------------------------------------------------------

Dreyfus Stock Index Fund

-------------------------------------------------------------------------------------------
                                   Investment results that correspond to
                                   the price and yield performance of the
                                   Standard  & Poor's  500 Composite Stock
                                   Index
-------------------------------------------------------------------------------------------


                                                                              Investment
Portfolio:                         Each Portfolio Seeks:                        Adviser:
-------------------------------------------------------------------------------------------

Fidelity Variable Insurance Products Fund II (VIPII)

-------------------------------------------------------------------------------------------
VIP II Contrafund Portfolio        Capital appreciation                         Fidelity
                                                                               Management &
                                                                                Research
                                                                                Company
-------------------------------------------------------------------------------------------
VIP Growth Portfolio               Capital appreciation
-------------------------------------------------------------------------------------------
VIP High Income Portfolio          High current income
-------------------------------------------------------------------------------------------
VIP Equity Income Portfolio        Reasonable income
-------------------------------------------------------------------------------------------

MFS(R) Variable Insurance Trust SM*

-------------------------------------------------------------------------------------------
MFS Emerging Growth Series         Long-term growth of capital                Massachusetts
                                                                                Financial
                                                                                Services

-------------------------------------------------------------------------------------------
MFS Growth with Income             Reasonable current income and
Series                             long-term growth of capital and income
-------------------------------------------------------------------------------------------
MFS New Discovery Series           Capital appreciation
-------------------------------------------------------------------------------------------

Goldman Sachs Variable Insurance Trust

-------------------------------------------------------------------------------------------
Growth and Income Fund             Long-term growth of capital and growth       Goldman
                                   of income                                     Sachs
                                                                                 Asset
                                                                               Management

-------------------------------------------------------------------------------------------

CORE U.S. Equity Fund              Long-term growth of capital and
                                   dividend income
-------------------------------------------------------------------------------------------
CORE Large Cap Growth Fund         Long-term growth of capital
-------------------------------------------------------------------------------------------
CORE Small Cap Equity Fund         Long-term growth of capital
-------------------------------------------------------------------------------------------
Capital Growth Fund                Long-term growth of capital
-------------------------------------------------------------------------------------------
Mid Cap Equity Fund                Long-term capital appreciation
-------------------------------------------------------------------------------------------
International Equity Fund          Long-term capital appreciation               Goldman
                                                                                 Sachs
                                                                                 Asset
                                                                               Management
                                                                              International
-------------------------------------------------------------------------------------------
Global Income  Fund                A  high  total  return,   emphasizing
                                   current  income  and, to a lesser  extent,
                                   capital appreciation
-------------------------------------------------------------------------------------------

Morgan Stanley Universal Funds, Inc.

-------------------------------------------------------------------------------------------

Fixed Income                       Above-average total return
                                                                                 Morgan
                                                                                 Stanley
                                                                                  Asset
                                                                             Management Inc.

-------------------------------------------------------------------------------------------
Equity Growth                      Long-term capital appreciation
-------------------------------------------------------------------------------------------
Value                              Above-average total return over a
                                   market cycle of 3 to 5 years
-------------------------------------------------------------------------------------------
Mid Cap Value                      Above-average total return over a
                                   market cycle of 3 to 5 years
-------------------------------------------------------------------------------------------
U.S. Real Estate                   Above-average current income and
                                   long-term capital appreciation
-------------------------------------------------------------------------------------------
Global Equity                      Long-term capital appreciation
-------------------------------------------------------------------------------------------
International Magnum               Long-term capital appreciation
-------------------------------------------------------------------------------------------

Neuberger & Berman Advisers Management Trust

-------------------------------------------------------------------------------------------

Partners                           Capital growth                             Neuberger &
                                                                                Berman
                                                                             Management Inc.
-------------------------------------------------------------------------------------------

Guardian                           Capital appreciation and,
                                   secondarily, current income

-------------------------------------------------------------------------------------------
Mid-Cap Growth                     Capital appreciation
-------------------------------------------------------------------------------------------

STI Classic Variable Trust

-------------------------------------------------------------------------------------------
STI Capital Appreciation Fund      Capital appreciation                        STI Capital
                                                                               Management,
                                                                                 N.A.
------------------------------------------------------------------------------
STI Value Income Stock Fund        Current income with the secondary goal
                                   of achieving capital appreciation
-------------------------------------------------------------------------------------------

* Effective May 1, 1999, the MFS Variable Sub-Accounts were closed to new investment (including transfers).

Amounts you allocate to Variable Sub-Accounts may grow in value, decline in value, or grow less than you expect, depending on the investment performance of the Portfolios in which those Variable Sub-Accounts invest. You bear the investment risk that the Portfolios might not meet their investment objectives. Shares of the Portfolios are not deposits, or obligations of, or guaranteed or endorsed by any bank and are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

INVESTMENT ALTERNATIVES : The Fixed Account Options


--------------------------------------------------------------------------------


You may allocate all or a portion of your purchase payments to the Fixed Account. You may choose from among 3 Fixed Account Options including 2 dollar cost averaging options and the option to invest in one or more Guarantee Periods. The Fixed Account Options may not be available in all states. Please consult with your sales representative for current information. The Fixed
Account supports our insurance and annuity obligations. The Fixed Account consists of our general assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the Fixed Account, subject to applicable law. Any money you allocate to a Fixed Account Option does not entitle you to share in the investment experience of the Fixed Account.


DOLLAR COST AVERAGING FIXED ACCOUNT OPTIONS

Dollar Cost Averaging Fixed Account Option. Purchase payments that you allocate to the Dollar Cost Averaging Fixed Account Option ("DCA Fixed Account Option") will earn interest for a one year period at the current rate in effect at the time of allocation. We will credit interest daily at a rate that will compound over the year to the annual interest rate we guaranteed at the time of allocation. After the one year period, we will declare a renewal rate which we guarantee for a full year. Subsequent renewal dates will be every twelve months for each payment or transfer.

We will follow your instructions in transferring amounts monthly from the DCA Fixed Account Option. However, you may not choose less than 3 or more than 36 monthly installments. Further, you must transfer each purchase payment and all its earnings out of this Option by means of dollar cost averaging within 36 months of payment. At the end of 36 months, we will transfer the remaining payment and associated earnings to the Money Market Variable Sub-Account. No transfers are permitted into the Dollar Cost Averaging Fixed Account.

Short Term Dollar Cost Averaging Fixed Account Option. You may establish a Short Term Dollar Cost Averaging Program by allocating purchase payments to the Short Term Dollar Cost Averaging Fixed Account Option ("Short Term DCA Fixed Account Option"). We will credit interest to purchase payments you allocate to this Option for up to one year at the current rate in effect at the time of allocation. Each purchase payment you allocate to the Short Term DCA Fixed Account Option must be at least $5,000. We reserve the right to reduce the minimum allocation amount.

We will follow your instructions in transferring amounts monthly from the Short Term DCA Fixed Account Option. However, you may not choose less than 3 or more than 12 monthly installments. Further, you must transfer each purchase payment and all its earnings out of this Option by means of dollar cost averaging within 12 months. If you discontinue the Dollar Cost Averaging Program before the end of the transfer period, we will transfer the remaining balance in this Option to the Money Market Variable Sub-Account unless you request a different investment alternative. No transfers are permitted into the Short Term Dollar Cost Averaging Fixed Account.

We bear the investment risk for all amounts allocated to the DCA Fixed Account Option and the Short Term DCA Fixed Account Option. That is because we guarantee the current and renewal interest rates we credit to the amounts you allocate to either of these Options, which will never be less than the minimum guaranteed rate in the Contract. Currently, we determine, in our sole discretion, the amount of interest credited in excess of the guaranteed rate.

We may declare more than one interest rate for different monies based upon the date of allocation to the DCA Fixed Account Option and the Short Term DCA Fixed Account Option. For current interest rate information, please contact your sales representative or our customer support unit at 1-800-755-5275.


GUARANTEE PERIODS

Each payment or transfer allocated to a Guarantee Period earns interest at a specified rate that we guarantee for a period of years. Guarantee Periods may range from 1 to 10 years. We are currently offering Guarantee Periods of 3, 5, 7, and ten years in length. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.

You select the Guarantee Period for each payment or transfer. If you do not select a Guarantee Period, we will assign the same period(s) you selected for your most recent purchase payments.

Each payment or transfer allocated to a Guarantee Period must be at least $50. We reserve the right to limit the number of additional purchase payments that you may allocate to this Option.

Interest Rates. We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We will not change the interest rate that we credit to a particular allocation until the end of the relevant Guarantee Period. We may declare different interest rates for Guarantee Periods of the same length that begin at different times.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on investment returns available at the time of the determination. In addition, we may consider various other factors in determining interest rates including regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. We determine the interest rates to be declared in our sole discretion. We can neither predict nor guarantee what those rates will be in the future. For current interest rate information, please contact your sales representative or Glenbrook at 1-800-755-5275.

How We Credit Interest. We will credit interest daily to each amount allocated to a Guarantee Period at a rate that compounds to the annual interest rate that we declared at the beginning of the applicable Guarantee Period. The following example illustrates how a purchase payment allocated to a Guaranteed Period would grow, given an assumed Guarantee Period and annual interest rate:

Purchase Payment...............$10,000
Guarantee Period...............5 years
Annual Interest Rate...........4.50%


                              END OF CONTRACT YEAR

                                          YEAR 1     YEAR 2      YEAR 3       YEAR 4     YEAR 5
                                          ------     ------      ------       ------     ------
Beginning Contract Value                $10,000.00
X (1 + Annual Interest Rate)                X1.045
                                        $10,450.00
Contract Value at end of Contract Year              $10,450.00
X (1 + Annual Interest Rate)                            X1.045
                                                    $10,920.25
Contract Value at end of Contract Year                           $10,920.25
X (1 + Annual Interest Rate)                                         X1.045
                                                                 $11,411.66
Contract Value at end of Contract Year                                       $11,411.66
X (1 + Annual Interest Rate)                                                     X1.045
                                                                             $11,925.19
Contract Value at end of Contract Year                                                   $11,925.19
X (1 + Annual Interest Rate)                                                                 X1.045
                                                                                          $12,461.82

Total Interest Credited During Guarantee Period = $2,461.82 ($12,461.82 -$10,000)

This example assumes no withdrawals during the entire 5 year Guarantee Period. If you were to make a partial withdrawal, you may be required to pay a withdrawal charge. In addition, the amount withdrawn may be increased or decreased by a Market Value Adjustment that reflects changes in interest rates since the time you invested the amount withdrawn. The hypothetical interest rate is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract. Actual interest rates declared for any given Guarantee Period may be more or less than shown above.

Renewals. Prior to the end of each Guarantee Period, we will mail you a notice asking you what to do with your money, including the accrued interest. During the 30-day period after the end of the Guarantee Period, you may:

1) take no action. We will automatically apply your money to a new Guarantee Period of the same length as the expiring Guarantee Period. The new Guarantee Period will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for a Guarantee Period of that length; or

2) instruct us to apply your money to one or more new Guarantee Periods of your choice. The new Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

3) instruct us to transfer all or a portion of your money to one or more Variable Sub-Accounts of the Variable Account. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market Value Adjustment; or

4) withdraw all or a portion of your money. You may be required to pay a withdrawal charge, but we will not adjust the amount withdrawn to include a Market Value Adjustment. You may also be required to pay premium taxes and withholding, if applicable. We will pay interest from the day the Guarantee Period expired until the date of withdrawal. The interest will be the rate for the shortest Guarantee Period then being offered. Amounts not withdrawn will be applied to a new Guarantee Period of the same length as the previous Guarantee Period. The new Guarantee Period will begin on the day the previous Guarantee Period ends.

Under our  Automatic  Laddering  Program,  you may choose,  in  advance,  to use
Guarantee Periods of the same length for all renewals. You can select this Program at any time during the Accumulation Phase, including on the Issue Date. We will apply renewals to Guarantee Periods of the selected length until you direct us in writing to stop. We may stop offering this Program at any time. For additional information on the Automatic Laddering Program, please call our Customer Service unit at 1-800-755-5275.

Market Value Adjustment. All withdrawals and transfers from a Guarantee Period, other than those taken during the 30 day period after such Guarantee Period expires, are subject to a Market Value Adjustment. A Market Value Adjustment also may apply upon payment of a death benefit and when you apply amounts currently invested in a Guarantee Period to an Income Plan (unless paid or applied during the 30-day period after such Guarantee Period expires). We also will not apply a Market Value Adjustment to a withdrawal you make:

     o    within the Free Withdrawal Amount as described on page __, or

     o    to satisfy the IRS minimum distribution rules for the Contract.

We apply the Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Guarantee Period to the time you remove it from that Guarantee Period. We calculate the Market Value Adjustment by comparing the Treasury Rate for a period equal to the Guarantee Period at its inception to the Treasury Rate for a period equal to the Guarantee Period when you remove your money. "Treasury Rate" means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Bulletin Release H.15.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates increase significantly, the Market Value Adjustment and any withdrawal charge, premium taxes, and income tax withholding (if applicable) could reduce the amount you receive upon full withdrawal from a Guaranteed Period to an amount that is less than the purchase payment applied to that period plus interest earned under the Contract.

Generally, if the original Treasury Rate at the time you allocate money to a Guarantee Period is higher than the applicable current Treasury Rate for a period equal to the Guarantee Period, then the Market Value Adjustment will result in a higher amount payable to you, transferred or applied to an Income Plan. Conversely, if the Treasury Rate at the time you allocate money to a Guarantee Period is lower than the applicable Treasury Rate for a period equal to the Guarantee Period, then the Market Value Adjustment will result in a lower amount payable to you, transferred or applied to an Income Plan.

For  example,  assume  that you  purchase a  Contract  and you select an initial
Guarantee Period of 5 years and the 5 year Treasury Rate for that duration is 4.50%. Assume that at the end of 3 years, you make a partial withdrawal. If, at that later time, the current 5 year Treasury Rate is 4.20%, then the Market
Value Adjustment will be positive, which will result in an increase in the amount payable to you. Conversely, if the current 5 year Treasury Rate is 4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

The formula for calculating Market Value Adjustments is set forth in Appendix B to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.

INVESTMENT ALTERNATIVES:  Transfers


--------------------------------------------------------------------------------


TRANSFERS DURING THE ACCUMULATION PHASE

During the Accumulation Phase, you may transfer Contract Value among the investment alternatives. You may not transfer Contract Value to the Short-Term Dollar Cost Averaging Fixed Account Option. You may request transfers in writing on a form that we provided or by telephone according to the procedure described below. The minimum amount that you may transfer into a Guarantee Period is $50. We currently do not assess, but reserve the right to assess, a $10 charge on each transfer in excess of 12 per Contract Year. We treat transfers to or from more than one Portfolio on the same day as one transfer.

We will process transfer requests that we receive before 3:00 p.m. Central Time on any Valuation Date using the Accumulation Unit Values for that Date. We will process requests completed after 3:00 p.m. on any Valuation Date using the Accumulation Unit Values for the next Valuation Date. The Contract permits us to defer transfers from the Fixed Account for up to six months from the date we receive your request. If we decide to postpone transfers for 30 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date we receive the transfer request to the date we make the transfer.

If you transfer an amount from a Guarantee Period other than during the 30 day period after such Guarantee Period expires, we will increase or decrease the amount by a Market Value Adjustment.

We reserve the right to waive any transfer restrictions.


TRANSFERS DURING THE PAYOUT PHASE

During the Payout Phase, you may make transfers among the Variable Sub-Accounts so as to change the relative weighting of the Variable Sub-Accounts on which your variable income payments will be based. In addition, you will have a limited ability to make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. You may not, however, convert any portion of your right to receive fixed income payments into variable income payments.

If you choose an Income Plan that depends on any person's life, you may not make any transfers for the first 6 months after the Payout Start Date. Thereafter, you may make transfers among the Variable Sub-Accounts or make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. Your transfers must be at least 6 months apart.


TELEPHONE TRANSFERS

You may make transfers by telephone by calling 1-800-755-5275 if you first send us a completed authorization form. The cut off time for telephone transfer requests is 3:00 p.m. Central time. In the event that the New York Stock Exchange closes early, i.e., before 3:00 p.m. Central Time, or in the event that the Exchange closes early for a period of time but then reopens for trading on the same day, we will process telephone transfer requests as of the close of the Exchange on that particular day. We will not accept telephone requests received at any telephone number other than the number that appears in this paragraph or received after the close of trading on the Exchange.

We may suspend, modify or terminate the telephone transfer privilege at any time without notice.

We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.


DOLLAR COST AVERAGING PROGRAM

Through our Dollar Cost Averaging Program, you may automatically transfer a fixed dollar amount every month during the Accumulation Phase from the Short Term Dollar Cost Averaging Fixed Account or the Dollar Cost Averaging Fixed Account, to any Variable Sub-Account. You may not use the Dollar Cost Averaging Program to transfer amounts to the Guarantee Periods.

We will not charge a transfer fee for transfers made under this Program, nor will such transfer count against the 12 transfers you can make each Contract Year without paying a transfer fee.

The theory of dollar cost averaging is that if purchases of equal dollar amounts are made at fluctuating prices, the aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in this Program does not assure you of a greater profit from your purchases under the Program nor will it prevent or necessarily reduce losses in a declining market. Call or write us for instructions on how to enroll.


AUTOMATIC PORTFOLIO REBALANCING PROGRAM

Once you have allocated your money among the Variable Sub-Accounts, the performance of each Sub-Account may cause a shift in the percentage you allocated to each Sub-Account. If you select our Automatic Portfolio Rebalancing Program, we will automatically rebalance the Contract Value in each Variable Sub-Account and return it to the desired percentage allocations. We will not include money you allocate to the Fixed Account Options in the Automatic Portfolio Rebalancing Program.

We will rebalance your account each quarter according to your instructions. We will transfer amounts among the Variable Sub-Accounts to achieve the percentage allocations you specify. You can change your allocations at any time by contacting us in writing or by telephone. The new allocation will be effective with the first rebalancing that occurs after we receive your request. We are not responsible for rebalancing that occurs prior to receipt of your request.

Example:

      Assume that you want your initial purchase payment split among 2 Variable Sub-Accounts. You want 40% to be in the AIM V.I. High Yield Variable Sub-Account and 60% to be in the AIM V.I. Growth Variable Sub-Account. Over the next 2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the AIM V.I. High Yield Variable Sub-Account now represents 50% of your holdings because of its increase in value. If you choose to have your holdings rebalanced quarterly, on the first day of the next quarter, we would sell some of your units in the AIM V.I. High Yield Variable Sub-Account and use the money to buy more units in the AIM V.I. Growth Variable Sub-Account so that the percentage allocations would again be 40% and 60% respectively.

The Automatic Portfolio Rebalancing Program is available only during the Accumulation Phase. The transfers made under the Program do not count towards the 12 transfers you can make without paying a transfer fee, and are not subject to a transfer fee. Portfolio rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the better performing segments.

EXPENSES


--------------------------------------------------------------------------------


As a Contract owner, you will bear, directly or indirectly, the charges and expenses described below.


CONTRACT MAINTENANCE CHARGE

During the Accumulation Phase, on each Contract Anniversary, we will deduct a $35 contract maintenance charge from your Contract Value invested in each Variable Sub-Account in proportion to the amount invested. If you surrender your Contract, we will deduct the contract maintenance charge pro rated for the part of the Contract Year elapsed, unless your Contract qualifies for a waiver, described below.

The charge is to compensate us for the cost of administering the Contracts and the Variable Account. Maintenance costs include expenses we incur in billing and collecting purchase payments; keeping records; processing death claims, cash withdrawals, and policy changes; proxy statements; calculating Accumulation Unit Values and income payments; and issuing reports to Contract owners and regulatory agencies. We cannot increase the charge. We will waive this charge if, as of the Contract Anniversary or upon full surrender:

     o    total purchase payments equal $50,000 or more, or
     o    all money is allocated to the Fixed Account.

In addition, we will waive the Contract Maintenance Charge if total purchase payments are $50,000 or more as of the Payout Start Date.


MORTALITY AND EXPENSE RISK CHARGE

We deduct a mortality and expense risk charge daily at an annual rate of 1.05% of the daily net assets you have invested in the Variable Sub-Accounts (1.27% if you select the Enhanced Death Benefit Rider, and 1.49% if you select the Enhanced Death and Income Benefit Combination Rider). The mortality and expense risk charge is for all the insurance benefits available with your Contract (including our guarantee of annuity rates and the death benefits), for certain expenses of the Contract, and for assuming the risk (expense risk) that the current charges will be sufficient in the future to cover the cost of administering the Contract. If the charges under the Contract are not sufficient, then we will bear the loss. We charge an additional amount for the Enhanced Death Benefit Rider and the Enhanced Death and Income Benefit Combination Rider to compensate us for the additional risk that we accept by providing these options.

We guarantee the mortality and expense risk charge and we cannot increase it. We assess the mortality and expense risk charge during both during the Accumulation Phase and the Payout Phase.


ADMINISTRATIVE EXPENSE CHARGE

We deduct an administrative expense charge daily at an annual rate of 0.10% of the average daily net assets you have invested in the Variable Sub-Accounts. We intend this charge to cover actual administrative expenses that exceed the revenues from the contract maintenance charge. There is no necessary relationship between the amount of administrative charge imposed on a given Contract and the amount of expenses that may be attributed to that Contract. We assess this charge each day during the Accumulation Phase and the Payout Phase. We guarantee that we will not raise this charge.


TRANSFER FEE

We do not currently impose a fee upon transfers among the investment alternatives. However, we reserve the right to charge $10 per transfer after the 12th transfer in each Contract Year. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging or Automatic Portfolio Rebalancing Program.


WITHDRAWAL CHARGE

We may assess a withdrawal charge of up to 6% of the purchase payment(s) you withdraw. The charge declines to 0% over a 6 year period that begins on the day we receive your payment. A schedule showing how the charge declines is shown on page ___, above. During each Contract Year, you can withdraw up to 15% of the aggregate amount of your purchase payments without paying the charge. Unused portions of this "Free Withdrawal Amount" are not carried forward to future Contract Years. We will deduct withdrawal charges, if applicable, from the amount paid.

For purposes of the withdrawal charge, we will treat withdrawals as coming from the oldest purchase payments first. However, for federal income tax purposes, please note that withdrawals are considered to have come first from earnings, which means you pay taxes on the earnings portion of your withdrawal.

We do not apply a withdrawal charge in the following situations:

     o on the Payout Start Date (a withdrawal charge may apply if you terminate income payments to be received for a specified period;
     o the death of the Contract owner (Annuitant if Contract owner is not a natural person);
     o withdrawals taken to satisfy IRS minimum distribution rules for the Contract; or
     o    withdrawals that qualify for one of the waivers as described below.

We use the amounts obtained from the withdrawal charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts. To the extent that the withdrawal charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.

Withdrawals also may be subject to tax penalties or income tax and a Market Value Adjustment. You should consult your own tax counsel or other tax advisers regarding any withdrawals.

Confinement Waiver. We will waive the withdrawal charge and any Market Value Adjustment on all withdrawals taken prior to the Payout Start Date under your Contract if the following conditions are satisfied:

     1) You or the Annuitant, if the Contract owner are not a natural person, are confined to a long term care facility or a hospital for at least 90 consecutive days. You or the Annuitant must enter the long term care facility or hospital at least 30 days after the Issue Date;

     2) You request the withdrawal and provide written proof of the stay no later than 90 days following the end of your or the Annuitant's stay at the long term care facility or hospital; and

     3) A physician must have prescribed the stay and the stay must be medically necessary (as defined in the Contract).

You may not claim this benefit if you, the Annuitant, or a member of your or the
Annuitant's   immediate  family,  is  the  physician  prescribing  your  or  the
Annuitant's stay in a long term care facility.

Terminal Illness Waiver. We will waive the withdrawal charge and any Market Value Adjustment on all withdrawals taken prior to the Payout Start Date under your Contract if:

     1) you or the Annuitant (if the Contract owner is not a natural person) are first diagnosed with a terminal illness at least 30 days after the Issue Date; and

     2)   you claim this benefit and deliver adequate proof of diagnosis to us.

Unemployment Waiver. We will waive the withdrawal charge and any Market Value Adjustment on one partial or a full withdrawal taken prior to the Payout Start Date under your Contract, if you meet the following requirements:

     1) you or the Annuitant, if the Contract owner is not a natural person,, become unemployed at least one year after the Issue Date;

     2) you or the Annuitant, if the Contract owner is not a natural person, receive unemployment compensation as defined in the Contract for at least 30 days as a result of that unemployment; and

     3) you or the Annuitant, if the Contract owner is not a natural person, claim this benefit within 180 days of your or the Annuitant's initial receipt of unemployment compensation.

You may exercise this benefit once during the life of your Contract.

Please refer to your Contract for more detailed information about the terms and conditions of these waivers.

The laws of your state may limit the availability of these waivers and may also change certain terms and/or benefits available under the waivers. You should consult your Contract for further details on these variations. Also, even if you do not need to pay our withdrawal charge or a Market Value Adjustment because of these waivers, you still may be required to pay taxes or tax penalties on the amount withdrawn. You should consult your tax adviser to determine the effect of a withdrawal on your taxes.

PREMIUM TAXES

Some states and other governmental entities (e.g., municipalities) charge premium taxes or similar taxes. We are responsible for paying these taxes and will deduct them from your Contract Value. Some of these taxes are due when the Contract is issued, others are due when income payments begin or upon surrender. Our current practice is not to charge anyone for these taxes until income payments begin or when a total withdrawal occurs, including payment upon death. We may discontinue this practice some time in the future and deduct premium taxes from the purchase payments. Premium taxes generally range from 0% to 4%, depending on the state.

At the Payout Start Date, we deduct the charge for premium taxes from each investment alternative in the proportion that the Contract owner's value in the investment alternative bears to the total Contract Value.


DEDUCTION FOR SEPARATE ACCOUNT INCOME TAXES

We are not currently maintaining a provision for taxes. In the future, however, we may establish a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Variable Account. We will deduct for any taxes we incur as a result of the operation of the Variable Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Internal Revenue Code is briefly described in the Statement of Additional Information.


OTHER EXPENSES

Each Portfolio deducts advisory fees and other expenses from its assets. You indirectly bear the charges and expenses of the Portfolios whose shares are held by the Variable Sub-Accounts. These fees and expenses are described in the accompanying prospectuses for the Funds. For a summary of current estimates of those charges and expenses, see pages ___ above. We may receive compensation from the investment advisers or administrators of the Portfolios in connection with the administrative services we provide to the Portfolios.

ACCESS TO YOUR MONEY


--------------------------------------------------------------------------------


You can withdraw some or all of your Contract Value at any time prior to the Payout Start Date.

The amount payable upon withdrawal is the Contract Value next computed after we receive the request for a withdrawal at our home office, adjusted by any Market Value Adjustment, less any withdrawal charges, contract maintenance charges, income tax withholding, penalty tax, and any premium taxes. We will pay withdrawals from the Variable Account within 7 days of receipt of the request, subject to postponement in certain circumstances.

You can withdraw money from the Variable Account or the Fixed Account Options. To complete a partial withdrawal from the Variable Account, we will cancel Accumulation Units in an amount equal to the withdrawal and any applicable withdrawal charge and premium taxes.

You must name the investment alternative from which you are taking the withdrawal. If none is named, then the withdrawal request is incomplete and cannot be honored.

In general, you must withdraw at least $50 at a time. You also may withdraw a lesser amount if you are withdrawing your entire interest in a Variable Sub-Account.

If you request a total withdrawal, we may require you to return your Contract to us.


POSTPONEMENT OF PAYMENTS

We may postpone the payment of any amounts due from the Variable Account under the Contract if:

     1) The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted;

     2)   An emergency exists as defined by the SEC; or

     3)   The SEC permits delay for your protection.

In addition, we may delay payments or transfers from the Fixed Account Options for up to 6 months or shorter period if required by law. If we delay payment for 30 days or more, we will pay interest as required by law.


SYSTEMATIC WITHDRAWAL PROGRAM

You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date. The minimum amount of each systematic withdrawal is $50. At our discretion, systematic withdrawals may not be offered in conjunction with the Dollar Cost Averaging Program or Automatic Portfolio Rebalancing Program.

Depending on fluctuations in the net asset value of the Variable Sub-Accounts and the value of the Fixed Account Options, systematic withdrawals may reduce or even exhaust the Contract Value. Income taxes may apply to systematic withdrawals. Please consult your tax advisor before taking any withdrawal.

We will make systematic withdrawal payments to you or your designated payee. We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.


MINIMUM CONTRACT VALUE

If your request for a partial withdrawal would reduce your Contract Value to less than $2,000, we may treat it as a request to withdraw your entire Contract Value. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges, and premium taxes.

INCOME PAYMENTS

--------------------------------------------------------------------------------



PAYOUT START DATE

You select the Payout Start Date in your application. The Payout Start Date is the day that money is applied to an Income Plan. The Payout Start Date must be:

     o    at least 30 days after the Issue Date; and
     o no later than the day the Annuitant reaches age 90, or the 10th Contract Anniversary, if later.

You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.


INCOME PLANS

An Income Plan is a series of scheduled payments to you or someone you designate. You may choose and change your choice of Income Plan until 30 days before the Payout Start Date. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with guaranteed payments for 10 years.

Three Income Plans are available under the Contract. Each is available to provide:

     o    fixed income payments;
     o    variable income payments; or
     o    a combination of the two.

The three Income Plans are:

      Income Plan 1 -- Life Income with Guaranteed Payments. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

      Income Plan 2 -- Joint and Survivor Life Income with Guaranteed Payments. Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant is alive. If both the Annuitant and the joint Annuitant die before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

      Income Plan 3 -- Guaranteed Payments for a Specified Period (5 Years to 30 Years). Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant's life. You may elect to receive guaranteed payments for periods ranging from 5 to 30 years. Income payments for less than 120 months may be subject to a withdrawal charge. We will deduct the mortality and expense risk charge from variable income payments even though we may not bear any mortality risk.

The length of any guaranteed payment period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule, longer guarantee periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no minimum specified period for guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a minimum specified period for guaranteed payments.

If you choose Income Plan 1 or 2, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant are alive before we make each payment. Please note that under such Income Plans, if you elect to take no minimum guaranteed payments, it is possible that the payee could receive only 1 income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only 2 income payments if they die before the third income payment, and so on.

Generally, you may not make withdrawals after the Payout Start Date. One exception to this rule applies if you are receiving variable income payments that do not depend on the life of the Annuitant (such as under Income Plan 3). In that case you may terminate the Variable Account portion of the income payments at any time and receive a lump sum equal to the commuted balance of the remaining variable payments due. A withdrawal charge may apply. We also assess applicable premium taxes against all income payments.

We may make other Income Plans available. You may obtain information about them by writing or calling us.

If you elected the Enhanced Death and Income Benefit Combination Option, you may be able to apply an amount greater than your Contract Value to an Income Plan. You must apply at least the Contract Value in the Fixed Account on the Payout Start Date to fixed income payments. If you wish to apply any portion of your Fixed Account balance to provide variable income payments, you should plan ahead and transfer that amount to the Variable Sub-Accounts prior to the Payout Start Date. If you do not tell us how to allocate your Contract Value among fixed and variable income payments, we will apply your Contract Value in the Variable Account to variable income payments and your Contract Value in the Fixed Account to fixed income payments.

We will apply your Contract Value, adjusted by a Market Value Adjustment, less applicable taxes to your Income Plan on the Payout Start Date. If the amount available to apply under an Income Plan is less than $2,000, or not enough to provide an initial payment of at least $20, and state law permits, we may:

     o pay you the Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen; or

     o reduce the frequency of your payments so that each payment will be at least $20.


VARIABLE INCOME PAYMENTS

The amount of your variable income payments depends upon the investment results of the Variable Sub-Accounts you select, the premium taxes you pay, the age and sex of the Annuitant, and the Income Plan you choose. We guarantee that the payments will not be affected by (a) actual mortality experience and (b) the amount of our administration expenses.

We cannot predict the total amount of your variable income payments. Your variable income payments may be more or less than your total purchase payments because (a) variable income payments vary with the investment results of the underlying Portfolios; and (b) the Annuitant could live longer or shorter than we expect based on the tables we use.

In calculating the amount of the periodic payments in the annuity tables in the Contract, we assumed an annual investment rate of 3%. If the actual net investment return of the Variable Sub-Accounts you choose is less than this assumed investment rate, then the dollar amount of your variable income payments will decrease. The dollar amount of your variable income payments will increase, however, if the actual net investment return exceeds the assumed investment rate. The dollar amount of the variable income payments stays level if the net investment return equals the assumed investment rate. Please refer to the Statement of Additional Information for more detailed information as to how we determine variable income payments.


FIXED INCOME PAYMENTS

We guarantee income payment amounts derived from any Fixed Account Option for the duration of the Income Plan. We calculate the fixed income payments by:

     1) adjusting the portion of the Contract Value in any Fixed Account Option on the Payout Start Date by any applicable Market Value Adjustment;

     2)   deducting any applicable premium tax; and

     3) applying the resulting amount to the greater of (a) the appropriate value from the income payment table in your Contract or (b) such other value as we are offering at that time.


We may defer making fixed income payments for a period of up to 6 months or any shorter time state law may require. If we defer payments for 30 days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.


CERTAIN EMPLOYEE BENEFIT PLANS

The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by applicable law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the purchase of a Contract is appropriate.

DEATH BENEFITS

--------------------------------------------------------------------------------



We will pay a death benefit prior to the Payout Start Date on:

     1)   the death of any Contract owner or,
     2) the death of the Annuitant, if the Contract is owned by a non-natural person.

We will pay the death benefit to the new Contract owner as determined immediately after the death. The new Contract owner would be a surviving Contract owner or, if none, the Beneficiary.

A claim for a distribution on death must include Due Proof of Death. We will accept the following documentation as "Due Proof of Death":

     o    a certified copy of a death certificate,
     o a certified copy of a decree of a court of competent jurisdiction as to the funding of death, or
     o    any other proof acceptable to us.


Death Benefit Amount

Prior to the Payout Start Date, the death benefit is equal to the greatest of:

     1) the Contract Value as of the date we determine the value of the death benefit, or

     2) the Settlement Value (that is, the amount payable on a full withdrawal of Contract Value) on the date we determine the value of the death benefit, or

     3) the Contract Value on each Death Benefit Anniversary prior to the date we determine the death benefit, increased by purchase payments made since that Death Benefit Anniversary and reduced by an adjustment for any partial withdrawals since that Death Benefit Anniversary. A "Death Benefit Anniversary" is every seventh Contract Anniversary beginning with the Issue Date. For example, the Issue Date, 7th and 14th Contract Anniversaries are the first 3 Death Benefit Anniversaries.

The withdrawal adjustment is equal to (a) divided by (b), with the result multiplied by (c), where:

     (a)  is the withdrawal amount;

     (b)  is the Contract Value immediately prior to the withdrawal; and

     (c) is the Contract value on the Death Benefit Anniversary adjusted by any prior purchase payments or withdrawals made since that Anniversary.


Enhanced Death Benefit RIDER

If the Contract owner is a living individual, the enhanced death benefit applies only for the death of the Contract owner. If the Contract owner is not a living individual, the enhanced death benefit applies only for the death of the Annuitant. For Contracts with the Enhanced Death Benefit Rider, the death benefit will be the greatest of (1) through (3) above, or (4) the enhanced death benefit. The enhanced death benefit is equal to the greater of the Enhanced Death Benefit A or Enhanced Death Benefit B. Enhanced Death Benefit B may not be available in all states.

That enhanced death benefit will never be greater than the maximum death benefit allowed by any nonforfeiture laws that govern the Contract.

Enhanced Death Benefit A. At issue, Enhanced Death Benefit A is equal to the initial purchase payment. After issue, Enhanced Death Benefit A is the greatest of the Anniversary Values as of the date we determine the death benefit. The "Anniversary Value" is equal to the Contract Value on a Contract Anniversary, increased by purchase payments made since that Anniversary and reduced by an adjustment for any partial withdrawals since that Anniversary. The adjustment is equal to (a) divided by (b), and the result multiplied by (c) where:

          (a)  is the withdrawal amount,
          (b)  is the Contract Value immediately prior to the withdrawal, and
          (c) is the Contract Value on that Contract Anniversary adjusted by any prior purchase payments and withdrawals since that Contract Anniversary.

We will calculate Anniversary Values for each Contract Anniversary prior to the oldest Contract owner's or the Annuitant's, if the Contract owner is not a natural person, 80th birthday.

Enhanced Death Benefit B. The Enhanced Death Benefit B is equal to total purchase payments made reduced by a withdrawal adjustment, as defined below. Each purchase payment and each withdrawal adjustment will accumulate daily at a rate equivalent to 5% per year until the earlier of:

     o    the date we determine the death benefit, or
     o the first day of the month following the oldest Contract owner's or, if the Contract owner is not a natural person, the Annuitant's, 85th birthday.

          The adjustment is equal to (a) divided by (b), and the result multiplied by (c) where:

          (a)  the withdrawal amount,
          (b)  is the Contract Value immediately prior to the withdrawal, and
          (c)  is the most recently calculated enhanced death benefit.


Enhanced Death and Income Benefit Combination RIDER

You may elect not to choose the Enhanced Death Benefit Rider and may instead choose the Enhanced Death and Income Benefit Combination Rider.

The enhanced death benefit portion of the Enhanced Death and Income Benefit Combination Rider is as described above under "Enhanced Death Benefit Rider Enhanced Death Benefit B."

The enhanced income benefit defines a minimum amount applied to the Payout Phase. This minimum amount is equal to the value the enhanced death benefit would be on the Payout Start Date.

The enhanced income benefit will apply if the Contract owner elects a Payout Start Date that:

     o    is on or after the tenth Contract Anniversary, and

     o    is prior to the Annuitant's age 90.

On the Payout Start Date, you may apply the greater of the Contract Value or the enhanced income benefit to the Payout Phase of the Contract. No Market Value Adjustment will be applied to the enhanced income benefit amount. The enhanced income benefit will only apply if the Income Plan selected provides payments guaranteed for either a single or joint lives with a period certain of at least:

     o 10 years, if the youngest Annuitant's age is 80 or less on the date the amount is applied; or

     o 5 years, if the youngest Annuitant's age is greater than 80 on the date the amount is applied.

If, however, you apply the Contract Value and not the enhanced income benefit to the Income Plan, then you may select any Income Plan we offer at that time.


Death Benefit Payments

A death benefit will be paid:

     1) if the Contract owner elects to receive the death benefit distributed in a single payment within 180 days of the date of death, and

     2) if the death benefit is paid as of the day the value of the death benefit is determined. Otherwise, the Settlement Value will be paid. We are currently waiving the 180 day limit, but we reserve the right to enforce the limitation in the future.

In any event, the entire value of the Contract must be distributed within 5 years after the date of death unless an Income Plan is elected or a surviving spouse continues the Contract in accordance with the provisions described below.

If the Contract owner eligible to receive the distribution upon death is not a natural person, the Contract owner may elect to receive the distribution upon death in one or more distributions.

If the Contract owner is a natural person, the Contract owner may elect to receive the distribution upon death either in one or more distributions or by periodic payments through an Income Plan. Payments from the Income Plan must begin within one year of the date of death and must be payable throughout:

     o    the life of the Contract owner; or

     o    a period not to exceed the life expectancy of the Contract owner; or

     o the life of the Contract owner with payments guaranteed to a period not to exceed the life expectancy of the Contract owner.

If the surviving spouse of the deceased Contract owner is the new Contract owner, then the spouse may elect one of the options listed above or may continue the Contract in the Accumulation Phase as if the death had not occurred. If the Contract is continued in the Accumulation Phase, the surviving spouse may make a single withdrawal of any amount within 1 year of the date of death without incurring a withdrawal charge or Market Value Adjustment.

MORE INFORMATION

--------------------------------------------------------------------------------



GLENBROOK

Glenbrook is the issuer of the Contract. Glenbrook is a stock life insurance company organized under the laws of the State of Arizona in 1998. Previously, Glenbrook was organized under the laws of the State of Illinois in 1992.
Glenbrook was originally organized under the laws of the State of Indiana in 1965. From 1965 to 1983 Glenbrook was known as "United Standard Life Assurance Company" and from 1983 to 1992 as "William Penn Life Assurance Company of America."

Glenbrook is currently licensed to operate in the District of Columbia and all states except New York. We intend to offer the Contract in those jurisdictions in which we are licensed. Our home office is located at 3100 Sanders Road, Northbrook, Illinois, 60062.

Glenbrook is a wholly owned subsidiary of Allstate Life Insurance Company ("Allstate Life"), a stock life insurance company incorporated under the laws of the State of Illinois. Allstate Life is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company incorporated under the laws of Illinois. All of the outstanding capital stock of Allstate Insurance Company is owned by The Allstate Corporation.

Glenbrook and Allstate Life entered into a reinsurance agreement effective June 5, 1992. Under the reinsurance agreement, Allstate Life reinsures substantially all of Glenbrook's liabilities under its various insurance contracts. The reinsurance agreement provides us with financial backing from Allstate Life. However, it does not create a direct contractual relationship between Allstate Life and you. In other words, the obligations of Allstate Life under the reinsurance agreement are to Glenbrook; Glenbrook remains the sole obligor under the Contract to you.

Several independent rating agencies regularly evaluate life insurers' claims-paying ability, quality of investments, and overall stability. A.M. Best Company assigns A+ (Superior) to Allstate Life which automatically reinsures all net business of Glenbrook. A.M. Best Company also assigns Glenbrook the rating of A+(r) because Glenbrook automatically reinsures all net business with Allstate Life. Standard & Poor's Insurance Rating Services assigns an AA+ (Very Strong) financial strength rating and Moody's assigns an Aa2 (Excellent) financial strength rating to Glenbrook. Glenbrook shares the same ratings of its parent, Allstate Life. These ratings do not reflect the investment performance of the Variable Account. We may from time to time advertise these ratings in our sales literature.


THE VARIABLE ACCOUNT

Glenbrook established the Glenbrook Life Multi-Manager Variable Account on January 15, 1996. We have registered the Variable Account with the SEC as a unit investment trust. The SEC does not supervise the management of the Variable Account or Glenbrook.

We own the assets of the Variable Account. The Variable Account is a segregated asset account under Arizona law. That means we account for the Variable Account's income, gains and losses separately from the results of our other operations. It also means that only the assets of the Variable Account that are in excess of the reserves and other Contract liabilities with respect to the Variable Account are subject to liabilities relating to our other operations. Our obligations arising under the Contracts are general corporate obligations of Glenbrook.

The Variable Account consists of 44 Variable Sub-Accounts, of which 41 are currently available for investment. Each Variable Sub-Account invests in a corresponding Portfolio. We may add new Variable Sub-Accounts or eliminate one or more of them, if we believe marketing, tax, or investment conditions so warrant. We may also add other Variable Sub-Accounts that may be available under other variable annuity contracts. We do not guarantee the investment performance of the Variable Account, its Sub-Accounts or the Portfolios. We may use the Variable Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Variable Account.


THE PORTFOLIOS

Dividends  and  Capital  Gain  Distributions.   We  automatically  reinvest  all
dividends and capital gains distributions from the Portfolios in shares of the distributing Portfolio at their net asset value.

Voting Privileges. As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Variable Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. Based on our present view of the law, we will vote the shares of the Portfolios that we hold directly or indirectly through the Variable Account in accordance with instructions that we receive from Contract owners entitled to give such instructions.

As a general rule, before the Payout Start Date, the Contract owner or anyone with a voting interest is the person entitled to give voting instructions. The number of shares that a person has a right to instruct will be determined by dividing the Contract Value allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Portfolio as of the record date of the meeting. After the Payout Start Date the person receiving income payments has the voting interest. The payee's number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Portfolio. The votes decrease as income payments are made and as the reserves for the Contract decrease.

We will vote shares attributable to Contracts for which we have not received instructions, as well as shares attributable to us, in the same proportion as we vote shares for which we have received instructions, unless we determine that we may vote such shares in our own discretion. We will apply voting instructions to abstain on any item to be voted upon on a pro-rata basis to reduce the votes eligible to be cast.

We reserve the right to vote Portfolio shares as we see fit without regard to voting instructions to the extent permitted by law. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report we send to you.

Changes in Portfolios. If the shares of any of the Portfolios are no longer available for investment by the Variable Account or if, in our judgment, further investment in such shares is no longer desirable in view of the purposes of the Contract, we may eliminate that Portfolio and substitute shares of another eligible investment fund. Any substitution of securities will comply with the requirements of the Investment Company Act of 1940. We also may add new Variable Sub-Accounts that invest in additional mutual funds. We will notify you in advance of any change.

Conflicts of Interest. Certain of the Portfolios sell their shares to separate accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance separate accounts and variable annuity separate accounts to invest in the same Portfolio. The boards of directors of these Portfolios monitor for possible conflicts among separate accounts buying shares of the Portfolios. Conflicts could develop for a variety of reasons. For example, differences in treatment under tax and other laws or the failure by a separate account to comply with such laws could cause a conflict. To eliminate a conflict, a Portfolio's board of directors may require a separate account to withdraw its participation in a Portfolio. A Portfolio's net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a separate account withdrawing because of a conflict.


THE CONTRACT

Distribution. Allstate Life Financial Services ("ALFS"), located at 3100 Sanders Road, Northbrook, IL 60062-7154, serves as distributor of the Contracts. ALFS is a wholly owned subsidiary of Allstate Life Insurance Company. ALFS is a registered broker dealer under the Securities and Exchange Act of 1934, as amended ("Exchange Act"), and is a member of the National Association of Securities Dealers, Inc. ALFS also is registered as an investment adviser under the Investment Advisers Act, as amended.

We will pay commissions to broker-dealers who sell the contracts. Commissions paid may vary, but we estimate that the total commissions paid on all Contract sales will not exceed 8% of all purchase payments. These commissions are intended to cover distribution expenses. Sometimes, we also pay the broker-dealer a persistency bonus in addition to the standard commissions. A persistency bonus is not expected to exceed 0.25%, on an annual basis, of the Contract Values considered in connection with the bonus. In some states, Contracts may be sold by representatives or employees of banks which may be acting as broker-dealers without separate registration under the Securities Exchange Act of 1934, pursuant to legal and regulatory exceptions.

Glenbrook does not pay ALFS a commission for distribution of the Contracts. The underwriting agreement with ALFS provides that we will reimburse ALFS for any liability to Contract owners arising out of services rendered or Contracts issued.

Administration. We have primary responsibility for all administration of the Contracts and the Variable Account.
We provide the following administrative services, among others:

     o     issuance of the Contracts;
     o     maintenance of Contract owner records;
     o     Contract owner services;
     o     calculation of unit values;
     o     maintenance of the Variable Account; and
     o     preparation of Contract owner reports.

We will send you Contract statements at least annually. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we reserve the right to make the adjustment as of the date that we receive notice of the potential error.

We also will provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.


QUALIFIED PLANS

If you use the Contract with a qualified plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information.


LEGAL MATTERS

Freedman, Levy, Kroll & Simonds, Washington, D.C., has advised Glenbrook on certain federal securities law matters. All matters of state insurance law pertaining to the Contracts, including the validity of the Contracts and Glenbrook's right to issue such Contracts under state insurance law, have been passed upon by Michael J. Velotta, General Counsel of Glenbrook.


YEAR 2000

Glenbrook is heavily dependent upon complex computer systems for all phases of its operations, including customer service, and policy and contract administration. Since many of Glenbrook's older computer software programs recognize only the last two digits of the year in any date, some software may fail to operate properly in or after the year 1999, if the software is not reprogrammed or replaced ("Year 2000 Issue"). Glenbrook believes that many of its counterparties and suppliers also have Year 2000 Issues which could affect Glenbrook. In 1995, Allstate Insurance Company commenced a plan intended to mitigate and/or prevent the adverse effects of Year 2000 Issues. These strategies include normal development and enhancement of new and existing systems, upgrades to operating systems already covered by maintenance agreements and modifications to existing systems to make them Year 2000 compliant. The plan also includes Glenbrook actively working with its major external counterparties and suppliers to assess their compliance efforts and Glenbrook's exposure to them. Glenbrook presently believes that it will resolve the Year 2000 Issue in a timely manner, and the financial impact will not materially affect its results of operations, liquidity or financial position.
Year 2000 costs are and will be expensed as incurred.

TAXES

--------------------------------------------------------------------------------


The following discussion is general and is not intended as tax advice. Glenbrook makes no guarantee regarding the tax treatment of any Contract or transaction involving a Contract.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.

Taxation of Annuities in General

Tax Deferral. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

     1)   the Contract owner is a natural person,

     2) the investments of the Variable Account are "adequately diversified" according to Treasury Department regulations, and

     3) Glenbrook is considered the owner of the Variable Account assets for federal income tax purposes.

Non-natural Owners. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts is taxed as ordinary income received or accrued by the owner during the taxable year. Please see the Statement of Additional Information for a discussion of several exceptions to the general rule for Contracts owned by non-natural persons.

Diversification Requirements. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be "adequately diversified" consistent with standards under Treasury Department regulations. If the investments in the Variable Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract owner during the taxable year. Although Glenbrook does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.

Ownership Treatment. The IRS has stated that you will be considered the owner of Variable Account assets if you possess incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury Department announced that the regulations do not provide guidance concerning circumstances in which investor control of separate account investments may cause an investor to be treated as the owner of the separate account. The Treasury Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.

Your rights under the Contract are different than those described by the IRS in rulings in which it found that contract owners were not owners of separate account assets. For example, you have the choice to allocate premiums and Contract Values among more investment alternatives. Also, you may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Variable Account. If this occurs, income and gain from the Variable Account assets would be includible in your gross income. Glenbrook does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Variable Account. However, we make no guarantee that such modification to the Contract will be successful.

Taxation of Partial and Full Withdrawals. If you make a partial withdrawal under a non-Qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the Contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a partial withdrawal under a Qualified Contract, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions, after tax contributions to qualified plans) bears to the Contract Value, is excluded from your income. If you make a full withdrawal under a non-Qualified Contract or a Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions. "Qualified distributions" from Roth IRAs are not included in gross income. "Qualified distributions" are any distributions made more than 5 taxable years after the taxable year of the first contribution to any Roth IRA and which are:

     o    made on or after the date the individual attains age 59 1/2,
     o    made to a beneficiary after the Contract owner's death,
     o    attributable to the Contract owner being disabled, or
     o for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Except for certain Qualified Contracts, any amount you receive as a loan under a Contract, and any assignment or pledge (or agreement to assign or pledge) of the Contract Value is treated as a withdrawal of such amount or portion.

Taxation of Annuity Payments. Generally, the rule for income taxation of annuity payments received from a non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

Taxation of Annuity Death Benefits. Death of a Contract owner, or death of the Annuitant if the Contract is owned by a non-natural person, will cause a distribution of death benefits from a Contract. Generally, such amounts are included in income as follows:

     1) if distributed in a lump sum, the amounts are taxed in the same manner as a full withdrawal, or

     2) if distributed under an annuity option, the amounts are taxed in the same manner as an annuity payment. Please see the Statement of Additional Information for more detail on distribution at death requirements.

Penalty Tax on Premature Distributions. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

     1)   made on or after the date the Contract owner attains age 59 1/2;
     2)   made as a result of the Contract owner's death or disability;
     3) made in substantially equal periodic payments over the Contract owner's life or life expectancy,
     4) made under an immediate annuity, or 5) attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine if any other exceptions to the penalty apply to your situation. Similar exceptions may apply to distributions from Qualified Contracts.

Aggregation of Annuity Contracts. All non-qualified deferred annuity contracts issued by Glenbrook (or its affiliates) to the same Contract owner during any calendar year will be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.


Tax Qualified Contracts

Contracts may be used as investments with certain qualified plans such as:

     o Individual Retirement Annuities or Accounts (IRAs) under Section 408 of the Code;
     o    Roth IRAs under Section 408A of the Code;
     o    Simplified Employee Pension Plans under Section 408(k) of the Code;
     o    Savings  Incentive  Match  Plans for  Employees  (SIMPLE)  Plans under
          Section 408(p) of the Code;
     o    Tax Sheltered Annuities under Section 403(b) of the Code;
     o    Corporate and Self Employed Pension and Profit Sharing Plans; and
     o State and Local Government and Tax-Exempt Organization Deferred Compensation Plans.

In the case of certain qualified plans, the terms of the plans may govern the right to benefits, regardless of the terms of the Contract.

Restrictions Under Section 403(b) Plans. Section 403(b) of the Tax Code provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any Contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only:

     1)   on or after the date of employee

          o    attains age 59 1/2,
          o    separates from service,
          o    dies,
          o    becomes disabled, or

     2) on account of hardship (earnings on salary reduction contributions may not be distributed on the account of hardship).

These limitations do not apply to withdrawals where Glenbrook is directed to transfer some or all of the Contract Value to another 403(b) plan.

Income Tax Withholding

Glenbrook is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a "direct rollover" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Qualified Contracts, excluding IRAs, with the exception of:

      1) required minimum distributions, or

      2) a series of substantially equal periodic payments made over a period of at least 10 years, or,

      3) over the life (joint lives) of the participant (and beneficiary).

Glenbrook may be required to withhold federal and state income taxes on any distributions from non-Qualified Contracts or Qualified Contracts that are not eligible rollover distributions, unless you notify us of your election to not have taxes withheld.

ANNUAL REPORTS AND OTHER DOCUMENTS


--------------------------------------------------------------------------------


Glenbrook's annual report on Form 10-K for the year ended December 31, 1998 is incorporated herein by reference, which means that it is legally a part of this prospectus.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR" system using the identifying number CIK No. 0001007285. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents) , please write or call us at or P.O. Box 94042, Palatine, IL 60094 (telephone :
1-800-755-5275).

EXPERTS

The financial statements and financial statement schedules of Glenbrook at December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 included in Glenbrook's Annual Report on Form 10-K, which is incorporated herein by reference, have been examined by Deloitte & Touche LLP, independent accountants, whose reports thereon also are incorporated herein by reference. Such financial statements and financial statement schedules have been incorporated herein by reference in reliance upon the reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

PERFORMANCE INFORMATION

--------------------------------------------------------------------------------



We may advertise the performance of the Variable Sub-Accounts, including yield and total return information. Total return represents the change, over a specified period of time, in the value of an investment in a Variable Sub-Account after reinvesting all income distributions. Yield refers to the income generated by an investment in a Variable Sub-Account over a specified period.

All performance advertisements will include, as applicable, standardized yield and total return figures that reflect the deduction of insurance charges, the contract maintenance charge, and withdrawal charge. Performance advertisements also may include total return figures that reflect the deduction of insurance charges, but not the contract maintenance or withdrawal charges. The deduction of such charges would reduce the performance shown. In addition, performance advertisements may include aggregate average, year-by-year, or other types of total return figures.

Performance information for periods prior to the inception date of the Variable Sub-Accounts will be based on the historical performance of the corresponding Portfolios for the periods beginning with the inception dates of the Portfolios and adjusted to reflect current Contract expenses. You should not interpret these figures to reflect actual historical performance of the Variable Account.

We may include in advertising and sales materials tax deferred compounding charts and other hypothetical illustrations that compare currently taxable and tax deferred investment programs based on selected tax brackets. Our advertisements also may compare the performance of our Variable Sub-Accounts with: (a) certain unmanaged market indices, including but not limited to the Dow Jones Industrial Average, the Standard & Poor's 500, and the Shearson Lehman Bond Index; and/or (b) other management investment companies with investment objectives similar to the underlying funds being compared. In addition, our advertisements may include the performance ranking assigned by various publications, including the Wall Street Journal, Forbes, Fortune, Money, Barron's, Business Week, USA Today, and statistical services, including Lipper Analytical Services Mutual Fund Survey, Lipper Annuity and Closed End Survey, the Variable Annuity Research Data Survey, and SEI.

                                   APPENDIX A
            Accumulation Unit Value and Number of Accumulation Units Outstanding for Each Variable Sub-Account Since Inception




                                                            With       With Enhanced
                                                          Enhanced      Death and
                                                           Death      Income Benefit
For the Years Beginning January 1* and Ended     Basic     Benefit      Combination
December 31, 1998                                 Policy    Rider          Rider
                                                  ------   -----     ---------------



AIM V.I. BALANCED SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period      $10.000   $10.000     $10.000
Accumulation Unit Value, End of Period            $10.736   $10.733     $10.730
Number of Units Outstanding, End of Period           0         0           403

AIM V.I. CAPITAL APPRECIATION SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period      $10.000   $10.000     $10.000
Accumulation Unit Value, End of Period            $11.397   $11.394     $11.390
Number of Units Outstanding, End of Period           0          369        1458


AIM V.I. DIVERSIFIED INCOME SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period      $10.000   $10.000     $10.000
Accumulation Unit Value, End of Period            $10.224   $10.220     $10.217
Number of Units Outstanding, End of Period           0         0           0

AIM V.I. GLOBAL UTILITIES SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period      $10.000   $10.000     $10.000
Accumulation Unit Value, End of Period            $10.730   $10.726     $10.723
Number of Units Outstanding, End of Period           0         0           0

AIM V.I. GOVERNMENT SECURITIES SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period      $10.000   $10.000     $10.000
Accumulation Unit Value, End of Period            $10.387   $10.384     $10.381
Number of Units Outstanding, End of Period           0         0           0

AIM V.I. GROWTH SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period      $10.000   $10.000     $10.000
Accumulation Unit Value, End of Period            $11.833   $11.829     $11.825
Number of Units Outstanding, End of Period           0         0            383

AIM V.I. GROWTH AND INCOME SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period      $10.000   $10.000     $10.000
Accumulation Unit Value, End of Period            $11.368   $11.365     $11.361
Number of Units Outstanding, End of Period           0         0           0

AIM V.I. HIGH YIELD SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period      $10.000   $10.000     $10.000
Accumulation Unit Value, End of Period            $10.318   $10.315     $10.311
Number of Units Outstanding, End of Period           0         0           0

AIM V.I. INTERNATIONAL EQUITY SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period      $10.000   $10.000     $10.000
Accumulation Unit Value, End of Period            $10.688   $10.684     $10.681
Number of Units Outstanding, End of Period           0         0           0

AIM V.I. VALUE SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period      $10.000   $10.000     $10.000
Accumulation Unit Value, End of Period            $11.526   $11.522     $11.519
Number of Units Outstanding, End of Period           0         0           0

AMERICAN CENTURY VP INTERNATIONAL SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period      $10.000   $10.000     $10.000
Accumulation Unit Value, End of Period            $10.978   $10.974     $10.971
Number of Units Outstanding, End of Period           0         0           0

AMERICAN CENTURY VP BALANCED SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period      $10.000   $10.000     $10.000
Accumulation Unit Value, End of Period            $10.607   $10.604     $10.600
Number of Units Outstanding, End of Period           0         0           0

DREYFUS STOCK INDEX SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period      $10.000   $10.000     $10.000
Accumulation Unit Value, End of Period            $10.878   $10.875     $10.871
Number of Units Outstanding, End of Period           0         0            402

DREYFUS SOCIALLY RESPONSIBLE GROWTH SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period      $10.000   $10.000     $10.000
Accumulation Unit Value, End of Period            $10.793   $10.789     $10.786
Number of Units Outstanding, End of Period           0         0           0

VIF SMALL COMPANY STOCK SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period      $10.000   $10.000     $10.000
Accumulation Unit Value, End of Period            $10.665   $10.661     $10.658
Number of Units Outstanding, End of Period           0          238         477

VIF GROWTH AND INCOME SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period      $10.000   $10.000     $10.000
Accumulation Unit Value, End of Period            $10.652   $10.649     $10.645
Number of Units Outstanding, End of Period           0         0           0

VIF MONEY MARKET SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period      $10.000   $10.000     $10.000
Accumulation Unit Value, End of Period            $10.051   $10.048     $10.045
Number of Units Outstanding, End of Period           0         0           0

FIDELITY VIP GROWTH SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period      $10.000   $10.000     $10.000
Accumulation Unit Value, End of Period            $11.205   $11.201     $11.198
Number of Units Outstanding, End of Period            228        83        0

FIDELITY VIP II CONTRAFUND SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period      $10.000   $10.000     $10.000
Accumulation Unit Value, End of Period            $11.664   $11.660     $11.656
Number of Units Outstanding, End of Period           0         0            384

FIDELITY VIP HIGH INCOME SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period      $10.000   $10.000     $10.000
Accumulation Unit Value, End of Period            $10.436   $10.433     $10.430
Number of Units Outstanding, End of Period           0         0           0

FIDELITY VIP EQUITY-INCOME SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period      $10.000   $10.000     $10.000
Accumulation Unit Value, End of Period            $10.483   $10.479     $10.476
Number of Units Outstanding, End of Period           0         0           0

GOLDMAN SACHS GROWTH AND INCOME SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period      $10.000   $10.000     $10.000
Accumulation Unit Value, End of Period            $ 9.946   $ 9.942     $ 9.939
Number of Units Outstanding, End of Period           0         0            419

GOLDMAN SACHS CORE U.S. EQUITY SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period      $10.000   $10.000     $10.000
Accumulation Unit Value, End of Period            $10.900   $10.897     $10.893
Number of Units Outstanding, End of Period           0         0            402

GOLDMAN-SACHS CORE LARGE CAP GROWTH SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period      $10.000   $10.000     $10.000
Accumulation Unit Value, End of Period            $11.299   $11.296     $11.292
Number of Units Outstanding, End of Period           0         0           0

GOLDMAN SACHS CORE SMALL CAP EQUITY SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period      $10.000   $10.000     $10.000
Accumulation Unit Value, End of Period            $10.605   $10.602     $10.599
Number of Units Outstanding, End of Period           0         0           0

GOLDMAN SACHS CAPITAL GROWTH SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period      $10.000   $10.000     $10.000
Accumulation Unit Value, End of Period            $11.103   $11.099     $11.096
Number of Units Outstanding, End of Period           0         0           0

GOLDMAN SACHS MID CAP EQUITY SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period      $10.000   $10.000     $10.000
Accumulation Unit Value, End of Period            $ 9.984   $ 9.980     $ 9.977
Number of Units Outstanding, End of Period           0           508       0

GOLDMAN SACHS INTERNATIONAL EQUITY SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period      $10.000   $10.000     $10.000
Accumulation Unit Value, End of Period            $10.849   $10.846     $10.842
Number of Units Outstanding, End of Period           0         0           0

GOLDMAN SACHS GLOBAL INCOME SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period      $10.000   $10.000     $10.000
Accumulation Unit Value, End of Period            $ 9.674   $ 9.671     $ 9.668
Number of Units Outstanding, End of Period           0         0           0

MORGAN STANLEY FIXED INCOME SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period      $10.000   $10.000     $10.000
Accumulation Unit Value, End of Period            $10.158   $10.155     $10.152
Number of Units Outstanding, End of Period           0         0           0

MORGAN STANLEY EQUITY GROWTH SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period      $10.000   $10.000     $10.000
Accumulation Unit Value, End of Period            $10.948   $10.945     $10.941
Number of Units Outstanding, End of Period           0         0            404

MORGAN STANLEY VALUE SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period      $10.000   $10.000     $10.000
Accumulation Unit Value, End of Period            $ 9.957   $ 9.954    $ 9. 951
Number of Units Outstanding, End of Period           0         0           0

MORGAN STANLEY MID CAP VALUE SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period      $10.000   $10.000     $10.000
Accumulation Unit Value, End of Period            $10.967   $10.964     $10.960
Number of Units Outstanding, End of Period           0         0            397

MORGAN STANLEY U.S. REAL ESTATE SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period      $10.000   $10.000     $10.000
Accumulation Unit Value, End of Period            $10.181   $10.177     $10.174
Number of Units Outstanding, End of Period           0         0           0

MORGAN STANLEY GLOBAL SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period      $10.000   $10.000     $10.000
Accumulation Unit Value, End of Period            $10.436   $10.433     $10.429
Number of Units Outstanding, End of Period           0          244        0

MORGAN STANLEY INTERNATIONAL MAGNUM SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period      $10.000   $10.000     $10.000
Accumulation Unit Value, End of Period            $10.390   $10.387     $10.383
Number of Units Outstanding, End of Period           0         0           0

MFS EMERGING GROWTH SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period      $10.000   $10.000     $10.000
Accumulation Unit Value, End of Period            $11.955   $11.951     $11.947
Number of Units Outstanding, End of Period           0         0            374

MFS GROWTH AND INCOME SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period      $10.000   $10.000     $10.000
Accumulation Unit Value, End of Period            $10.817   $10.814     $10.811
Number of Units Outstanding, End of Period           0         0           0

MFS NEW DISCOVERY SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period      $10.000   $10.000     $10.000
Accumulation Unit Value, End of Period            $11.388   $11.384     $11.381
Number of Units Outstanding, End of Period           0         0           0

NEUBERGER & BERMAN AMT GUARDIAN SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period      $10.000   $10.000     $10.000
Accumulation Unit Value, End of Period            $10.812   $10.808     $10.805
Number of Units Outstanding, End of Period           0         0           0

NEUBERGER & BERMAN AMT PARTNERS SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period      $10.000   $10.000     $10.000
Accumulation Unit Value, End of Period            $10.310   $10.307     $10.304
Number of Units Outstanding, End of Period           0         0           0

NEUBERGER & BERMAN AMT MID-CAP GROWTH
SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period      $10.000   $10.000     $10.000
Accumulation Unit Value, End of Period            $12.130   $12.126     $12.122
Number of Units Outstanding, End of Period           0         0           0

* All Variable Sub-Accounts commenced operations on November 10, 1998. The Enhanced Death Benefit Rider and Enhanced Death and Income Benefit Combination Rider have been available since the Contracts were first offered. The Accumulation Unit Values in the first, second and third columns reflect mortality and expense risk charges of 1.05%, 1.27%, and 1.49% respectively, and, in each case, an administrative expense charge of 0.10%.

                                   APPENDIX B

                             MARKET VALUE ADJUSTMENT

The Market Value Adjustment is based on the following:

I = the Treasury Rate for a maturity equal to the Guarantee Period for the week preceding the establishment of the Guarantee Period.

N = the number of whole and partial years from the date we receive the withdrawal, transfer, or death benefit request, or from the Payout Start Date to the end of the Guarantee Period.

J = the Treasury Rate for a maturity equal to the Guarantee Period for the week preceding the receipt of the withdrawal, transfer, death benefit, or income payment request. If a Note with a maturity of the original Guarantee Period is not available, we will use a weighted average.

Treasury Rate means the U.S. Treasury Note Constant Maturity yield as reported in Federal Reserve Bulletin Release H.15.

The Market Value Adjustment factor is determined from the following formula:

                                 .9 x (I-J) x N

To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount transferred, withdrawn (in excess of the Free Withdrawal Amount), paid as a death benefit, or applied to an Income Plan from a Guarantee Period at any time other than during the 30 day period after such Guarantee Period expires.




                       EXAMPLES OF MARKET VALUE ADJUSTMENT

Purchase Payment:        $10,000 allocated to a Guarantee Period
Guarantee Period:        5 years
Interest Rate:           4.50%
Full Withdrawal:         End of Contract Year 3


NOTE:  These examples assume that premium taxes are not applicable.

                  EXAMPLE 1: (Assumes Declining Interest Rates)

Step 1:  Calculate  Contract  Value at End of          = 10,000.00 x (1.045)3= $11,411.66
Contract Year 3:

Step 2: Calculate the Free Withdrawal Amount:          = .15 x (10,000.00) = $1,500.00

Step 3: Calculate the Withdrawal Charge:               =  .05 x (10,000.00 - 1,500.00) =
                                                          $425.00

Step   4:    Calculate   the   Market   Value
Adjustment:                                                 I = 4.50%

                                                            J = 4.20%

                                                            N = 730 days = 2
                                                                ---
                                                                365 days

                                                       Market Value Adjustment  Factor: .9 x (I-J) x N

                                                       = .9 x (.045 - .042) x 2 = .0054



                                                       Market  Value   Adjustment  =  Market
                                                       Value  Adjustment   Factor  x  Amount
                                                       Subject to Market Value Adjustment:

                                                       =  .0054 x (11,411.66  - 1,500) = $53.52

Step 5:  Calculate  the  amount  received  by
Contract   owner   as  a   result   of   full
withdrawal at the end of Contract Year 3:              =   11,411.66  -  425.00  +  53.52  = $11,040.18

                   EXAMPLE 2: (Assumes Rising Interest Rates)

Step 1:  Calculate  Contract  Value at End of           = 10,000.00 x (1.045)3 = $11,411.66
Contract Year 3:

Step 2: Calculate the Free Withdrawal Amount:          = .15 x (10,000.00) = $1,500.00

Step 3: Calculate the Withdrawal Charge:               =  .05 x  (10,000.00  -  1,500.00)  = $425.00

Step   4:    Calculate   the   Market   Value
Adjustment:                                                  I = 4.50%

                                                             J = 4.80%

                                                             N = 730 days = 2
                                                                 365 days



                                                        Market Value Adjustment  Factor: .9 x (I-J) x N

                                                        = .9 x (.045 - .048) x (2) = -.0054


                                                       Market  Value   Adjustment  =  Market
                                                       Value  Adjustment   Factor  x  Amount
                                                       Subject to Market Value Adjustment:

                                                       =  -.0054  x  (11,411.66  -  1,500) = -$53.52

Step 5:  Calculate  the  amount  received  by
Contract   owner   as  a   result   of   full
withdrawal at the end of Contract Year 3:              = 11,411.66  -  425.00  -  53.52  = $10,933.14


                                TABLE OF CONTENTS

          Description                                     Page

          Additions, Deletions or Substitutions of
          Investments
          The Contract
                Purchases
                Tax-free Exchanges (1035 Exchanges,
          Rollovers and
                     Transfers)
          Performance Information
          Calculation of Accumulation Unit Values
          Calculation of Variable Income Payments
          General Matters
                Incontestability
                Settlements
                Safekeeping of the Variable Account's
                Assets
                Premium Taxes
                Tax Reserves
          Federal Tax Matters
          Qualified Plans
          Experts
          Financial Statements




                 -----------------------------------------------




This prospectus does not constitute an offering in any jurisdiction in which such offering may not lawfully be made. We do not authorize anyone to provide any information or representations regarding the offering described in this prospectus other than as contained in this prospectus.



                                  [back cover]

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The By-laws of Glenbrook Life and Annuity Company ("Registrant") provide that Registrant will indemnify its officers and directors for certain damages and expenses that may be incurred in the performance of their duty to Registrant. No indemnification is provided, however, when such person is adjudged to be liable for negligence or misconduct in the performance of his or her duty, unless indemnification is deemed appropriate by the court upon application.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit No.       Description

(1) Form of Underwriting Agreement (Incorporated herein by reference to Pre-Effective Amendment No. 2 to the Form N-4 Registration Statement of the Glenbrook Life Multi-Manager Variable Account of Glenbrook Life and Annuity Company (File No. 333-00999) dated August 23, 1996)

(2)  None

(4)(a) Contract and Application (Incorporated herein by reference to the Pre-Effective Amendment No. 2 to the Form N-4 Registration Statement of the Glenbrook Life Multi-Manager Valuable Account of Glenbrook Life and Annuity Company (File No. 333-00999) dated August 23, 1996)

(4)(b) Contract Endorsement (Incorporated herein by reference to Post-Effective Amendment No. 4 to the Form N-4 Registration Statement of the Glenbrook Life Multi-Manager Variable Account of Glenbrook Life and Annuity Company (File No. 333-00999) dated September 30, 1998)

(5)(a)  Opinion  of  General   Counsel  re:   Legality   (Previously   filed  in
     Pre-Effective Amendment No. 2 to this Registration Statement (File No. 333-00987) dated August 23, 1996)

(5)(b) Opinion of General Counsel re: Legality

(8)  None

(11) None

(12) None

(15) None

(23)(a) Independent Auditors' Consent

(23)(b) Consent of Freedman, Levy, Kroll & Simonds

(24)(a) Powers of Attorney (Previously filed in Pre-Effective Amendment No. 1 to this Registration Statement (File No. 333-00987) dated February 16, 1996)

(24)(b) Powers of Attorney for John R. Hunter and Kevin R. Slawin (Previously filed in Pre-Effective Amendment No. 2 to this Registration Statement (File No. 333-0987) dated August 23, 1996)

(24)(c) Power of Attorney for Keith A. Hauschildt (Previously filed in Post-Effective Amendment No. 1 to Registrant's Form S-1 Registration Statement (File No. 333-0987) dated April 1, 1997)

(24)(d) Power of Attorney for Thomas J. Wilson, II

(25) None

(26) None

(27) Not applicable.

(99) Form of Resolution of Board of Directors (Incorporated herein by reference to Post-Effective Amendment No. 1 to Registrant's Registration Statement (File No. 033-92842) dated April 9, 1996)

ITEM 17.  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

     (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii)to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof ) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

     (iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, Glenbrook Life and Annuity Company, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it will meet all of the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, and its seal to be hereunto affixed and attested, in the Township of Northfield, State of Illinois on the 27th day of April, 1999.

                           GLENBROOK LIFE AND ANNUITY COMPANY
                                      (REGISTRANT)

(SEAL)

Attest: /s/BRENDA D. SNEED              By: /s/MICHAEL J. VELOTTA
        ------------------                  ----------------------
        Brenda D. Sneed                     Michael J. Velotta
        Assistant Secretary                 Vice President, Secretary and
          and Assistant General Counsel       General Counsel


Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities indicated and on the 27th day of April, 1999.


*/LOUIS G. LOWER, II               Chairman of the Board, Chief
    Louis G. Lower, II             Executive Officer and Director
                                   (Principal Executive Officer)

/s/MICHAEL J. VELOTTA               Vice President, Secretary, General
   Michael J. Velotta                  Counsel and Director

*/THOMAS J. WILSON, II              Vice Chairman and Director
Thomas J. Wilson, II                   (Principal Operating Officer)

*/PETER H. HECKMAN                  President, Chief Operating Officer
    Peter H. Heckman                   and Director

*/JOHN R. HUNTER                    Director
    John R. Hunter

*/KEVIN R. SLAWIN                   Vice President and Director
   Kevin R. Slawin                     (Principal Financial Officer)

*/G. CRAIG WHITEHEAD                Vice President and Director
    G. Craig Whitehead

*/KEITH A. HAUSCHILDT               Assistant Vice President and Controller
    Keith A. Hauschildt               (Principal Accounting Officer)

*/ By Michael J. Velotta, pursuant to Powers of Attorney previously filed or filed herewith.

                                      EXHIBIT LIST

The following exhibits are filed herewith:

Exhibit No.                Description

(5)(b)                     Opinion of General Counsel re: Legality
(23)(a)                    Independent Auditors' Consent
(23)(b)                    Consent of Freedman, Levy, Kroll & Simonds
(24)(d)                    Power of Attorney for Thomas J. Wilson, II